                                 EXHIBIT 10.58

             REAL PROPERTY SUBLEASE AGREEMENT DATED NOVEMBER 2,1992
            BY AND BETWEEN THE COMPANY AND AT&T RESOURCE MANAGEMENT
             CORPORATION, AND MASTER LEASE DATED SEPTEMBER 23,1986
            BY AND BETWEEN AT&T RESOURCE MANAGEMENT CORPORATION AND
                   AMERICAN TELEPHONE AND TELEGRAPH COMPANY.

                               SUBLEASE AGREEMENT

                                 by and between

                     AT&T RESOURCE MANAGEMENT CORPORATION,

                             A New York corporation

                                      and

                  INTERNATIONAL MICROELECTRONIC PRODUCTS, INC.

                             A Delaware corporation

         The mailing, delivery or negotiation of this Sublease Agreement by Sublandlord or its agent or attorney shall not be deemed an offer by Sublandlord or Master Lessor to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease Agreement shall not be binding upon Sublandlord, nor shall Sublandlord have any obligations or liabilities or Subtenant any rights with respect thereto, or with respect to the Property, unless and until Sublandlord has executed and delivered this Sublease Agreement. Until such execution and delivery of this Sublease Agreement, Sublandlord may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.


                                   * * * *

                               TABLE OF CONTENTS

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1.   Sublease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
2.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
3.   Condition of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
4.   Sublease Subject to Prime Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
5.   Sublandlord's Obligations and Services   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
6.   Sublease Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
7.   Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
8.   Base Rent and Basement Space Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
9.   Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
9.1. Additional Rent - Operating Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
10.  Proration of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
11.  Use of the Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
12.  Use of Cafeteria   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
13.  Conference Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
14.  Use of Freight Elevator and Loading Dock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
15.  Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
16.  Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
17.  Repair and Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
18.  Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
19.  Eminent Domain   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       20





                                      (i)
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
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20.  Indemnity and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
21.  Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
22.  Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
23.  Sublandlord's Right to Perform   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
     Subtenant's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
24.  Security Deposit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
25.  Tenant Improvement Allowance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
26.  Tenant Improvement Work  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
27.  Surrender of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
28.  Holding Over   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
29.  Access to Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
30.  Signs and Logos  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
31.  Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
32.  Attornment by Subtenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
33.  Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
34.  Transfer of the Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
35.  Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
36.  Mortgagee Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
37.  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
38.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
39.  Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
40.  Utilities and Services   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
41.  Quitclaim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
42.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36





                                      (ii)
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
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43.  Sublandlord's Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
44.  Additional Structures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
45.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
46.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37





                                     (iii)

                               SUBLEASE AGREEMENT

                 THIS SUBLEASE AGREEMENT ("Sublease"), which is effective as of the ___ day of ___________, 1992, is entered into by and between AT&T Resource Management Corporation ("Sublandlord" or "AT&T-RMC"), a New York corporation, and International Microelectronic Products, Inc., ("Subtenant"), a Delaware corporation.

                 THIS SUBLEASE IS ENTERED on the basis of the following facts, intentions and understandings of the parties:

         A. Whereas, on September 23, 1986, AT&T-RMC entered a lease (the "Prime Lease"), under which AT&T-RMC was landlord and the American Telephone and Telegraph Company ("AT&T") was tenant, which lease concerned certain premises of which the premises demised herein comprise a part; and

         B. Whereas, AT&T-RMC has assigned the interest of landlord under the Prime Lease to Rosewood Associates, a California general partnership comprised of AT&T-RMC and The Prudential Insurance Company of America; and

         C. Whereas, AT&T has assigned the interest of tenant under the Prime Lease to AT&T-RMC; and

         D. Whereas, by reason of the assignment by AT&T, the interest of AT&T-RMC in the "Prime Lease" is that of tenant; and

         E. Whereas, Sublandlord desires to sublease the Premises (as defined in Section 2) to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, on all the terms, covenants and conditions hereinafter set forth.

                 NOW, THEREFORE, IN CONSIDERATION OF mutual covenants and promises of the parties, the parties hereto agree as follows:

                 1.       Sublease.

                 Sublandlord subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord, on all the terms, covenants and conditions set forth in this Sublease.

                 2.       Definitions.

                 The following definitions shall be applicable to this Sublease.

                 a. Additional Project Buildings. The term "Additional Project Buildings" shall mean the seven (7) buildings within the Project, exclusive of the Building, commonly known as (i) 4410 Rosewood Drive, Pleasanton, California, (ii) 4430 Rosewood Drive, Pleasanton, California, (iii) 4440 Rosewood Drive, Pleasanton, California, (iv) 4450 Rosewood Drive, Pleasanton, California, (v) 4460 Rosewood Drive, Pleasanton, California, (vi) 4400 Rosewood Drive, Pleasanton, California, and (vii) 4432 Rosewood Drive, Pleasanton, California. A diagram showing the locations of each of the Additional Project Buildings is attached hereto as Exhibit K. For purposes of this Sublease, Sublandlord and Subtenant agree that the Additional Project Buildings contain One Million Twenty-One Thousand Four Hundred Ninety Eight (1,021,498+) rentable square feet.

                 b. Association. The term Association shall mean the Hacienda Business Park Owners Association, and any successor thereto.

                 c. AT&T Center Rules. The term "AT&T Center Rules" shall mean the rules and regulations for the Project, as they may be amended from time to time. The AT&T Center Rules as of the date of this Sublease are attached as Exhibit A thereto.

                 d. Basement Space. The term "Basement Space" shall mean Subtenant's prorata share of basement space in the Building or in such Additional Project Buildings as Sublandlord may designate. Subtenant's prorata share of Basement Space shall be determined by applying Subtenant's Percentage Share of Project to the Twenty-Six Thousand Four Hundred Sixteen (26,416) rentable square feet of basement space in the Project.

                 e. Base Rent. The term "Base Rent" shall have the meaning set forth in Subsection 8a.

                 f. Base Year. The term "Base Year" shall mean the calendar year 1993.

                 g. Base Year Operating Expenses. The term "Base Year Operating Expenses" shall be comprised of Common Area Expenses, Real Property Taxes, and Building Expenses and shall be the greater of (i) the Stabilized Base Year Operating Expenses; or (ii) Eight Dollars and 10/100 ($8.10) per rentable square foot of the Premises.

                 h. Base Year Real Property Taxes. The term "Base Year Real Property Taxes" shall mean the Real Property Taxes during the Base Year, based on a fully assessed Project at ninety-five percent (95%) occupancy.

                 i. Brokers. The term "Brokers" shall mean Cushman Realty Corporation and Norris Beggs & Simpson.

                 j. Building. The term "Building" shall mean the building, commonly known as 4420 Rosewood Drive (Building 2), which is located on the Property. For purposes of this Sublease, Sublandlord and Subtenant agree that the Building contains One Hundred Sixty Three Thousand Nine Hundred Forty Three (163,943) rentable square feet.

                 k. Building Expenses. The term "Building Expenses" shall mean utilities, janitorial, maintenance and similar expenses for the Building (to the extent they are not separately metered within the Building) and shall be based on a Project at ninety-five percent (95%) occupancy.

                 l. CC&Rs. The terms "CC&Rs" shall mean the Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2), as amended by the First Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2) and Second Amendment to Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2), as further amended from time to time; and all rules and regulations promulgated thereunder.

                 m. Cafeteria. The term "Cafeteria" shall mean the cafeteria operated by Sublandlord within the Additional Project Building commonly known as 4432 Rosewood Drive, Pleasanton, California. The location of the Cafeteria is shown on Exhibit B. Sublandlord reserves the right from time to time during the term of the Sublease to reduce the size of the Cafeteria or to reduce the scope of the services offered. Food services will be available throughout the term of this Sublease.

                 n. Common Area Expenses. The term "Common Area Expenses" shall have the meaning set forth in Subsection 9.1(b).

                 o. Conference Facilities. The term "Conference Facilities" shall mean the conference facility operated by Sublandlord within the Additional Project Building commonly known as the Visitor Center Building. The location of the Conference Facilities is shown on Exhibit C. Sublandlord reserves the right from time to time during the term of the Sublease to reduce the size of the Conference Facilities or to reduce the scope of the services offered.

                 p. Hazardous Materials. The term "Hazardous Materials" shall have the meaning set forth in Subsection 15(c).

                 q. Interest Rate. The term "Interest Rate" shall have the meaning set forth in Subsection 7(b).

                 r. Land. The term "Land" shall mean the real property, described in Exhibit D, which consists of approximately Fifty-Eight and 79/100 (58.79+) acres and upon which the Building and the Additional Project Buildings are located.

                 s. Landlord. The term "Landlord" shall mean Rosewood Associates, or its successor.

                 t. Prime Lease. The term "Prime Lease" shall have the meaning set forth in Recital A. A copy of the Prime Lease, and Amendment thereto dated October 1, 1991, are attached hereto as Exhibit E. Subtenant acknowledges that the Prime Lease provides that Sublandlord leases the Building and Additional Project Buildings on an absolute net basis.

                 u. Premises. The term Premises shall mean a portion of the second floor within the Building. For purposes of this Sublease, Sublandlord and Subtenant agree that the Premises (prior to any expansion) contain eight thousand four hundred and eighty-eight (8,488+/-) rentable square feet.

                 v. Project. The term "Project" shall mean the project, commonly known as "AT&T Center," consisting of the Land, the Additional Project Buildings, and the Building.

                 w. Project Common Areas. The term "Project Common Areas" shall mean all areas and facilities within the Land, but outside the Building, and the Additional Project Buildings, provided and designated by Sublandlord for the general use and convenience of the Subtenant and other subtenants and occupants of the Project. The Project Common Areas shall include, without limitation, the parking areas (exclusive of any Fenced Parking Area which are now or may hereinafter be granted to Subtenants), access and perimeter roads, sidewalks, landscape areas, service areas, trash disposal facilities, and similar areas and facilities. The Project Common Areas are subject to the AT&T Center Rules and the CC&Rs.

                 x. Real Property Taxes. The term "Real Property Taxes" shall have the meaning set forth in Subsection 9.1(d).

                 y. Rent. The term "Rent" shall have the meaning set forth in Section 7(a).

                 z. Specified Common Area Expenses. The term "Specified Common Area Expenses" shall mean all the Common Area Expenses other than (i) Real Property Taxes; and (ii) utility charges specifically allocable to the Premises.

                 aa.      Stabilized Base Year Common Area Expenses.  The term
"Stabilized Base Year Common Area Expenses" shall mean the Common Area Expenses during the Base Year (calculated on a per rentable square foot basis). The Stabilized Base Year Common Area Expenses shall be calculated on the basis of the Project being ninety-five percent (95%) occupied.

                 bb.      Standard Business Hours.  The term "Standard Business
Hours" shall mean 6:00 a.m. to 6:00 p.m., Monday through Friday, except for Building holidays as set forth on Exhibit A. Building hours of operation for lighting shall be 8:00 a.m. to 8:00 p.m., Monday through Friday, or such other consecutive 12 hour period as mutually agreed to, Building holidays as set forth on Exhibit A excepted.

                 cc.      sublease Commencement Date.  The term "Sublease
Commencement Date" shall have the meaning set forth in Subsection 6(a).

                 dd.      Sublease Expiration Date.  The term "Sublease
Expiration Date" shall have the meaning set forth in Subsection 6(a).

                 ee.      Subtenant's Percentage Share of Building.  The term
"Subtenant's Percentage Share of Building" shall mean Five and Eighteen One Hundredth percent (5.18%). Subtenant's Percentage Share of Building was determined by dividing the rentable square footage of the Premises (i.e., Eight Thousand Four Hundred and Eighty-Eight (8,488+/-) square feet) by the rentable square footage of the Building (i.e., One Hundred Sixty-Three Thousand Nine Hundred and Forty-Three (163,943+/-) square feet). Subtenant's Percentage Share of Building shall increase if Tenant subleases additional space within the Building.

                 ff.      Subtenant's Percentage Share of Project.  The term
"Subtenant's Percentage Share of Project" shall mean Eighty-Three One Hundredth percent (.83%). Subtenant's Percentage Share of Project was determined by dividing the rentable square footage of the Premises (i.e., Eight Thousand Four Hundred and Eighty Eight (8.488+/-) square feet) by the rentable square footage of the Building and the Additional Project Buildings (i.e., One Million Twenty-One Thousand Four Hundred Ninety Eight) (1,021,498) square feet). Subtenant's Percentage Share of Project may increase or decrease if

Subtenant leases additional space within the Project, or if any Additional Project Buildings are sold by Landlord or decreased if other Additional Project Buildings are constructed on the Project. Further Subtenant's Percentage Share of Project may decrease if Sublandlord reduces the size of either the Cafeteria or the Conference Facilities and constructs additional rentable square footage in the Additional Project Buildings.

                 gg.      Tenant Improvement Allowance.  The term "Tenant
Improvement Allowance" shall have the meaning set forth in Subsection 25(a).

                 hh.      Tenant Improvement Work.  The term "Tenant
Improvement Work" shall have the meaning set forth in Subsection 26(a).

                 3.       Condition of Premises.

                 a. Physical Condition. Subtenant acknowledges that Subtenant has conducted Subtenant's own investigation of the Premises and Project and the physical condition thereof, (e.g., accessibility and location of utilities, improvements, existence of Hazardous Materials), which in Subtenant's judgment affect or influence Subtenant's use of the Premises and Subtenant's willingness to enter this Sublease. Subtenant recognizes that Sublandlord would not sublease the Premises except on an "as is" basis and acknowledges that Sublandlord has made no representations of any kind in connection with soils, improvements, or physical conditions on, or bearing on, the use of the Premises.

                 b. Representations by Subtenant and Sublandlord. Subtenant represents and warrants that Subtenant has examined and inspected all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Prime Lease, zoning, CC&Rs and all other matters which in Subtenant's judgment bear upon the value and suitability of the Premises for Subtenant's purposes. Subtenant shall rely solely on Subtenant's own inspection and examination of such items and not on any representations of Sublandlord, express or implied, except as otherwise provided in this Sublease. Sublandlord represents and warrants that the Building and the Tenant Improvement Work have been constructed in compliance with zoning requirements and applicable building and electrical codes in conformance to the CC&R's. Sublandlord further represents and warrants that a current Certificate of Occupancy for the Building has been issued and has not been revoked.

                 4.       Sublease Subject to Prime Lease.

                 a. Terms of Prime Lease. Subject to the further provisions of Subsection 4.b., the Sublease shall be subject to the terms of Sections 1, 13 (excluding Subsections 13.e., f., and o.), 17, 19, 21, 22, 23, 24, 25, 38, 39 and 40 of the Prime Lease. To the extent that the subject matters contained in the said provisions of the Prime Lease are also specifically addressed in this Sublease, the provisions of each shall be interpreted and construed such that the provisions of each shall be considered complementary and not mutually exclusive. In the course of such construction or interpretation, the provisions of this Sublease shall be accorded greater deference. Subject to the foregoing, Subtenant shall assume all of the obligations, perform all of the duties of Sublandlord as tenant and enjoy all the rights of Sublandlord as tenant under the Prime Lease with respect to the Premises. Subtenant shall not commit or permit to be committed any act or omission which shall violate any terms, covenants or conditions of the Prime Lease.

                 b. Terms Not Applicable. Sections 35, 42 and 49 of the Prime Lease specifically are not incorporated into this Sublease and Subtenant shall have no right to exercise any rights of Sublandlord under Sections 35, 42 and 49 of the Lease.

                 c. Warranties and Representations of Sublandlord. Sublandlord covenants, warrants, and represents to Subtenant that: (i) attached as Exhibit E to this Sublease, is a true, correct and complete copy of the Prime Lease; (ii) there neither has been nor now exists any further amendment, modification, supplement or other variation, expansion or contraction of the Prime Lease, either oral or written; and (iii) each and every portion of the Premises is included within the premises covered by the Prime Lease.

                 d. Subtenant's Rights Regarding the Prime Lease. Sublandlord shall have no obligation to perform any of Landlord's obligations under the Prime Lease, except as expressly provided in this Sublease, and Subtenant shall have no rights against Sublandlord arising out of the Landlord's failure to perform any of its obligations under the Prime Lease. Subtenant, however, shall have the right to institute any action against the Landlord in Sublandlord's name that Sublandlord would be entitled to institute under the provisions of the Prime Lease. This right, however, shall not arise until Subtenant has notified Sublandlord of Landlord's non-performance and Sublandlord has failed to take any action within a reasonable time after the receipt of Subtenant's notice. Subtenant agrees to reimburse Sublandlord for any reasonable costs incurred by the latter in connection with Subtenant instituting an action as aforesaid. Sublandlord agrees to notify Landlord of any reasonable complaints by Subtenant that Landlord has not performed its obligations under the Prime Lease as it affects the Premises, and to give Subtenant copies of such notices and Landlord's response thereto.

                 5.       Sublandlord's obligations and Services.

                 a. Sublandlord shall maintain the public and common areas of the Building including lobbies, stairs, elevators, corridors and restrooms, mechanical, plumbing and electrical equipment and the structure itself in reasonably good order and condition, except for damage occasioned by the acts of Subtenant, its employees, agents, contractors or invitees which damage shall be repaired by Sublandlord at Subtenant's expense.

                 b. Subject to Section 5.c below, Sublandlord shall furnish the Premises with (1) electricity (at 3 watts per square foot in the Base Year), (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Subtenant and its use of the Premises during the Standard Business Hours as defined per Section 2bb, (3) water for drinking and lavatory purposes, (4) elevator service, (5) lighting replacement for building standard lights, (6) restroom supplies (7) garbage service, (8) janitorial services as provided in Exhibit L, (9) security and (10) one access phone per floor or portion thereof leased by Subtenant (additional access phones will be provided by Sublandlord only at Subtenant's expense).

                 c. Sublandlord shall furnish lighting, electrical, heating, ventilation and air conditioning ("HVAC") to Subtenant during Standard Business Hours as part of the Base Rent. The Base Year electrical expense shall be based upon normal office electrical usage of 3 watts per square foot, during Standard Business Hours within the Project, exclusive of data and telecommunications centers. Should Subtenant require such services at times other than Standard Business Hours then such services shall be provided to Subtenant at Subtenant's sole cost and expense. Such HVAC use shall be charged at the rate of $35.00 per hour per half floor, subject to actual percentage increases charged by the public utility company. Such lighting use shall be at the actual costs of Subtenant's use as charged by the public utility company.

                 d. It shall be the obligation of Landlord to provide all services which are listed on Exhibit F, which, has been provided by the Sublandlord, and which purports to reflect the services to Sublandlord which Landlord is obligated to perform under the Prime Lease. Subtenant acknowledges that Sublandlord shall be under no obligation to provide any such services directly to Subtenant; provided, however, Sublandlord shall diligently enforce all obligations of Landlord under the Prime Lease. Subtenant is under no obligation to review the Prime Lease so as to determine what services are provided by Landlord. Landlord, through its execution of the consent to this Sublease, acknowledges that the services listed on Exhibit F are its obligation as set forth above.

                 6.       Sublease Term.

                 a. Sublease Term. The term ("Sublease Term") of this Sublease shall commence on November 1, 1992 ("Sublease Commencement Date") and shall extend to March 7, 1998 ("Sublease Expiration Date") (ie., the date the Prime Lease expires as to the Building).

                 7.       Rent.

                 a. Components. As used in this Sublease, the term "Rent" shall include: (i) the Base Rent; (ii) the Basement Space Rent; and
(iii) the Additional Rent.

                 b. Payment. All amounts of money payable by Subtenant to Sublandlord shall be paid without prior notice or demand, deduction or offset. Subtenant shall be permitted one late payment a year consisting of a five (5) day grace period, before being required to pay interest on any subsequent late payment. Any payment which is subject to interest shall bear interest from the due date until the date paid at the rate ("Interest Rate") which is the lesser of eleven percent (11%) per annum or the maximum rate permitted by law.

                 c. Location of Payment. Subtenant shall pay Rent to Sublandlord (or other entity designated by Sublandlord in accordance with a notice given pursuant to Section 42), in advance, on the first day of each calendar month of the Sublease Term, at Sublandlord's address for notices (as set forth in Section 42 hereof) or at such other address as Sublandlord may designate (in accordance with a notice given pursuant to Section 42), provided that any change in Sublandlord's address shall be given upon at least thirty
(30) days prior written notice.

                 8.       Base Rent and Basement Space Rent.

                 a. Base Rent - Amount. The base rent ("Base Rent") for the Premises during the Sublease Term shall be the following amounts:

                                    Base Rent
                                   Square Foot                                      Base Rent
    Sublease Month                  per Month             Square Footage            per Month
    --------------                  ---------             --------------            ---------
         01-08                        $1.325                  6,000                $ 7,950.00
      09-Sublease
    Expiration Date                    1.325                  8,488                $11,246.60

                 9.       Additional Rent.

                 a. Obligation of Subtenant. All monies required to be paid by Subtenant pursuant to the terms of this Sublease exclusive of Base Rent and Basement Space Rent shall be considered additional rent ("Additional Rent") whether or not specifically so designated in any provision of this Sublease requiring such payment. Upon Subtenant's failure to pay any amount of Additional Rent, Sublandlord shall have all the same rights and remedies available to Sublandlord under this Sublease or by law as may be available in the event of non-payment of Base Rent or Basement Space Rent.

                 b. Payment of Additional Rent. Subtenant acknowledges that any particular component of the Additional Rent may be paid directly by Sublandlord or Landlord (and Subtenant then shall reimburse Sublandlord or Landlord, as appropriate pursuant to the terms of Sections 9.c and 9.d below). Whether a component of Additional Rent is paid by Subtenant either directly or through reimbursement of Sublandlord or Landlord shall not reduce Subtenant's obligation for the component.

                 c. Estimates of Additional Rent. During February of each calendar year during the Term after the Base Year, or as soon thereafter as practicable, Sublandlord shall give Subtenant written notice of Sublandlord's estimates of the amounts of the components of the Additional Rent and the amount which will be payable by Subtenant for the ensuing twelve (12) months. On or before the first day of each month during the ensuing twelve (12) months, Subtenant shall pay to Sublandlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in February, Subtenant shall continue to pay on the basis of the then applicable Additional Rent until the month after the notice is given. If at any time it appears to Sublandlord that the amount payable for the current calendar year will vary from Sublandlord's estimate by more than five percent (5%), Sublandlord may give notice to Subtenant of Sublandlord's revised estimate for the twelve-month period, and subsequent payments by Subtenant for the remainder of the twelve-month period shall be based on the revised estimate; provided, however, that Sublandlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

                 d. Annual Adjustment. Within sixty (60) days after the close of each calendar year, after calendar year 1994, of the Sublease Term, or as soon after the sixty (60) day period as practicable, Sublandlord shall deliver to Subtenant a statement of the adjustment to the Additional Rent for the prior calendar year. If, on the basis of the statement, Subtenant owes an amount that is less than the estimated payments for the calendar year previously made by Subtenant, Sublandlord shall refund the excess to Subtenant within thirty (30) days after Sublandlord delivers its statement. If, on the basis of the statement, Subtenant owes an amount that is more than the estimated payments for the calendar year previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement. Subtenant shall have the right to audit the books of Sublandlord relating to the operation of the Building and Project in order to determine that Additional Rent and adjustments to Additional Rent are correct. Sublandlord shall provide Subtenants' auditors with access to all relevant information during normal business hours. The expense of such an audit shall be paid by the Subtenant, except in the event that the audit determines that said costs or adjustments have been overstated by more than 7.5%, in which case the expense of the audit shall be paid by the Sublandlord. All adjustments shall be reconciled within thirty (30) days after completion of the audit.

                 9.1.     Additional Rent - Operating Expenses.

                 a. Responsibility for Operating Expenses. Subtenant shall be responsible for payment of Operating Expenses in excess of the Base Year as Additional Rent. The term "Operating Expenses" shall include Subtenant's Percentage Share of Project of the Common Area Expenses, Subtenant's Percentage Share of Project of the Real Property Taxes and Subtenant's Percentage Share of Building of the Building Expenses, each of which is more particularly defined hereinafter.

                 b. Definition of Common Area Expenses. The term "Common Area Expenses" shall mean, subject to the provisions of Subsection 9.1.(c), all of Sublandlord's direct costs and expenses of operation, repair and maintenance of the Project and supporting facilities which are charged to, or paid by, Sublandlord under the Prime Lease. The Common Area Expenses shall include, without limitation, (i) janitorial services; (ii) security; (iii) garbage collection; (iv) Common Area maintenance; (v) a property management fee; (vi) insurance; (vii) dues of the Association; (viii) utilities; and (ix) landscaping costs. After the 1993 calendar year, Subtenant's Percentage Share of Project of the Common Area Expenses paid or incurred by Sublandlord during the calendar year in excess of the Base Year Common Area Expenses shall be paid as

Additional Rent. Notwithstanding anything to the contrary in the Sublease, Common Area Expenses shall not include, and Subtenant shall not be required to pay, any of the following: (a) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building; (b) any improvements, alterations or expenditures of a capital nature, unless the costs are charged back over their useful life as Additional Rent based on generally accepted accounting principles (but only for the portion of the useful life which occurs during the remaining portion of the Term of the Sublease); (c) damage and repairs attributable to fire or other casualty unless caused by or the fault of Subtenant; (d) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Sublandlord or their respective agents, employees, contractors or invitees; (e) damage and repairs covered under any insurance policy carried by Landlord or Sublandlord in connection with the Building, Project, or Project Common Areas;
(f) executive salaries or salaries of service personnel to the extent that such service personnel perform material services other than in connection with the management, operation, repair or maintenance of the Building or Project Common Areas; (g) Landlord or Sublandlord's general overhead expenses not related to the Building or Project Common Areas; (h) advertising or promotional expenditures and other costs (including permit, license and inspection fees) related to or incurred in renovating or otherwise improving, decorating, painting or altering vacant space (excluding Common Area) in the Building; (i) the cost of any service provided to Subtenant for which Landlord or Sublandlord is entitled to be reimbursed; (j) any costs or expense related to the removal, transportation or storage of Hazardous Materials unless caused to be on the Premises by Subtenant.

                 c.       Limitation On Increases In Operating Expenses.
During the term of the Sublease, in calculating the Operating Expenses for which Subtenant shall be responsible as Additional Rent, the percentage increase in the Operating Expenses shall not exceed eight percent (8%) over the previous year's operating expenses.

                 d. Definition of Real Property Taxes. The term "Real Property Taxes" shall mean the Property Taxes, as defined and determined pursuant to Section 13.b of the Prime Lease (recognizing that, under the Prime Lease, the Commencement Date for the Building has occurred).

                 e. Subtenant's Right of Protest. Subtenant shall have the right to contest, in good faith, the validity or the amount of any tax or assessment levied against the Premises (or the Project or Building of which the Premises are a part) by such appellate or other proceedings as may be appropriate in the taxing jurisdiction, provided that Subtenant's actions of contest shall not subject Sublandlord to any penalties or otherwise adversely affect Sublandlord's interest in the Project or the Building or under the terms of the Prime Lease. Landlord shall cooperate in the institution and prosecution of any such proceedings. The expense of such proceedings shall be borne by Tenant and any refunds or rebates or portions thereof, attributable to the Premises shall belong to Tenant. Any refunds or rebates, or portions thereof, in excess of those attributable to the Premises shall be paid to Sublandlord as Additional Rent.

                 10.      Proration of Rent.

                 If the Sublease Commencement Date is not the first day of the month, or if the end of the Sublease Term (e.g., Sublease Expiration Date) is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Sublease commences or terminates. The termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 9.1., which are to be performed after the termination.

                 11.      Use of the Premises.

                 a. Use. The Premises shall be used solely for general office, engineering, and computer design and testing functions (excluding raised floor data centers over 8% of the total rentable square feet). In addition, the Premises shall be used in accordance with (i) the terms and conditions of the Prime Lease, (ii) the CC&Rs (and all rules promulgated thereunder), (iii) the AT&T Center Rules, and (iv) applicable zoning laws and regulations.

                 b. Compliance. Subtenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Project, insofar as any thereof relate to or affect the condition, manner of use or occupancy of the Project by Subtenant. Subtenant's obligation hereunder shall include Subtenant's compliance with all rules, laws, ordinances, and requirements applicable to any alteration or tenant improvements to the Premises made by Subtenant at the time such alteration or tenant improvement is made. Notwithstanding anything to the contrary in Section 11(b), Subtenant's responsibility to pay for structural changes or additions to the Project required by law, and not resulting from Subtenant's particular use of the Premises, shall be limited to an annual charge prorated over the remaining portion of the Sublease term based on the useful life of the structural change or addition multiplied by Subtenant's Percentage Share of Building, or by Subtenant's Percentage Share of Project if the entire Project is affected.

                 c. Indemnification. Subtenant shall indemnify and save Sublandlord harmless from all costs, expenses, claims, and damages by reason of any notice, order, rule, regulation, requirement, violation or penalty filed against or imposed upon the Premises or Sublandlord arising from the failures of Subtenant to comply with this covenant.

                 d. Right to Relocate. Sublandlord reserves the right to relocate the Subtenant to comparable space within the Project. This right to relocate shall be a one (1) time right only. Sublandlord will absorb all reasonable costs involved in relocating the Subtenant including, without limitation, the cost to change business cards and stationary, and in no event shall Subtenant be obligated to pay more rent. In addition, Sublandlord shall construct tenant improvements, at its cost, which are similar to the original Tenant Improvement Work for the Premises. The Sublandlord, working with the Subtenant, will use its reasonable best efforts, such as performing the move on a weekend, to minimize the operational down time as a result of the relocation.

                 12.      Use of Cafeteria.

                 a. Subtenant's Right to Use. During the Sublease Term, Subtenant's employees shall-have the right to use the Cafeteria on the same basis (e.g., subject to the same restrictions) as employees of other Project Subtenants. For example, Sublandlord shall have the right to restrict all or a portion of the Cafeteria for private parties and other uses.

                 b. Charges. The charges to Subtenant's employees for Cafeteria services shall be the same as the charges imposed on employees of other Project Subtenants for using the Cafeteria.

                 13.      Conference Facilities.

                 a. Subtenant's Right to Use. During the Sublease Term, Subtenant's employees shall have the right to use the Conference Facilities on the same basis (e.g., subject to the same restrictions) as employees of other Project Subtenants. For example, Sublandlord shall have the right to restrict all or a portion of the Conference Facilities for private parties and other uses.

                 b. Charges. The charges to Subtenant's employees for using the Conference Facilities shall be the same as the charges imposed on employees of other Project Subtenants for using the conference Facilities. The charges shall be based on the amount of Subtenant's use of the Conference Facilities and shall be calculated on a charge-per-use basis.

                 14.      Use of Freight Elevator and Loading Dock.

                 Subtenant shall have the right throughout the Sublease Term to use, on a non-exclusive basis and without additional charge (except as included in the Common Area Expense), the freight elevator and loading dock within the Building. Tenant's use shall be in accordance with the AT&T Center Rules.

                 15.      Hazardous Materials.

                 a. Sublandlord's Representation. Sublandlord hereby represents that (i) to Sublandlord's actual knowledge, there are no Hazardous Materials located within the Project, Building and Premises; and (ii) Sublandlord has not received any notice from any governmental authority, prior owner or other tenant, that there are Hazardous Materials within the Premises.

                 b. Subtenant's Representation. Subtenant hereby represents that Subtenant shall not (and shall not permit any employee, representative, or agent of Subtenant, or any other person under the direct or indirect control of Subtenant to) store, use or discharge any Hazardous Materials within the Project and the Building. Subtenant shall also indemnify Sublandlord and Landlord in accordance with Section 38 of the Prime Lease. Notwithstanding the restrictions set forth in this Subsection 15(b) and Section 5 of the AT&T Center Rules, Subtenant may operate, at its expense, and in compliance with the CC&Rs, the remainder of the AT&T Center Rules and Federal, state and city laws and regulations then in effect, an emergency portable gasoline, butane, diesel or other fuelpowered generator and may use the materials listed on Exhibit M not to exceed the quantities shown on such exhibit. The generator shall be placed in a location acceptable to Sublandlord and shall be used only during electrical services outages or similar emergencies.

                 c. Definition of Hazardous Materials. For purposes of this Sublease, the term "Hazardous Materials" shall include, but shall not be limited to, asbestos, petroleum or petroleum by-products, any radioactive materials, wastes or substances or any toxic substance and other substances defined as hazardous substances" "hazardous wastes," "extremely hazardous wastes," "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of

1980, as amended, 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Section 25249.5, et seq.; and/or in the regulations, compliance and guidance documents promulgated pursuant to said laws and any similar federal, state or local law. The term "Hazardous Materials" shall not include materials used in normal office use if the same are used in compliance with all applicable laws and regulations, and the health, safety, disposal and other environmental instructions and recommendations established by the manufacturer or applicable vendor are strictly complied with.

                 16.      Alterations.

                 a. Terms of Prime Lease. In addition to the restrictions on alterations set forth in this Section, Subtenant shall comply with the restrictions on alterations set forth in the Prime Lease (including the indemnity provisions).

                 b. Permitted Alteration. Subtenant shall give Sublandlord not less than five (5) days' notice of any alteration Subtenant desires to make to the Premises. Subtenant shall not make any alteration in, on or about the Premises without the prior written consent of Sublandlord. Notwithstanding the foregoing prohibition, no written consent of Sublandlord is required if the alteration does not affect the Building structure, the exterior appearance of the Building, the roof, or the Building systems and the cost of the alteration is not in excess of Five Thousand Dollars ($5,000.00). Subtenant shall comply with all rules, laws, ordinances and requirements at the time Subtenant makes any alteration and shall give at least same day notice to Sublandlord's property manager of any alterations involving entry into the telephone closet. Not later than fifteen (15) days following completion of the work, Subtenant shall deliver to Sublandlord a complete set of "as built" plans and specifications for each alteration costing more than $5,000 and any "as built" plans Subtenant has or creates for alterations costing $5,000 or less. Subtenant shall be solely responsible for maintenance and repair of all alterations made by Subtenant. As used in this Section, the term "alteration" shall include any alteration, addition or improvement.

                 c. Liens. If any liens shall at any time be filed against the Premises, the Project or the Building for work performed, supplies or services rendered for which Subtenant is responsible under this Sublease, Subtenant shall either cause the liens to be discharged of record within sixty
(60)
days after the date of filing of the liens or, if Subtenant, in good faith, determines that the liens should be contested, Subtenant shall furnish such security and documentation as Sublandlord shall determine to (i) prevent any foreclosure proceedings against the Premises, the Project or the Building during the pendency of the contest, and (ii) cause a title company selected by Sublandlord to remove the liens as a matter affecting title to the Premises, the Project or the Building.

                 d. Ownership of Alterations. Any alteration made by Subtenant, shall, at the Termination of this Sublease, become Sublandlord's property. Sublandlord may require Subtenant, upon surrender of the Premises and at Subtenant's sole expense, to remove any alterations made by Subtenant and to restore the Premises to its condition prior to the alteration but not if at the time of Sublandlord's approval of such alteration, Subtenant requests and Sublandlord agrees in writing not to hold Subtenant responsible for such removal. Subtenant shall be responsible to remove all data and telecommunications wiring, installed by Subtenant or by Sublandlord at Subtenant's request, at expiration. Subtenant shall not be responsible for the removal or the expense of removal of any initial Tenant Improvement Work at the end of Sublease.

                 e. Assistance of Sublandlord. At no expense to Sublandlord, Sublandlord shall fully cooperate with Subtenant in obtaining any necessary building permits for the alterations. Sublandlord's cooperation shall include execution of any applications, certificates or other documents that may be required in connection with the building permits for the alterations. Sublandlord shall also use its reasonable efforts to obtain Landlord's full cooperation with Subtenant as described in the preceding sentence.

                 17.      Repair and Maintenance.

                 a.       Building.

                          (i)     Sublandlord's Obligations.  Sublandlord shall
keep in good order, condition and repair the structural parts of the Building, which structural parts include only the foundation, roof, the outside portions (exclusive of the window glass, which shall be Subtenant's obligation with the exception of the extension portion of the exterior glass which shall be Sublandlord's obligation) of the exterior walls, and subflooring of the Premises. However, Sublandlord shall not be responsible for (but, instead, Subtenant shall be responsible for) any damage caused by the negligence or willful acts or omissions of Subtenant or of Subtenant's agents, employees or invitees, or by reason of the failure of Subtenant to perform or comply with any terms, conditions or covenants in this Sublease, or caused by alterations made by Subtenant or by Subtenant's agents, employees or contractors, which shall be Subtenant's responsibility.

                          (ii)    Subtenant's Obligations.  Subtenant shall at
all times and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair every part of the Premises which is not within Sublandlord's obligation pursuant to Subsection 17(a).(1). Subtenant's repair and maintenance obligations shall include, without limitation, fixtures, interior walls, floors, ceilings, interior and exterior windows, (except where damage or breakage to exterior windows is caused by Sublandlord or Sublandlord's agents, employees or contractors, in which case it shall be Sublandlord's obligation), doors, entrances, showcases, skylights, all electrical facilities and equipment, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises, (including lighting fixtures, lamps, fans and any exhaust equipment and systems), which are installed by Subtenant or by Sublandlord for Subtenant's use. All glass is at the sole risk of Subtenant, and any broken glass shall promptly be replaced by Subtenant at Subtenant's expense with glass of the same kind, size and quality, provided that the damage to the glass was not caused by the negligence of Sublandlord.

                 b.       Common Areas.

                          (i)     Sublandlord's Obligations.  Sublandlord shall
maintain the Common Areas. Sublandlord at all times shall have exclusive control of the Common Areas and may at any time temporarily close any part thereof, and consistent therewith, temporarily exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Subtenant who use the Common Areas in accordance with the rules and regulations as Sublandlord may from time to time promulgate, and may change the configuration or location of the Common Areas. Sublandlord shall restrict temporary closures of the Common Areas to closures necessitated by good cause, including (but not limited to) the necessity to make repairs to or clean the Common Areas. In exercising any such rights, Sublandlord shall make a reasonable effort to minimize any disruption of Subtenant's business and shall (except in the event of an emergency or minor interruption) give twenty- four
(24) hours written notice thereof to Subtenant.

                 18.      Damage or Destruction.

                 a. Sublandlord's obligation to Rebuild. If the Building is substantially damaged or destroyed, Sublandlord shall promptly and diligently repair the Building unless (i) Landlord has the option to terminate the Prime Lease and elects to terminate the Prime Lease or (ii) Sublandlord or Subtenant has the option to terminate this Sublease as provided herein, and Sublandlord or Subtenant elects to so terminate.

                 b. Right to Terminate. Sublandlord and Subtenant each shall have the option to terminate this Sublease if the Building is substantially damaged or destroyed by fire or other casualty, regardless of whether the casualty is insured against under this Sublease, if Sublandlord reasonably determines that the repair of the Building cannot be completed within six (6) months after a building permit for repair of the Building is available. If a party desires to exercise the right to terminate this Sublease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within sixty (60) days after the damage or destruction, in which event this Sublease shall terminate sixty (60) days after the date of the notice. If neither Sublandlord nor Subtenant exercises the right to terminate this Sublease, Sublandlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Sublease shall continue in full force and effect, except that in the event repairs are not materially completed within the above referenced six (6) month period, Subtenant shall have the option to terminate this Sublease.

                 c. Limited Obligation to Repair. Sublandlord's obligation, should Sublandlord elect or be obligated to repair or rebuild, shall be limited to replacement of the Building to its condition immediately prior to the damage or destruction. Subtenant, at its option and expense, shall replace or fully repair all trade fixtures and equipment existing as of the Sublease Commencement Date or installed by Subtenant, existing at the time of the damage or destruction.

                 d. Abatement of Rent. In the event of any damage or destruction to the Building which does not result in termination of this Sublease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Sublandlord to substantially complete its repair and restoration of the Premises and obtain a Temporary Certificate of occupancy; provided, however, that nothing herein shall preclude Sublandlord from being entitled to collect the full amount of any rent loss insurance proceeds. Subtenant shall not be entitled to any compensation or damages from Sublandlord for loss of the use of the Premises, damage to Subtenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Subtenant hereby waives the provisions of section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

                 e. Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Subsection 18(b), either Sublandlord or Subtenant shall have the right to cancel and terminate this Sublease as of the date of the occurrence of destruction or damage if the Building is substantially destroyed or damaged (ie., there is damage or destruction which Sublandlord determines would require more than six (6) months to repair) and made untenantable during the last twelve (12) months of the Sublease Term. Sublandlord or Subtenant shall give notice of its election to terminate this Sublease under this Subsection 18(e) within thirty (30) days after Sublandlord determines that the damage or destruction would require more than six (6) months to repair. If neither Sublandlord nor Subtenant elects to terminate this Sublease, the repair of the damage shall be governed by Subsection 18(a) or 18(b), as the case may be.

                 f. Insurance Proceeds. If this Sublease is terminated, Sublandlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Subtenant's personal property and trade fixtures.

                 19.      Eminent Domain.

                 If all or any part of the Project, Building or Premises is the subject of an actual proceeding to effect the taking for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Subtenant for the purpose for which they were leased, then Subtenant, at its option and by giving notice within thirty (30) days following the later of the filing or service of the Complaint in eminent domain, may terminate this Sublease only as of the date Subtenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Subtenant's use, then this Sublease shall be terminated as to the part taken or conveyed as of the date Subtenant surrenders possession; Sublandlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Sublandlord without any deduction therefrom for any estate of Subtenant, and Subtenant hereby assigns to Sublandlord all its right, title and interest in and to the award. Subtenant shall have the right, however, to recover from the governmental authority, but not from Sublandlord, such compensation as may be awarded to Subtenant on account of the interruption of Subtenant's business, its goodwill, moving and relocation expenses and removal of and/or damage to Subtenant's trade fixtures and personal property.

                 20.      Indemnity and Insurance.

                 a. Indemnity. Subtenant shall be responsible for, shall insure against, and shall indemnify Landlord, Sublandlord and their constituent parts and hold them harmless from any and all liability for any loss, damage or injury occurring in, on or about the Premises, or to any property in connection therewith, or attributable to any actions or omissions of Subtenant, its employees, agents or contractors occurring in or about the Project or the Building and Subtenant hereby releases Landlord, Sublandlord and their constituent parts from any and all liability for the same. Subtenant's obligation to indemnify Landlord, Sublandlord and their constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Sublandlord shall be responsible for, shall insure against, and shall indemnify Subtenant and hold it harmless from, any and all liability for loss, damage or injury to person or property occurring in, on or about the Project, Building or Premises which are the result of the negligence or willful misconduct of Sublandlord or its agents, and Sublandlord hereby releases Subtenant from any and all liability for the same including Subtenant's indemnity contained in this Subsection 20(a).

                 b. Insurance. At all times during the Sublease Term, Subtenant shall carry, at its own expense, for the protection of Subtenant, Landlord, Sublandlord, and Sublandlord's management agents, as their interests may appear, one or more policies of comprehensive general public liability and property damage insurance, issued by one or more insurance companies acceptable to Sublandlord, with minimum coverages of One Million Dollars ($1,000,000.00) for injury to one person in any one accident, Three Million Dollars ($3,000,000.00) for injuries to more than one person in any one accident and Two Million Dollars ($2,000,000.00) in property damage per accident and insuring against any and all liability for which Subtenant is responsible under this Sublease. The insurance policy or policies shall name Landlord, Sublandlord and Sublandlord's management agents as additional insureds, and shall provide that the policy or policies may not be cancelled on less than thirty (30) days' prior written notice to Sublandlord. Subtenant shall furnish Sublandlord with certificates evidencing the insurance. If

Subtenant fails to carry the insurance and furnish Sublandlord with Certificates of such insurance after a request to do so, Sublandlord shall have the right to obtain the insurance and collect the cost thereof from Subtenant as additional Rent.

                 21.      Assignment and Subletting.

                 a. Terms of Prime Lease. Subtenant shall not have the right to further sublet all or any portion of the Premises, except as provided in this Sublease and in accordance with the Prime Lease.

                 b. Sublandlord's Consent. In addition to complying with the terms of the Prime Lease, Subtenant shall not assign, further sublet or otherwise transfer (collectively, "sublet") all or any of the Premises without Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Sublandlord and Subtenant agree that Sublandlord shall be deemed reasonable in withholding its consent if (i) the proposed sublet could result in all or any portion of the Premises being occupied by (A) one or more governmental agencies (foreign or domestic) or (B) entities which Sublandlord deems, in its sole discretion, to be competitors of Sublandlord or (ii) the sublet could result in Hazardous Materials being used, stored or discharged within the Project. Consent by Sublandlord to one sublet shall not be deemed to be a consent to any subsequent sublet.

                 c. Effect of Sublet. Each sublet for which Sublandlord consent is required shall be by an instrument in writing, satisfactory to Sublandlord as evidenced by Sublandlord's written approval. Each Subtenant shall agree in writing, for the benefit of Sublandlord, to assume, to be bound by and to perform the terms, conditions and covenants of this Sublease to be performed by Subtenant. Subtenant shall not be released from liability for the performance of each term, condition and covenant of this Sublease, and Sublandlord shall have the right to proceed against Subtenant without proceeding against any Subtenant. In the event Sublandlord agrees to accept the sublet and expressly releases Subtenant from the terms, conditions and covenants of this Sublease, then Subtenant shall be released from all liability for the performance of the terms, conditions and covenants of this Sublease with respect to the particular sublet.

                 d. Information to be Furnished. If Subtenant desires to enter into a sublet for which Sublandlord's consent is required, Subtenant shall first notify Sublandlord of its desire to do so and shall submit in writing to Sublandlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; and (iii) the terms and provisions of the proposed sublease.

                 e. Sublandlord's Election. At any time within ten (10) days after Sublandlord's receipt of the information specified in Subsection 21(d), Sublandlord may, by written notice to Subtenant, elect either (i) to consent to the sublet by Subtenant; or (ii) to refuse its consent to the sublet. If Sublandlord fails to elect either of the alternatives within the ten (10) day period, it shall be deemed that Sublandlord has consented to the sublet. If Sublandlord refuses its consent, Sublandlord shall deliver to Subtenant a statement of the basis for its refusal. Any attempted sublet without Sublandlord's consent shall not be effective.

                 f. Payment Upon Sublet. If Sublandlord consents to the sublet, Subtenant may thereafter enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Subtenant to Sublandlord pursuant to Subsection 21(d), subject to the condition that fifty percent (50%) of any excess of the monies due to Subtenant under the sublet ("subrent") over the Rent required to be paid by Subtenant hereunder shall be paid to Sublandlord. The calculation of such excess monies shall include an offset for the reasonable costs Subtenant actually expends in subletting the Premises, including broker's commissions and advertising and tenant improvements required by the subletting. Any subrent to be paid to Sublandlord pursuant hereto shall be payable to Sublandlord as and with the Base Rent payable to Sublandlord hereunder pursuant to the terms of
Section 8. The term "subrent" as used herein shall include any consideration of any kind received, or to be received, by Subtenant from Subtenant's subtenant, if the sums are substantially related to Subtenant's interest in this Sublease or in the Premises, including, without limitation, bonus money, and payments (in excess of fair market value thereof) for Subtenant's assets, fixtures, inventory, equipment, furniture and alterations of the Premises.

                 g. Executed Counterparts. No sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Sublandlord and approved in writing.

                 h. Permitted Assignment. Notwithstanding anything to the contrary in Section 21 of the Sublease, Subtenant may assign this Sublease, or sublet the Premises, without Sublandlord's or Landlord's consent to any of the following: (1) any corporation or other entity which controls, is controlled by, or is under common control with Subtenant; or (2) any corporation, partnership, other entity or person which acquires Subtenant by merger, or acquires a controlling interest in the corporate stock of Subtenant or acquires substantially all of the assets of Subtenant as a going concern of the business that is being conducted on the Premises, provided that in either of (1) or (2) above, that said assignee or sublessee subject to the terms of this Sublease assumes in full the obligations of Subtenant under the Sublease and in case of (2) above, the acquiring entity has a net worth at least 2 times that of Subtenant at the time of the merger or acquisition or at the date of this Sublease, whichever net worth is greater.

                 22.      Default.

                 a. Subtenant's Default. At the option of Sublandlord, a material breach of this Sublease by Subtenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if, within ten (10) days after receipt of notice from Sublandlord, Subtenant shall have failed to pay rent (including Base Rent, Sublease Expenses, or any other sum required to be paid hereunder) when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Subtenant shall have failed to perform any term, covenant or condition of this Sublease except those requiring the payment of money, and Subtenant shall have failed to cure the breach within thirty (30) days after written notice from Sublandlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Subtenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Sublandlord; (iii) if Subtenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Subtenant or on any property essential to the conduct of Subtenant's business shall have occurred, and Subtenant shall have failed to obtain a return or release of property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if a court shall have made or entered any decree or order adjudging Subtenant to be insolvent, or approving as properly filed a petition seeking reorganization of Subtenant, or directing the winding up or liquidation of Subtenant, and the decree or order shall have continued for a period of thirty (30) days; (vi) if Subtenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (vii) if Subtenant shall have failed to comply with the provisions of Section 23(a). An Event of Default shall constitute a default under this Sublease.

                 b. Remedies Upon Subtenant's Default. Upon an Event of Default, Sublandlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Sublease, to which Sublandlord may resort cumulatively or in the alternative:

                          (i)     Sublandlord may continue this Sublease in
full force and effect, and this Sublease shall continue in full force and effect as long as Sublandlord does not terminate Subtenant's right to possession, and Sublandlord shall have the right to collect Rent when due. During the period Subtenant is in default, Sublandlord may enter the Premises and relet it, or any part of it, to third parties for Subtenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Sublandlord. Subtenant shall be liable immediately to Sublandlord for all reasonable costs Sublandlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Sublease Term. Subtenant shall pay to Sublandlord the Rent and other sums due under this Sublease on the dates the Rent is due, less the Rent and other sums Sublandlord receives from any reletting. No act by Sublandlord allowed by this Subsection (i) shall terminate this Sublease unless Sublandlord notifies Subtenant in writing that Sublandlord elects to terminate this Sublease.

                          (ii)    Sublandlord may terminate Subtenant's right
to possession of the Premises at any time by giving written notice to that effect. No act by Sublandlord other than giving written notice to Subtenant shall terminate this Sublease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Sublandlord's initiate to protect Sublandlord's interest under this Sublease shall not constitute a termination of Subtenant's right to possession. On termination, Sublandlord shall have the right, after not less than ten (10) days notice to Subtenant, to remove all personal property of Subtenant and store it at Subtenant's cost and to recover from Subtenant as damages: (a) the present worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the present worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of Rent loss that Subtenant proves could have been reasonably avoided; plus (c) the present worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that

Subtenant proves could be reasonably avoided; plus (d) any other reasonable amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform Subtenant's obligations under this Sublease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by
Sublandlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Sublandlord's election, such other amounts in addition to or in lieu of the foregoing ads may be permitted from time to time by the laws of the State of California.

                 The "present worth at the time of award" of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "present worth at the time of award" of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the prime rate of the Bank of America at the time of award.
Subtenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Subtenant is evicted or Sublandlord takes possession of the Premises by reason of any default of Subtenant hereunder.

                 c. Sublandlord's Default. Sublandlord shall not be deemed to be in default in the performance of any obligation required to be performed by Sublandlord hereunder unless and until Sublandlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Subtenant to Sublandlord specifying wherein Sublandlord has failed to perform the obligation; within thirty (30) days after receipt of written notice by Subtenant to Sublandlord specifying wherein Sublandlord has failed to perform the obligation; provided, however, that if the nature of Sublandlord's obligation is such that more than thirty (30) days are required for its performance, then Sublandlord shall not be deemed to be in default if Sublandlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion. Notwithstanding the foregoing, if Sublandlord has failed to perform its obligation, during Standard Business Hours, under this Sublease relating to the provision of essential services, including electricity, heat, air conditioning, HVAC, water and/or elevators, Sublandlord shall be deemed to be in default if it fails to perform these obligations or fails to commence such repairs as may be required to perform these obligations within five (5) business days after receipt of written notice from Subtenant.

                 23.      Sublandlord's Right to Perform Subtenant's Covenants.

                 a. If Subtenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Sublease, Sublandlord may, but shall not be obligated to, make the payment or perform any other act to the extent Sublandlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Except in the event of an emergency or a risk of injury to occupants or invitees to the Project, Sublandlord shall give Subtenant not less than thirty (30) days advance notice prior to making a payment or performing an act upon Subtenant's failure. Any payment or performance by Sublandlord shall not waive or release Subtenant from any obligations of Subtenant under this Sublease. All sums so paid by Sublandlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Subtenant three (3) days after presentation by Sublandlord to Subtenant of the itemized amounts due, together with interest thereon at the interest Rate, from that date to the date of payment thereof by Subtenant to Sublandlord, plus collection costs and attorneys' fees. Sublandlord shall also have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

                 b. Sublandlord's Default Under the Prime Lease. Sublandlord represents and warrants to Subtenant that it is not in default under the Prime Lease and has received no notice of default. Should Sublandlord or its assigns breach or default under the Prime Lease, then Sublandlord shall provide written notice of the breach or default to Subtenant within five days from the date of the breach or default. The notice shall set forth and briefly explain the nature of the breach or default. Sublandlord shall indemnify and hold harmless Subtenant from any liability, loss, claim, cost, expense or damage incurred by Subtenant, including reasonable attorneys fees, which results from such a breach or default.

                 24.      Security Deposit.

         There shall be a security deposit in the amount of Eleven Thousand Five Hundred and 00/100 Dollars ($11,500.00) required to be paid by Subtenant prior to occupancy or in lieu thereof Subtenant may provide Sublandlord in the form attached hereto as Exhibit G an irrevocable letter of credit for the Sublease term. Upon written request of Subtenant after twelve (12) months from the Commencement Date, Sublandlord shall review Subtenant's payment history and financial condition and make a determination, in its sole and absolute discretion, as to whether a release of all or any part of Subtenant's security deposit is appropriate. Sublandlord shall notify Subtenant of its decision within thirty (30) days after receipt of Subtenant's request.

                 25.      Tenant Improvement Allowance.

                 a. Amount of Tenant Improvement Allowance. Upon execution of this Sublease, Subtenant shall become entitled to an allowance in the amount of Five Dollars and 00/100 ($5.00) per rentable square foot as a tenant improvement allowance ("Tenant Improvement Allowance"). Any amount over the Tenant Improvement Allowance (up to an additional $45,000.00) will at the option of Subtenant on or before the Sublease Commencement Date be amortized onto the rental rate at ten percent (10%) annual interest over the Sublease Term or be paid in cash. This Amount will be the "Overstandard Tenant Improvement Allowance." Any cost exceeding the Tenant Improvement Allowance plus the Overstandard Tenant Improvement Allowance will be paid in cash by Subtenant to Sublandlord on the Sublease Commencement Date. Provided Subtenant does not make any changes to the Tenant Improvement Work set forth in Exhibit H that would increase costs or delay completion, Sublandlord agrees that the cost for such work will not exceed the Tenant Improvement Allowance plus $43,000.00.

                 b. Use of Tenant Improvement Allowance. The Tenant Improvement Allowance shall be used solely by Sublandlord to pay for tenant improvement costs, working drawings, permits, engineering and design fees, moving costs, installation of data and telecommunications wiring, security systems and other tenant fixtures (which shall be immovable and shall not include personal property) as outlined in Exhibit H.

                 c. Furniture. Sublandlord shall contribute furniture work stations as outlined in the preliminary space plan and shown on Exhibit I, at no additional cost to the Subtenant. Cost of reconfiguration of the furniture system, in addition to the preliminary plan will be a separate line item in the total tenant improvement costs. Subtenant can either amortize the full amount or pay the full amount in cash.

                 26.      Tenant Improvement Work.

                 a. Construction By Subtenant. Subject to the terms of the Prime Lease and this Subsection, Sublandlord will construct for Subtenant the Tenant Improvement Work outlined in Exhibit H by November 21, 1992. The demolition of the existing tenant improvements and the construction of the replacement Tenant Improvements is hereinafter referred to as the "Tenant Improvement Work." All plans and specifications and related documents for the Tenant Improvement Work shall be subject to Sublandlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Sublandlord shall have the right to charge Subtenant a fee of Five Thousand Dollars ($5,000.00) for Sublandlord's approval and supervision of the Tenant Improvement Work. Sublandlord agrees to perform all Tenant Improvements in a workmanlike manner. If for reasons other than force majeure, the Tenant Improvement Work in the portion of the Premises comprising approximately 2,488+/- rentable square feet as shown in Exhibit H is not completed by November 20, 1992 (except for punch list items), Sublandlord shall permit Subtenant to occupy the Premises at a Base Rent of $7,950.00 per month (prorated on a daily basis) for the number of days commencing November 23, 1992 until the Premises are so completed (the "Reduced Rent Period"). This Reduced Rent Period shall commence on the date the Tenant Improvement Work is completed.

                 b. Punch List Items. Within seven (7) days after Sublandlord has completed the Tenant Improvement Work with respect to the area shown on Exhibit H comprising approximately 6,000 rentable square feet of the Premises, and so advised Subtenant in writing, Subtenant shall deliver to Sublandlord a list of *punch list" items required to be completed in such portion of the Premises. Sublandlord shall proceed diligently to promptly correct such items. Sublandlord and Subtenant shall follow the same procedure for punch list items after Sublandlord advises Subtenant in writing that the Tenant Improvement Work has been completed for the balance of the Premises. If Subtenant does not advise Sublandlord within such seven (7) day period, Subtenant shall be deemed to have fully accepted the Premises or the applicable portion thereof.

                 27.      Surrender of Premises.

                 a. Condition. On the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord in its condition as of the Sublease Commencement Date, normal wear and tear, condemnation, casualty and Acts of God excepted.

                 b. Removal. Subtenant shall remove from the Premises any free standing HVAC systems. Subtenant also shall remove all of Subtenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 16. Subtenant shall repair material damage or perform any material restoration work required by the removal. If Subtenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Sublandlord may remove the property and store it at Subtenant's expense, including interest at the Interest Rate.

                 c. Indemnity for Sublease. If the Premises are not so surrendered at the expiration or earlier termination of this Sublease, Subtenant shall indemnify Sublandlord against all loss or liability resulting from delay by Subtenant in so surrendering the Premises.

                 d. Removal of Hazardous Materials. Subtenant shall remove from the Premises, in accordance with all applicable laws and regulations, any Hazardous Materials used by or placed on the Premises by Subtenant during the term of this Sublease and all the materials listed on Exhibit M.

                 28.      Holding Over.

                 If Subtenant remains in possession of all or any part of the Premises after the expiration of the Sublease Term or the termination of this Sublease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Sublease Term, and any other sums due under this Sublease shall be payable in the amount, and at the times, specified in this Sublease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Sublease and Subtenant shall vacate the Premises within thirty (30) days after receipt of notice from Sublandlord requesting Subtenant to vacate.

                 29.      Access to Premises.

                 Except in the event of an emergency (during which an agent or employee of Subtenant need not be present and notice need not be given) Sublandlord or Sublandlord's agents shall enter the Premises only when an agent or employee of Subtenant is present at the Premises and only upon twenty-four
(24) hours prior notice to Subtenant. Notwithstanding the foregoing, Sublandlord may enter the Premises when requested by Subtenant, its employees or agents, without regard to whether an agent or employee of Subtenant is present at the Premises. Subtenant shall use all reasonable efforts to make sure that an agent or employee of Subtenant is present at the Premises at all times during normal business hours and at times other than normal business hours upon twenty-four (24) hours prior notice from Sublandlord. Sublandlord's entry may be for the purpose of inspecting the Premises; posting Notices of Nonresponsibility and similar notices; showing the Premises to interested parties such as prospective mortgagors, purchasers and tenants of the Building or, during the nine (9) month period prior to the Expiration Date, prospective Subtenants of the Premises; making necessary alterations, additional, improvements or repairs to the Premises; and discharging Subtenant's obligations hereunder when Subtenant has failed to do so within a reasonable time after written notice from Sublandlord. The above rights are subject to reasonable security regulations of Subtenant, and to the requirement that Sublandlord shall at all times act in a manner to cause the least possible interference with Subtenant's operations.

                 30.      Signs and Logos.

                 a. Directory Lobby Signage. Sublandlord shall provide Subtenant with directory lobby signage, and Subtenant's sign on Subtenant's door within the Building.

                 b. Limitation. The size, design, color, location and other physical aspects of any sign of Subtenant within the Project shall be subject to (i) the CC&Rs, (ii) the AT&T Center Rules, (iii) Landlord's and Sublandlord's approval prior to installation, and (iv) the receipt of any appropriate municipal or other governmental approvals.

                 c. Costs. The costs of any permitted sign or logo and the costs of its installation, maintenance and removal, shall be borne by Subtenant.

                 31.      Waiver of Subrogation.

                Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waives and releases the other from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building, or the Project; to improvements to the Premises or personal property (building contents) within the Premises; or to any furniture, equipment, machinery, goods and supplies not covered by this Sublease, which Subtenant may bring or obtain upon the Premises or any additional improvements which Subtenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Sublease, regardless of cause or origin, including negligence of Sublandlord or Subtenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Sublandlord or Subtenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer and only to the extent insurance proceeds are received by the affected party. Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Sublease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies property endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

                 32.      Attornment by Subtenant.

                 Subtenant, at Landlord's option, shall attorn to Landlord and waive any rights it may have to terminate this Sublease or to surrender possession thereunder as a result of termination of the Prime Lease.

                 33.      Subordination.

                 a. Subordinate Nature. In addition to being subordinate to the Prime Lease, this Sublease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building, the Premises or the Project, to the CC&Rs, and to all renewal, modifications, consolidations, replacements and Extensions thereof. Within fifteen (15) days after Landlord's or Sublandlord's written request therefor, Subtenant shall execute any and all documents required by Landlord, Sublandlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Sublease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

                 b. Possible Priority of Sublease. If a Lessor or a Holder advises Sublandlord that it desires or requires this Sublease to be prior and superior to a lease, mortgage or deed of trust, Sublandlord may notify Subtenant. Within fifteen (15) days after Sublandlord's notice, Subtenant shall execute, have acknowledged and deliver to Sublandlord any and all documents or instruments, in the form presented to Subtenant, which Sublandlord, Lessor or Holder deems necessary or desirable to make this Sublease prior and superior to the lease, mortgage or deed of trust.

                 c. Recognition or Attornment Agreement. If Lessor, Holder or Landlord requests subtenant to execute a document subordinating this Sublease, the document shall provide that, so long as Subtenant is not in default, Lessor, Holder or Landlord shall agree to enter into either a recognition or attornment agreement with Subtenant, or a new lease with Subtenant upon the same terms and conditions as to possession of the Premises, which shall provide that Subtenant may continue to occupy the premises so long as Subtenant shall pay the Rent and observe and perform all the provisions of this Sublease to be observed and performed by Subtenant.

                 34.      Transfer of the Property.

                 Upon Sublandlord transferring its interest in the Premises and assigning this Sublease and such transferee's assumption in full of Sublandlord's obligations under this Sublease, Sublandlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Sublease occurring after the consummation of the transfer and assignment. Subtenant shall attorn to any entity purchasing or otherwise acquiring Sublandlord's interest in the Premises at any sale or other proceeding.

                 35.      Estoppel Certificates.

                 a. Obligation to Provide. Subject to the provisions of Subsection 35(b), within twenty (20) days following written request by Sublandlord, Subtenant shall execute and deliver to Sublandlord an estoppel certificate, in the form prepared by Sublandlord. The certificate shall: (i) certify that this Sublease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Sublease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder, or if there are uncured defaults on the part of the Sublandlord, state the nature of the uncured defaults; and (iii) evidence the status of the Sublease as may be required either by a lender making a loan to Sublandlord (or Landlord) to be secured by deed of trust or mortgage covering the Premises or a purchaser of Landlord's or Sublandlord's interest in the Premises.

                 b. Frequency. Sublandlord shall not request more than three (3) different estoppel certificates from Subtenant within any one (1) calendar year.

                 36.      Mortgagee Protection.

                 In the event of any default on the part of Sublandlord, Subtenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering all or any portion of the Project (whose names and addresses Sublandlord shall have provided to Subtenant) and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of all or any portion of the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                 37.      Attorneys' Fees.

                 If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Sublease, to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Sublease or right of either party, the prevailing party shall be entitled to recover, as a part of this action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

                 38.      Brokers.

                 a. Specified Brokers. Sublandlord and Subtenant warrant and represent that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, except for the Brokers (i.e., Cushman Realty Corporation and Norris Beggs & Simpson, and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease.

                 b. Indemnity. Subtenant and Sublandlord each shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any broker (other than Brokers) or individual (other than employees and agents of Brokers) for commissions or fees resulting from this Sublease. Each party's indemnity shall extend to those claims which are the result of the activities of the indemnifying party.

                 39.      Parking.

                 a. General Provisions. Subtenant shall have the right to park in the Project's parking facilities, exclusive of reserved parking areas, in common with other tenants of the Project upon terms and conditions as may from time to time be established by Sublandlord, but in no event shall Subtenant have a parking ratio less than four (4) spaces per one thousand (1,000) rentable square feet of the Premises. The parking facilities as of the date of this Sublease are shown on Exhibit J, attached hereto. There shall be no charge for any portion of the parking facilities which is not reserved except for such charges as may be imposed by governmental authorities consistently applied to all Project tenants and subtenants. Subtenant agrees not to use in excess of its proportionate share of parking facilities and agrees to cooperate with Sublandlord and any other tenants in the use of the parking facilities. Sublandlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Subtenant and the other tenants of the Project. Sublandlord shall not be liable to Subtenant, nor shall this Sublease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

                 40.      Utilities and Services.

                 a. Right to Terminate. Subtenant shall have the right to terminate this Sublease if there is a continuous interruption of the electrical or water service for a period in excess of thirty (30) consecutive days and the interruption was not the result of the negligence or willful misconduct of Subtenant or any of Subtenant's employees, agents or invitees. Subtenant shall exercise its right to terminate this Sublease pursuant to this Subsection within ten (10) days after the service has been interrupted for thirty (30) consecutive days. Subtenant shall have the right to abate its rental obligations under this Sublease commencing on the eighth (8) business day after, but only after, a continuous interpretation as set forth in this
Section 40.a, which rent abatement shall be until the earlier of the date the services are substantially restored or the date Subtenant exercises its termination right pursuant to this Section 40.a.

                 b. Separate Metering. Provided that Subtenant's electricity use does not exceed the level of electricity defined in Section 5(b) which is normal for offices operating primarily during Standard Business Hours, Subtenant shall only be responsible for the cost of electricity usage during times other than Standard Business Hours. Subtenant shall have the right, at Subtenant's sole expense, to have the electricity use of the Premises separately metered or submetered. If Subtenant does have the electricity use of the Premises separately metered, (i) all the costs of the electricity used within the Premises shall be paid by Subtenant at the then current prevailing rate charged by the public utility company and (ii) the Base Year Common Area Expenses and Base Rent both shall be reduced by the amount attributable to the electrical services for the Premises provided by Sublandlord during the Base Year. If Subtenant does not have the electricity use of the Premises separately metered, Subtenant shall reimburse Sublandlord for all costs of the electricity used within the Premises during other than standard Business Hours.

                 41.      Quitclaim.

                 Upon any termination of this Sublease, Subtenant, at Sublandlord's request, shall execute, have acknowledged and deliver to Sublandlord a quitclaim deed of all

Subtenant's interest in the Premises, Building, Land and Project created by this Sublease.

                 42.      Notices.

                 Any notice or demand required or desired to be given under this Sublease shall be in writing and shall be given by hand delivery, electronic mail (e.g., telecopy), overnight courier or the United States mail. Notices which are sent by electronic mail or overnight courier shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Sublease, the addresses of Sublandlord and Subtenant are as follows:

Sublandlord:              AT&T Resource Management Corporation
                          District Manager Real Estate -- Signature Buildings
                          222 Mt. Airy Road
                          Basking Ridge, New Jersey 07920

Subtenant:                International Microelectronic Products, Inc.
                          Vice President-Engineering
                          2830 North First Street
                          San Jose, California 95134

Either party may change its address by giving notice of the change in accordance with this Section.

                 43.      Sublandlord's Exculpation.

                 In the event of default, breach or violation by Sublandlord (which term includes Sublandord's partners, co-venturers and co-tenants, and offices, directors, employees, agents and representatives of Sublandlord and Sublandlord's partners, co-venturers and co-tenants) of any of Sublandlord's obligations under this Sublease, Sublandlord's liability to Subtenant shall be limited to its leasehold interest in the Building or Project. Sublandlord shall not be personally liable, or liable in any event, for any deficiency beyond its leasehold interest in the Building and Project.

                 44.      Additional Structures.

                 Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Sublease or impose any liability on Sublandlord.

                 45.      Confidentiality.

                 a. General Restrictions. Sublandlord and Subtenant shall use commercially reasonable efforts to keep the specific economic terms of this Sublease (including all Exhibits hereto) confidential, and shall not, without the consent of the other party (which consent the other party may withhold at its sole discretion), disclose all or any portion of the terms to any other person or entity. This Section 45 imposes no obligation upon either party with respect to such economic terms which are or become available to the public through no fault of such party, its employees, agents or broker.

                 b. Public Disclosure. Prior to the public disclosure of any information regarding this Sublease by either party, to the press medium or otherwise, the party shall obtain the prior written consent of the other party, which consent may be withheld in the other party's sole discretion.

                 46.      General.

                 a. Captions. The captions and headings used in this Sublease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Sublease.

                 b. Time. Time is of the essence for the performance of each term, condition and covenant of this Sublease.

                 c. Severability. If any provision of this Sublease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

                 d. Choice of Law; Construction. This Sublease shall be construed and enforced in accordance with the laws of the State of California. The Language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Sublandlord or Subtenant.

                 e. Gender: Singular, Plural. When the context of this Sublease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

                 f. Binding Effect. The covenants and agreements contained in this Sublease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Sublease is assignable).

                 g. Waiver. The waiver by Sublandlord or Subtenant of any breach of any term, condition or covenant of this Sublease shall not be deemed to be a waiver of the provision of any subsequent breach of the same or any other term, condition or covenant of this Sublease. The subsequent acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Sublease shall be deemed to have been waived by Sublandlord unless the waiver is in writing signed by Sublandlord. Similarly, no covenant, term or condition of this Sublease shall be deemed to have been waived by Subtenant unless the waiver is in writing signed by Subtenant.

                 h. Entire Agreement. This Sublease comprises the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

                 i. Counterparts. This Sublease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

                 j. Exhibits. The Basic Sublease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

                 k. Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

                 l. Consent. Except as otherwise specifically provided in this Sublease, whenever the consent or approval of either party is required under this Sublease, the consent or approval shall not be unreasonably withheld or delayed. Except as otherwise specifically provided in this Sublease, whenever a determination must be made by Sublandlord or Subtenant under this Sublease, the determination shall be made on a reasonable basis and in a reasonable manner.

                 m. Authority. Sublandlord and Subtenant represent and warrant to each other that they have full right, power and authority to enter this Sublease without the consent or approval of any entity or person other than the consent of Rosewood Associates, as set forth on the signature page hereof and make these representations knowing the other party will rely thereon.

                 IN WITNESS WHEREOF, the parties have executed this Sublease on the dates set forth below, effective as of the date first above written.



                                       SUBLANDLORD:

                                       AT&T RESOURCE MANAGEMENT
                                       CORPORATION

                                       a New York corporation

                                       By: /s/ T. F. SCHAIBLE
                                           -------------------------------------
                                       For Its: Development Director
                                                --------------------------------
                                       Date: 11/9/92
                                             -----------------------------------

                                       SUBTENANT:

                                       INTERNATIONAL MICROELECTRONIC
                                       PRODUCTS, INC.

                                       a Delaware Corporation

                                       By: /s/ Jerry
                                           -------------------------------------
                                       Its: Vice President
                                            ------------------------------------
                                       Date: 30 October 1992
                                             -----------------------------------

                               AMENDMENT OF LEASE

         This Agreement which is effective as of the 1st day of October, 1991, is entered by and between Rosewood Associates, a California general partnership (Landlord) and AT&T Resource Management Corporation, a New York corporation (AT&T-RMC or Tenant).

         This Amendment of Lease is entered on the basis of the following facts, intentions and understandings of the parties:

         A. Whereas, on September 23, 1986, AT&T-RMC entered a lease (the "Lease"), under which AT&T-RMC was landlord and the American Telephone and Telegraph Company ("AT&T") was tenant, which lease concerns certain premises in the Hacienda Business Park, Pleasanton, California; and

         B. Whereas, AT&T-RMC has assigned the interest of landlord under the Lease to Landlord, a California general partnership comprised of AT&T-RMC and The Prudential Insurance Company of America; and

         C. Whereas, AT&T has assigned the interest of tenant under the Lease to AT&T-RMC; and

         D. Whereas, by reason of the assignment by AT&T, the interest of AT&T-RMC in the "Lease" is that of tenant; and

         E. Whereas, AT&T-RMC desires to sublease portions of the demised Premises to a Subtenant; and

         F. Whereas, the term required in the Sublease to the Subtenant is greater than AT&T-RMC term in the Building containing the portions of the demised Premises to be sublet to Subtenant.

         NOW, THEREFORE, IN CONSIDERATION of mutual covenants and promises of the parties, the parties hereto agree as follows:

         1. Exhibit G, "EXPIRATION DATE MEMORANDUM" to the Lease is amended as follows:

         (a) The date of "January 17, 1999" shall be substituted for the date "December 6, 1997" with respect to Building AA, commonly known as 4410 Rosewood Drive, Hacienda Business Park, Pleasanton, California; and

         (b) The date "February 22, 1998" shall be substituted for the date "January 17, 1999" with respect to Building DD, commonly known as 4440 Rosewood Drive, Hacienda Business Park, Pleasanton, California.

         IN WITNESS WHEREOF, the parties have executed this Amendment of Lease on the dates set forth below, effective as of the date first above written.


                                       ROSEWOOD ASSOCIATES, a California
                                       General Partnership

                                       By: /s/ Warren
                                           -------------------------------------
                                       Its: Managing Agent
                                            ------------------------------------
                                       Date: 12/3/91
                                             -----------------------------------

                                       AT&T RESOURCE MANAGEMENT CORPORATION,
                                       a New York corporation

                                       By: /s/ Stephanie
                                           -------------------------------------
                                       For Its: Real Estate Vice President
                                                --------------------------------
                                       Date: 1/3/92
                                             -----------------------------------

                             HACIENDA BUSINESS PARK
                               ABSOLUTE NET LEASE

                                    Between


                      AT&T RESOURCE MANAGEMENT CORPORATION
                             A New York corporation
                                   "Landlord"


                                      and



                     AMERICAN TELEPHONE & TELEGRAPH COMPANY
                             a New York corporation
                                    "Tenant"

                               ABSOLUTE NET LEASE


                               TABLE OF CONTENTS

                                                                                                            PAGE
RECITALS                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

      1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2

      2.   Lease of the Buildings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

      3.   Design and Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6

      4.   Term         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
           a.    Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
           b.    Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
           c.    Required Commencement Date for PBX Facility  . . . . . . . . . . . . . . . . . . . . .        6
           d.    Early Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
           e.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
           f.    Commencement Date Memorandum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
           g.    Tenant Delays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
           h.    Calculation of Tenant Delays . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
           i.    Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

      5.   Adjustment of Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
           a.    Adjustment Upon Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . .       10
           b.    Expiration Date for Special Purposes Buildings . . . . . . . . . . . . . . . . . . . .       10
           c.    Effect of Adjustments Upon Extension . . . . . . . . . . . . . . . . . . . . . . . .         10
           d.    Expiration Date Memorandum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

      6.   Substitution of Expiration Dates of Buildings  . . . . . . . . . . . . . . . . . . . . . .         11
           a.    Buildings Subject to Substitution  . . . . . . . . . . . . . . . . . . . . . . . . . .       11
           b.    Right to Substitute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
           c.    Exercise of Substitution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
           d.    Restrictions on Substitution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
           e.    Substitution Date Memorandum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12

      7.   Fixed Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
           a.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
           b.    Amount of Fixed Rent Per Building  . . . . . . . . . . . . . . . . . . . . . . . . . .       12
           c.    Escalation in Fixed Rent-Other Than Basement Space . . . . . . . . . . . . . . . . . .       12
           d.    No Escalation in Fixed Rent-Basement Space . . . . . . . . . . . . . . . . . . . . . .       12

      8.   Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
           a.    Obligation of Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
           b.    Payment of Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
           c.    General Rule Regarding Proration of Additional Rent  . . . . . . . . . . . . . . . . .       13
           d.    Real Property Taxes For Land and Assessments...  . . . . . . . . . . . . . . . . . . .       13
           e.    Proration of Real Property Taxes Attributable to Buildings . . . . . . . . . . . . . .       14
           f.    Proration of Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
           g.    Items and Manner of Proration Based Solely on Usage  . . . . . . . . . . . . . . . . .       14

      9.   Additional Rent Upon Excess Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15





                                       i.

                                                                                                            Page
      10.  Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
           a.    Payment of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
           b.    Interest on Delinquent Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15

      11.  Absolute Net Nature of Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
           a.    Rent Absolutely Net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
           b.    No Abatement or Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
           c.    Waiver of Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
           d.    Exceptions to Absolute Net Nature  . . . . . . . . . . . . . . . . . . . . . . . . . .       17

      12.  Security Deposit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17

      13.  Property Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
           a.    Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
           b.    Definition of Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
           c.    Definition of Assessments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
           d.    Assessment Districts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
           e.    Tenant's Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
           f.    Limitation on Tenant's Obligations
                       For Assessment District Liens  . . . . . . . . . . . . . . . . . . . . . . . . .       19
           g.    Landlord's Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       20
           h.    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       20
           i.    Removal of Project From Tax Rolls  . . . . . . . . . . . . . . . . . . . . . . . . . .       21
           j.    Increases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
           k.    Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
           l.    Calculation of Assessments Due From Tenant   . . . . . . . . . . . . . . . . . . . . .       22
           m.    Personal Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
           n.    Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
           o.    Increases in Real Property Taxes as a Result of Sale . . . . . . . . . . . . . . . . .       23

      14.  Utilities & Services   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
           a.    obligation of Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
           b.    Intention of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24

      15.  Management Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

      16.  Fixtures     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

      17.  Use of the Project   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
           a.    Tenant's Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
           b.    CC&R's.... . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
           c.    Conflict Within Applicable Restrictions  . . . . . . . . . . . . . . . . . . . . . . .       26
           d.    Uses Prohibited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
           e.    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
           f.    Sewage Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
           g.    Easement to PBX Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29

      18.  PUD, Design Approval and Development Agreement   . . . . . . . . . . . . . . . . . . . . . .       30
           a.    PUD    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
           b.    Design Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
           c.    Subsequent PUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
           d.    Development Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
           e.    Subsequent Development Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
           f.    Consent and Waiver of Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
           g.    Tenant's Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31





                                      ii.

                                                                                                            Page
      19.  Repair and Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
           a.    Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
           b.    Right of Landlord to Make Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . .       32
           c.    Limitation on Obligation of Landlord . . . . . . . . . . . . . . . . . . . . . . . . .       33
           d.    Amortization of Certain Capital Expenditures . . . . . . . . . . . . . . . . . . . . .       33
           e.    Standard of Repairs and Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . .       35
           f.    Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
           g.    Inspection of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35

      20.  Amortization of Costs With Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
           a.    Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
           b.    Prepayment of Amortized Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
           c.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36

      21.  Insurance    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
           a.    Right of Tenant to Self-Insure . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
           b.    Premises Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
           c.    Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
           d.    Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
           e.    Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
           f.    Increased Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
           g.    Co-Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
           h.    No Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39
           i.    Insurance Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
           j.    Tenant's Failure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
           k.    Landlord's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
           l.    Additional insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
           m.    Insurance Unavailable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40

      22.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       41

      23.  Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42

      24.  Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42
           a.    Tenant's Obligation to Repair  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42
           b.    Insurance Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       43
           c.    No Abatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
           d.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
           e.    Restoration of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44

      25.  Eminent      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       46
           a.    Rights and obligations Governed by Lease . . . . . . . . . . . . . . . . . . . . . . .       46
           b.    Total Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       46
           c.    Partial Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       46
           d.    Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       46
           e.    Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
           f.    Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47

      26.  Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
           a.    Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
           b.    Sublet Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
           c.    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
           d.    Information to be Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
           e.    Landlord's Options -- Sublet Not After
                       Nine (9) or Eighteen (18) years  . . . . . . . . . . . . . . . . . . . . . . . .       48
           f.    Landlord's Options -- Sublet After Nine (9) or
                       Eighteen (18) Years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       49
           g.    Landlord's Right to Cancel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       49
           h.    Failure of Landlord to Elect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
           i.    Revisions to Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50





                                      iii.

                                                                                                            Page
           j.    No Consent of Landlord; Provisions of Sublet . . . . . . . . . . . . . . . . . . . . .       50
           k.    After Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
           l.    Subletting to Parent or Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . .       50
           m.    Subrent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
           n.    Scope  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
           o.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
           p.    Executed Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
           q.    Transfer to Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51

      27.  Alterations, Additions and improvements  . . . . . . . . . . . . . . . . . . . . . . . . . .       52
           a.    Permitted Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
           b.    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
           c.    Indemnification By Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         53
           d.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53

      28.  Liens        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
           a.    Payment by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
           b.    Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
           c.    Failure to Remove  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54

      29.  Surrender of the Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
           a.    Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
           b.    Tenant's Failure to Remove . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
           c.    Indemnity For Failure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55

      30.  Holding Over   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55

      31.  Landlord's Right to Enter the Project  . . . . . . . . . . . . . . . . . . . . . . . . . . .       55

      32.  Landlord's Reserved Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55

      33.  Signs        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
           a.    General Restriction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
           b.    Signs Visible outside of Building  . . . . . . . . . . . . . . . . . . . . . . . . . .       56
           c.    Costs of Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56

      34.  Default      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
           a.    Tenant's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
           b.    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
           c.    Assignment of Rights and Monies  . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
           d.    Additional Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
           e.    Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
           f.    Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
           g.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
           h.    After Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
           i.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60

      35.  Option to Extend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
           a.    Conditions to Exercise of Right  . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
           b.    Exercise of Option to Extend . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
           c.    Initial Fixed Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
           d.    Methods of Determining Fixed Rent
                       During Extension Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
           e.    Fixed Rent If Appraisal Not Completed  . . . . . . . . . . . . . . . . . . . . . . . .       62
           f.    Increases In Fixed Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
           g.    Tenant's Right to Terminate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64

      36.  Option to Extend As to Portion of Basement   . . . . . . . . . . . . . . . . . . . . . . . .       64
           a.    Right to Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64





                                      iv.

                                                                                                            Page
           b.    Areas Subject to Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
           c.    Condition to Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
           d.    Exercise of option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
           e.    Effect of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
           f.    Fixed Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
           g.    Incidental Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66

      37.  Multi-Tenant occupancy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
           a.    Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
           b.    Landlord's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
           c.    Tenant's Percentage Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
           d.    Tenant's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
           e.    Landlord's Percentage Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
           f.    Project Common Area Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . .       68
           g.    Payment by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
           h.    Annual Revision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
           i.    Comparison of Actual and Estimated
                       Project Common Area Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .       69
           j.    Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
           k.    Failure to Pay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
           l.    Landlord's Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
           m.    Allocation of Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
           n.    Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70

      38.  Toxic Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
           a.    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
           b.    Tenant's Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
           c.    Inspection Rights; Costs of Monitoring . . . . . . . . . . . . . . . . . . . . . . . .       71
           d.    Further Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
           e.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72

      39.  Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
           a.    Subordinate Nature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
           b.    Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72

      40.  Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
           a.    Delivery Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
           b.    Failure of Tenant to Deliver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
           c.    Revised Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
           d.    Financial Statements of Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73

      41.  Landlord Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
           a.    Assignment to Joint Venture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
           b.    Further Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74

      42.  Right of First Offer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
           a.    Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
           b.    Acceptance of Offer; Agreement of Purchase and Sale  . . . . . . . . . . . . . . . . .       74
           c.    Deemed Rejection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
           d.    Release of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75

      43.  Landlord's Right to Perform Tenant's Covenants   . . . . . . . . . . . . . . . . . . . . . .       75

      44.  Escrow Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
           a.    Establishment of Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
           b.    Excess or Insufficient Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .       76

      45.  Mortgagee Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76





                                       v.

                                                                                                            Page
      46.  Brokerage Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77

      47.  Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77

      48.  Substantiation of Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77

      49.  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
           a.   Matters Subject to Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
           b.   Establishing Method of Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . .       77
           c.   instituting Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
           d.   Arbitration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
           e.   Basis of Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
           f.   Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79

      50.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
           a.   Executive Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
           b.   Waiver By Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
           c.   No Waiver By Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
           d.   Accord and Satisfaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
           e.   Limitation of Landlord's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . .       80
           f.   Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
           g.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
           h.   Portion and Whole . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           i.   Singular and Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           j.   Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           k.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           l.   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           m.   Captions and Article Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           n.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           o.   Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           p.   Examination of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           q.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
           r.   Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
           s.   Relationship of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
           t.   No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
           u.   No Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
           v.   Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       83
           w.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       83
           x.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       83
           y.   Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       83
           z.   Reasonableness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       84

           Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       84





                                      vi.

                                    EXHIBITS
                                    --------

EXHIBIT A               --          Description of Phase II
EXHIBIT B               --          Existing Leases of Tenant Within Phase I
EXHIBIT C               --          Construction Procedures
EXHIBIT C-1             --          Building Shell Definition
EXHIBIT C-2             --          Basement Spaces
EXHIBIT C-3             --          Footprints of Building Shells
EXHIBIT D               --          Square Footage Calculations
EXHIBIT E               --          Early Entry Agreement
EXHIBIT F               --          Commencement Date Memorandum
EXHIBIT G               --          Expiration Date Memorandum
EXHIBIT G-1             --          Substitution of Expiration Memorandum
EXHIBIT H               --          Rules and Regulations
EXHIBIT I               --          Conditions to PUD 85-8
EXHIBIT I-1             --          Conditions to PUD 85-8-1D
EXHIBIT J               --          Development Agreement
EXHIBIT K               --          Form of Estoppel Agreement
EXHIBIT L               --          Form of Release
EXHIBIT M               --          Approval Acknowledgement
EXHIBIT N               --          Contract Attachments





                                      vii.

                               ABSOLUTE NET LEASE


         THIS ABSOLUTE NET LEASE ("Lease") is entered as of the 23rd day of September , 1986, by and between AT&T RESOURCE MANAGEMENT CORPORATION ("Landlord"), a New York corporation, and AMERICAN TELEPHONE & TELEGRAPH COMPANY ("Tenant"), a New York corporation.

         THIS LEASE IS ENTERED on the basis of the following facts, intentions and understandings of the parties:

         A. The Prudential Insurance Company of America ("Prudential") is the owner of certain unimproved real property ("Land") located in the Hacienda Business Park in the City of Pleasanton, County of Alameda, State of California. The Land, which is within what is known as Phase II of the Hacienda Business Park, is more particularly described in Exhibit A, attached hereto.

         B. Tenant presently occupies seven (7) buildings on five (5) parcels of real property within what is known as Phase I of the Hacienda Business Park. A list of the leases for the improved real property presently occupied by Tenant in Phase I of the Hacienda Business Park is attached hereto as Exhibit B.

         C. Landlord and Prudential have entered a joint venture agreement. Pursuant to the joint venture agreement, Prudential will contribute the Land to the joint venture and Landlord will contribute this Lease and the Building CC Lease, as defined below, to the joint venture. The Land then will be improved with eight (8) buildings. Pursuant to this Lease, Tenant will lease seven (7) of the buildings and will have the right to use the Land. The seven (7) buildings to be leased to Tenant pursuant to this Lease are hereinafter collectively referred to as the "Buildings;" and are individually referred to as a "Building." The Buildings are known as Building AA, Building BB, Building DD, Building EE, Building FF, Special Purpose Building No. 1 and Special Purpose Building No. 2.

         D. Pursuant to an Absolute Net Lease (Building CC) ("Building CC Lease"), Tenant will lease the eighth of the eight (8) buildings to be constructed on the Land and will have the right to use the Land. The building to be leased to Tenant pursuant to the Building CC Lease is hereinafter referred to as "Building CC." The seven (7) Buildings, Building CC and the Land are hereinafter collectively referred to as the "Project."

         E. Landlord and Tenant desire to enter this Lease pursuant to which Landlord will lease the Buildings to Tenant on an absolute net-basis. Concurrently, Landlord and Tenant will enter the Building CC Lease pursuant to which Tenant will lease Building CC to Tenant also on an absolute net basis.

         F. Although this Lease and the Building CC Lease are separate and distinct leases, Landlord and Tenant also desire that, except as otherwise specifically provided in





                                       1.

the Building CC Lease or this Lease, the Building CC Lease and this Lease are to be administered as if they were one lease. Landlord and Tenant also desire that, except as specifically provided in this Lease or the Building CC Lease, the terms of this Lease shall be incorporated into the Building CC Lease.

         G. During the term of this Lease and the term of the Building CC Lease, Tenant will have the right to use the Project Common Areas, as hereinafter defined.

         H. Landlord and Tenant also desire that completion of construction of the PBX Facility, as hereinafter defined, be completed prior to occupancy of any of the Buildings or Building CC.

         I. Landlord and Tenant also desire to provide that expiration of the term of this Lease be staggered over a period of time in order that expiration of this Lease shall not occur as to more than one (1) Building (or one (1) Building and Building CC) during any three (3) month period; provided, however, that this restriction on expiration will not apply to Special Purpose Building No. 1 and Special Purpose Building No. 2.

         J. Landlord and Tenant further desire to provide that the term of this Lease for the Buildings and the term of the Building CC Lease be coordinated such that the term of this Lease for all the Buildings and the term of the Building CC Lease, collectively, shall average ten (10) years from the commencement of this Lease for each Building and Building CC.

         K. Landlord and Tenant also desire to provide that Tenant shall have the right to substitute the expiration date for a Building or Building CC for the expiration date for another Building or Building CC.


         NOW, THEREFORE, IN ACCORDANCE with the facts, intentions and understandings of the parties, the parties hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings when used in this Lease:

                 a. Additional Rent. The term "Additional Rent" shall have the meaning set forth in Subsection 8.a.

                 b. Architect. The term "Architect" shall mean Hellmuth, Obata and Kassabaum, Inc., or such other architect that Landlord and Tenant may agree upon.

                 c. Assessment Districts. The term "Assessment Districts" shall have the meaning set forth in Subsection 13.c.

                 d. Assessments. The term "Assessments" shall have the meaning set forth in Subsection 13.c.

                 e. Association. The term "Association" shall have the meaning set forth in Subsection 17.b.





                                       2.

                 f. BOMA - The term "BOMA" shall mean the Building owners and Managers Association international "Standard Method for Measuring Floor Area Office Buildings" (ANSI Z65.1-1980), as amended from time to time. The BOMA standard for calculating the square footages of the Buildings and Building CC shall only be applicable during the period of multi-tenant occupancy of the Project (see Section 37).

                 g. BOMA Square Footage. The term "BOMA Square Footage" shall mean the square footage of the Buildings and Building CC calculated in accordance with BOMA. As of the date of this Lease, it is not possible for the BOMA Square Footages to be determined. At such time as the BOMA Square Footages can be calculated, a schedule of the BOMA Square Footages of the Buildings and Building CC shall be inserted in this Lease as Exhibit D-1. The BOMA Square Footages shall only be applicable during the period of multi-tenant occupancy of the Project (see Section 37).

                 h. Building; Buildings. The terms "Building" and "Buildings" shall have the meanings set forth in Recital C, as further described in Exhibit C and Exhibits C-1 through C-3.

                 i. Building CC. The term "Building CC" shall have the meaning set forth in Recital D.

                 j. Building CC Lease. The term "Building CC Lease" shall have the meaning set forth in Recital D.

                 k. Building Shell. The term "Building Shell" when used in connection with a Building shall have the meaning set forth in Exhibit C and Exhibits C-1 through C-3.

                 l. CC&Rs. The term "CC&Rs" shall mean the Covenants, Conditions and Restrictions that apply to Phase II of the Hacienda Business Park, as amended from time to time.

                 m. City. The term "City" shall mean the City of Pleasanton.

                 n. Commencement Date. The term "Commencement Date" as it relates to any particular Building shall have the meaning set forth in Subsection 4.b.

                 o. Condemnation. The term "Condemnation" shall have the meaning set forth in Subsection 25.a.

                 p. Consumer Price Index. The term "Consumer Price Index" shall mean the Consumer Price Index ("CPI") for All Urban Consumers, All Items, for the San Francisco-Oakland Metropolitan Area, as published by the Bureau of Labor Statistics of the U.S. Department of Labor, using the year 1967 as a base of 100.

                 q. Events of Default. The term "Events of Default" shall have the meaning set forth in Subsection 34.a.





                                       3.

                 r. Extension Term. The term "Extension Term" shall have the meaning set forth in Subsection 35.a.

                 s. Fixed Rent. The term "Fixed Rent" shall have the meaning set forth in Subsection 7.a.

                 t. Force Majeure. The term "Force Majeure" shall mean delays caused by strikes, lockouts, inability to obtain materials, governmental regulations, floods, earthquakes, acts of God, riots, insurrections, archaeological findings, court orders and other acts beyond Landlord's reasonable control (as to those matters relating to Landlord) or Tenant's reasonable control (as to those matters relating to Tenant).

                 u. Improvements. The term "Improvements" when used in connection with a Building shall mean the Building Shell for the Building and Tenant Improvements to be constructed by Landlord for the Building in accordance with the terms of Exhibit C and Exhibits C-1 through C-3.

                 v. Initial Commencement Date. The term "Initial Commencement Date" shall mean the first Commencement Date which occurs as to any one (1) of the Buildings or Building CC.

                 w. Interest Rate. The term "Interest Rate" shall mean the Prime Rate plus one and one-half percent (1-1/2%) per annum; provided, however, that the Interest Rate shall not exceed the maximum rate permitted by law and that the payment of interest upon a default by Tenant under this Lease shall not excuse or cure the default by Tenant.

                 x. Land. The term "Land" shall have the meaning set forth in Recital A and shall be subject to all easements thereon and other exceptions to title applicable thereto.

                 y. Landlord's Address. The term "Landlord's Address" shall have the meaning set forth in Subsection 50.q.

                 z. Landlord's Compliance Costs. The term "Landlord's Compliance Costs" shall have the meaning set forth in Subsection 17.e.

                 aa.      Lease Year.  The term "Lease Year" as to any
particular Building shall mean each twelve (12) month period during the Term commencing on the Commencement Date for the Building and continuing on each anniversary of the Commencement Date.

                 bb.      PBX Facility.  The term "PBX Facility" shall mean the
telecommunications facility to be constructed in Building CC, which shall include Tenant's center for communications within the Project and which may serve users outside the Project. The PBX Facility shall not be limited to a "private branch exchange."

                 cc.      Prime Rate.  The term "Prime Rate" shall mean on any
given date the rate of interest quoted by the then largest (in terms of assets) national bank conducting banking business in California, at its principal San





                                       4.

Francisco office, as its "prime rate" or equivalent base rate for unsecured commercial loans, as defined at the time. Adjustments in the Prime Rate shall be effective as of the date quoted by the Bank.

                 dd.      Project.  The term "Project" shall have the meaning
set forth in Recital D.

                 ee.      Project Common Areas.  The term "Project Common
Areas" shall mean all of the Project other than the Buildings and Building CC.

                 ff.      Property Tax.  The term "Property Tax" shall have the
meaning set forth in Subsection 13.b.

                 gg.      Punch-list Items.  The term "Punch-list Items" shall
have the meaning set forth in Subsection 4.i.

                 hh.      Rent.  The term "Rent" shall mean the Fixed Rent and
the Additional Rent.

                 ii. Square Footage. The term "Square Footage" of a Building shall mean the areas contained within the exterior walls of the Building, measured to the interior surface of the exterior walls or the interior face of the windows if the windows comprise over fifty percent (50%) of the wall areas. Included in the calculation of the Square Footage are the basements and the arcade areas designated on Exhibit D. Excluded from the calculation of Square Footage are any overhangs at the entrances and perimeters of the Building, mechanical penthouse areas and vent shaft areas. A preliminary calculation of the Square Footage of the Buildings and Building CC (setting forth a Square Footage of approximately one million eighty thousand (1,080,000) square feet), and a preliminary calculation of the Square Footage of each of the Buildings and Building CC, are contained in Exhibit D. A final determination of the stated Square Footage of a particular Building shall not be made until completion of the Building. In calculating the Square Footage, the stated Square Footage of a Building which is set forth in Exhibit D shall be reduced by the area of the vent shaft areas for the Building after the area of the vent shaft areas is determined.

                 jj.      Subrent.  The term "Subrent" shall have the meaning
set forth in Subsection 26.m.

                 kk.      Tenant Improvements.  The term "Tenant Improvements"
shall have the meaning set forth in Exhibit C and Exhibits C-1 through C-3.

                 ll.      Term.  The term "Term" shall have the meaning set
forth in Subsection 4.a.

                 mm.      Working Drawings.  The term "Working Drawings" shall
have the meaning set forth in Exhibit C and Exhibits C-1 through C-3.

         2. Lease of the Buildings. Landlord hereby leases the Buildings to Tenant, and Tenant hereby leases the Buildings from Landlord, on the mutual terms, covenants and





                                       5.

conditions set forth herein. The lease shall include the right, together with the occupant(s) of Building CC, to use the Project Common Areas.

         3. Design and Construction. The Building Shells and the Tenant Improvements shall be designed and constructed in accordance with Exhibit C.

         4.   Term.

                 a. Lease Term. The term ("Term") of this Lease shall be determined on a Building by Building basis. Except as provided in Sections 5, 6 and 35, the Term of this Lease for any particular Building shall be a period of ten (10) years, commencing on the Commencement Date for the Building.

                 b. Commencement Date. Subject to the provisions of Subsection 4.c., the "Commencement Date" of this Lease for a particular Building shall be the earliest to occur of the following for the Building:

                          (i)     Sign-off By City.  The date the City approves
the Building Shell and Tenant Improvements for the Building in accordance with its building code, evidenced by its completion of a final inspection and approval of the Building Shell and Tenant Improvements as completed in accordance with the building permit(s) issued for the Building Shell and Tenant Improvements based on the Working Drawings for the Building approved by Tenant (including any revision to the Working Drawings approved by Tenant); provided, however, that the Commencement Date for a particular Building shall not be deemed to have occurred if, at the time the City approves the Building Shell and Tenant Improvements for the Building, there are Tenant Improvements to be constructed by Landlord which have not been completed and the lack of completion makes the Building not ready for occupancy (determined on the basis of whether tenants of office space in the Pleasanton-San Ramon area generally commence occupancy of buildings in the then condition of the Building) or makes it impossible for Tenant to use the Building;

                          (ii)    Date Lease Would Have Commenced.  The date
Landlord substantiates and designates in a written notice to Tenant that this Lease would have commenced but for any delays caused by Tenant, as described in Subsection 4.g. or Exhibit C; or

                          (iii)   Occupancy or Operation.  The date Tenant
commences occupancy or operations in any portion of the Building other than early entry as provided in Subsection 4.d.

                 c. Required Commencement Date for PBX Facility. The Commencement Date shall not occur for any Building until the Landlord has completed construction of the Tenant Improvements for which Landlord is responsible within the PBX Facility, unless the Tenant Improvements within the PBX Facility for which Landlord is responsible have not been completed because of delays caused by Tenant or Force Majeure.





                                       6.

                 d. Early Entry. If Tenant is permitted to enter a Building prior to the Commencement Date for the Building for the purpose of fixturing or any other purpose permitted by Landlord, Tenant's entry shall be subject to all the terms and provisions hereof, except for the payment of Rent, which shall commence on the Commencement Date for the Building. If requested by Landlord, Tenant shall execute an Early Entry Agreement in the form attached hereto as Exhibit E. Tenant shall not use the Building for storage of inventory or otherwise conduct business without the express prior written consent of Landlord. Landlord's determination that Tenant's early entry is not in compliance with this Subsection 4.d. shall be final, and Tenant shall vacate the Building immediately upon Landlord's notice of the determination.

                 e.       Termination.

                          (i)     Failure to Commence As to Any Building.
Tenant may terminate this Lease, by written notice of its election to terminate given to Landlord prior to February 1, 1991, if the Initial Commencement Date has not occurred on or before January 1, 1991. The February 1, 1991 date and the January 1, 1991 date each shall be extended by the number of days of delay which are caused by Tenant (as described in Subsection 4.g. and 4.h.) and, if so determined by the arbitrator, the period of any arbitration pursuant to
Section 49.

                          (ii)    Failure to Commence As to All Buildings.
Tenant may terminate this Lease, by written notice of its election given to Landlord prior to February 1, 1994, if the Commencement Date for each of the Buildings has not occurred prior to January 1, 1994. The February 1, 1994 date and the January 1, 1994 date each shall be extended by the number of days of delay which are caused by Tenant (as described in Subsection 4.g. and 4.h.) and, if so determined by the arbitrator, the period of any arbitration pursuant to Section 49.

                 f. Commencement Date Memorandum. When the Commencement Date for a Building is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit F, setting forth the Commencement Date.

                 g. Tenant Delays. Delays attributable to Tenant shall include those delays that would not have occurred but for the fault or delay of Tenant including, without limitation, the faults or delays caused by:

                          (i)     Failure to Provide Working Drawings.  Tenant's
failure to timely furnish Working Drawings for the Improvements in accordance with Exhibit C;

                          (ii)    Special Materials.  Tenant's request for
special materials, finishes or installations which are not available in a time period which permits construction in accordance with the construction schedule determined pursuant to Exhibit C;





                                       7.

                          (iii)   Failure to Approve Plans.  Tenant's failure
to reasonably approve plans and working drawings in a timely manner in accordance with Exhibit C;

                          (iv)    Change Requests.  Tenant's change requests
pursuant to Exhibit C that result in delays;

                          (v)     Failure to Approve Estimates.  Tenant's
failure to approve cost estimates in a timely manner in accordance with Exhibit C; and

                          (vi)    Interference With Work.  Interference with
Landlord's work caused by Tenant or by Tenant's agents, except to the extent caused by Force Majeure.

                 h. Calculation of Tenant Delays. Calculations of delays attributable to Tenant shall be calculated on a Building by Building basis. In calculation of delays attributable to Tenant, the following shall be applicable:

                          (i)     Early Delivery of Plans.  Tenant shall
receive a credit for the number of days in advance of the appropriate deadlines set forth in Exhibit C by which Tenant delivers final plans and Working Drawings;

                          (ii)    Delays Not Cumulative to Extent of Overlap.
To the extent actions, or inactions, of Tenant cause delays which are concurrent, the time periods for the concurrent delays shall not be added together, but instead Tenant shall only be charged with the delay attributable to the longer (or longest) delay; and

                          (iii)   Not Charged With Concurrent Delay or Force
Majeure. Tenant shall not be charged with delays otherwise attributable to Tenant to the extent the delays are concurrent with, or extended as a result of, delays attributable to any cause for which Tenant is not responsible.

                 i.       Acceptance.

                          (i)     Condition.  The taking of possession of a
Building by Tenant shall be deemed acceptance of the Building in good, clean and completed condition, excepting the Punch-list Items, subject to all applicable laws, codes, ordinances and regulations relating to the use, occupancy and possession of the Building. Notwithstanding the foregoing, completion of the Punch-list Items for a Building shall not delay the Commencement Date for the Building. Tenant acknowledges that neither Landlord nor its partners, subsidiaries, directors, officers, agents or employees have made any representations or warranties respecting the condition of the Project or the suitability or fitness of the Project for the conduct of Tenant's business or for any other purpose other than the suitability of the completed Project for general office purposes and the PBX Facility, nor has Landlord agreed to undertake any modification, alteration or improvement to the Project except as expressly set forth in this Lease.

                          (ii)    Tenant Improvements.  Landlord shall give
Tenant five (5) days notice of when a Building, or a portion of a Building, will be available for preparation of





                                       8.

a punch-list. Upon receipt of a notice from Landlord, Tenant shall make best efforts to make a representative available to walk through the Building.
Before the time of the walk-through of a Building, or portion of a Building, all major work which Landlord is obligated to undertake for the Building, or portion of the Building, shall be completed and there shall be no work to be done on behalf of Landlord which would make the Building not ready for occupancy (determined on the basis of whether tenants of office space in the Pleasanton-San Ramon area generally commence occupancy of buildings, in the then condition of the Building) or make it impossible for Tenant to use the Building, or the portion of the Building subject to the walk through, for general office purposes. Tenant shall "walk through" the Building, or the portion of the Building subject to the walk through, with Landlord and the Architect, and they shall complete a punch-list of items needing additional work by Landlord. The punch-list shall not include work which makes the Building not ready for occupancy (determined on the basis of whether tenants of office space in the Pleasanton-San Ramon area generally commence occupancy of buildings in the then condition of the Building). The punch-list for a Building, or a portion of a Building, shall be prepared prior to the Commencement Date for the Building, or a portion of the Building, unless Tenant does not make a representative available in a timely manner. Other than the items specified in the punch-list ("Punch-list Items"), Tenant shall be deemed to have accepted the Building in good, clean and completed condition and repair, subject to all applicable laws, codes, ordinances and regulations; provided, however, that Tenant shall not be deemed to accept latent defects in the Building of which Tenant is not aware at the time of preparation of the punch-list if Tenant informs Landlord of the latent defects within thirty (30) days of the earlier of (1) the date Tenant becomes aware of the latent defects, or (2) the date Tenant should have become aware of the latent defects, but in no event later than sixty (60) days prior to expiration of the statute of limitations for notice to the contractors responsible for remedying the latent defects. The punch-list shall include a reasonable estimate of the time for completion of each item on the punch-list. The punch-list shall not include any damage to the Building caused by Tenant's early entry or move-in, which damage shall be promptly repaired or corrected by Tenant, at its expense. If Tenant fails to cooperate with Landlord and Architect to allow completion of a punch-list within five (5) days after Landlord's notice that the Building, or portion of the Building, is available for preparation of a punch-list, it shall be deemed that there are no items within the Building, or portion of the Building, needing additional work or repair. Landlord's contractor shall complete the Punch-list Items as soon as reasonably possible. Landlord shall not release to the general contractor for a Building the portion of the retention which, under Landlord's contract with the general contractor, is applicable to, or which otherwise has been withheld by Landlord in connection with, the Punch-list Items for the Building, or portion of the Building, until Landlord receives notice from Tenant that Tenant believes all the Punch-list Items have been completed. Within seven (7) days after notification of completion of the Punch-list Items, Tenant shall approve, or state its reasons for





                                       9.

disapproval of, the completed items in writing to Landlord or the Punch-list Items shall be deemed approved by Tenant.

         5.      Adjustment of Term.

                 a. Adjustment Upon Commencement Date. The term of this Lease for a Building prior to any adjustment pursuant to this Subsection 5.a. shall be ten (10) years from the Commencement Date for the Building. Within thirty (30) days after the Commencement Date for the last of the seven (7) Buildings, Landlord and Tenant shall adjust the expiration date (and, therefore the Term) under this Lease of each of the Buildings. The expiration dates shall be calculated on a Building by Building basis and shall be coordinated with the expiration date of the Building CC Lease. Except as provided in Subsections 6.b. and 6.c., the expiration dates shall be calculated such that the following restrictions are met:

                          (i)     Average Term.  The average of the terms of
this Lease as to all the Buildings and the term of the Building CC Lease (i.e., the sum of the number of years of the terms of this Lease as to all the Buildings and the term of the Building CC Lease, divided by eight (8) (the number of Buildings plus Building CC)) shall be ten (10) years;

                          (ii)    Frequency of Expiration.  Except as provided
in Subsection 5.b., dates of expiration shall be calculated such that no two (2) expiration dates for the Buildings and for Building CC shall occur within three
(3) months of each other;

                          (iii)   Maximum Duration.  Subject to the
restrictions in Subsection (i) and (ii), the terms of this Lease as to all the Buildings and Building CC shall be calculated such that there shall be the shortest period possible between (A) the term of this Lease as to the Buildings (or Building CC) with the shortest term and (B) the term of this Lease as to the Buildings (or Building CC) with the longest term; and

                          (iv)    Minimum Fixed Rent.  The Fixed Rent shall not
be less than the Fixed Rent which would have been due if the Term of this Lease for each of the Buildings (and Building CC), including Special Purpose Building No. 1 and Special Purpose Building No. 2, were ten (10) years from the Commencement Date for each of the Buildings (and Building CC).

                 b. Expiration Date for Special Purposes Buildings. In determining the expiration dates pursuant to Subsection 5.a., Tenant shall have the right to provide that the expiration dates for Special Purpose Building No. 1 and Special Purpose Building No. 2 (or either of them) may occur at the same time as, or within three (3) months of, the expiration date for another Building or Building CC.

                 c. Effect of Adjustments Upon Extension. If Tenant exercises its right under section 35 to extend the Term of this Lease, the extension for any particular Building shall commence from the expiration of the initial Term of this Lease for the Building, as calculated pursuant





                                      10.

to Subsection 5.a. above, as previously adjusted pursuant to Section 6.

                 d. Expiration Date Memorandum. When the expiration dates for all the Buildings have been determined, the parties shall execute an Expiration Date Memorandum, in the form attached hereto as Exhibit G, setting forth the expiration date for each of the Buildings.

         6.      Substitution of Expiration Dates of Buildings.

                 a. Buildings Subject to Substitution. Tenant's right to substitute expiration dates pursuant to this Section 6 shall be applicable to all the Buildings and Building CC.

                 b. Right to Substitute. Subject to the restrictions set forth in Subsections 6.c. and 6.d., Tenant shall have the right to substitute the expiration date for any Building (or Building CC) for which the Term has not expired for the expiration date of another Building (or Building CC) for which the Term has not expired. For example, if the expiration date for Building AA is to occur at the end of thirteen (13) months from a particular date and the expiration date for Building BB is to occur at the end of twenty-five (25) months from the same date, Tenant shall have the right to substitute the expiration date for Building BB for the expiration date for Building AA. If Tenant were to substitute the expiration date of Building BB for the expiration date of Building AA, the expiration date would occur as to Building BB at the end of the thirteenth (13th) month and the expiration date would occur as to Building AA at the end of the twenty-fifth (25th) month.

                 c. Exercise of Substitution. If Tenant desires to substitute the expiration date of a Building (or Building CC) for the expiration date of another Building (or Building CC), Tenant shall give Landlord notice of the substitution not later than twelve (12) months prior to the earlier of the expiration dates of either of the Buildings (or Building CC) which are to be the subject of the substitution.

                 d. Restrictions on Substitution. Tenant shall not have the right to substitute the expiration date for any Building (or Building CC) for another Building (or Building CC) to the extent either of the following would occur:

                          (i)     Frequency of Expiration Dates.  After the
substitution the expiration dates for any two (2) Buildings (or for a Building and Building CC) would occur within three (3) months of each other; provided, however, that this restriction is not to apply to Special Purpose Building No. 1 and Special Building No. 2; or

                          (ii)    Minimum Rent.  The Fixed Rent would be less
than the Fixed Rent which would have been due if the Term of this Lease for each of the Buildings (and Building CC), including Special Purpose Building No. 1 and Special Purpose Building No. 2, were ten (10) years from the Commencement Date for the Buildings (and Building CC).





                                      11.

                 e. Substitution Date Memorandum. Upon each substitution of expiration dates pursuant to this Section 6, Landlord and Tenant shall complete a Substitution Date Memorandum, in the form attached hereto as Exhibit G-1.

         7.      Fixed Rent.

                 a. General. As to each Building, Tenant shall pay Landlord fixed rent ("Fixed Rent"), in advance, on the first day of each calendar month of the Term for the Building, or any renewal thereof. Tenant shall pay the Fixed Rent at Landlord's Address or at such other place designated by Landlord within the United States (exclusive of Alaska and Hawaii), in lawful money of the United States, without prior notice, or demand, deduction, offset or counterclaim. If the Term for the Building commences on a day other than the first day of a calendar month, Tenant shall pay on the Commencement Date for the Building a pro rata portion of the Fixed Rent prorated on a per diem basis with respect to the portion of the fractional calendar month included in the Term for the Building. If the Term for a Building ends on a day other than the last day of a calendar month, Tenant shall pay on the first day of the last calendar month of the Term for the Building a pro rata portion of the Fixed Rent prorated on a per diem basis with respect to the portion of the fractional calendar month included in the Term for the Building.

                 b. Amount of Fixed Rent Per Building. The Fixed Rent for all of any particular Building, prior to any escalation pursuant to Subsection 7.c., shall be calculated as provided in this Subsection 7.b.

                          (i)     Space Other Than Basement Space.  The Fixed
Rent for all of any particular Building, exclusive of basement space, prior to any escalation pursuant to Subsection 7.c., shall be Fourteen Dollars and Fifty-One Cents ($14.51) per annum (or one-twelfth [1/12th] of Fourteen Dollars and Fifty-One Cents [$14.51] per month) per square foot of Square Footage of the Building, exclusive of basement space.

                          (ii)    Basement Space.  As to the portion of a
Building consisting of basement space, the Fixed Rent shall be Seven Dollars and Eighty Cents ($7.80) per annum (or Sixty-Five Cents ($.65) per month) per square foot of Square Footage of the basement space.

                 c. Escalation In Fixed Rent-Other Than Basement Space. On the first day of the eighth Lease Year for a Building, the Fixed Rent for that Building, exclusive of the Fixed Rent for the basement space within that Building, shall increase to Fifteen Dollars and Forty-Eight Cents ($15.48) per square foot per annum (or One Dollar and Twenty-Nine Cents ($1.29) per square foot per month).

                 d. No Escalation in Fixed Rent-Basement Space. The Fixed Rent for the basement space within a Building shall not increase during the initial Term (i.e., ten (10) years after the Commencement Date for the Building in which the basement space is located).





                                      12.

         8.      Additional Rent.

                 a. Obligation of Tenant. All monies required to be paid by Tenant hereunder exclusive of Fixed Rent, whether or not the provision requiring payment of the amount specifically so states, including, without limitation, payments for excess Total Building Shell and Tenant Improvements Costs (as described in Section 9), payments for Property Taxes (as described in
Section 13), utilities and services, fifty percent (50%) of excess Subrent (as described in Section 26), a property management fee (as described in Section
15) and insurance, shall be considered additional rent ("Additional Rent"). Upon the failure of Tenant to pay any such costs, charges or expenses, Landlord shall have all the same rights and remedies available to Landlord under this Lease or by law as in the case of non-payment of Fixed Rent. In addition, Landlord shall have the right to require Tenant to promptly deposit with Landlord funds for the payment of current items of Additional Rent. Landlord shall pay the amount deposited with Landlord for the items of Additional Rent to which the sums apply.

                 b. Payment of Additional Rent. At Landlord's election, Tenant shall pay any item of Additional Rent either to Landlord (at Landlord's Address) or directly to persons entitled to the payments. Unless otherwise specifically provided for in this Lease or directed by Landlord, Tenant shall pay items of Additional Rent directly to the persons entitled to the payment prior to the date the payments are due. To the extent payments are to be made to Landlord by Tenant under this Lease, Tenant shall pay Additional Rent to Landlord within the time period specified in this Lease, or if no time period is specified, within thirty (30) days after written notice from Landlord. Tenant shall not be responsible for payment of an item of Additional Rent, or penalties resulting from Landlord's failure to pay an item of Additional Rent, to the extent Tenant makes timely payment of the item to Landlord.

                 c. General Rule Regarding Proration of Additional Rent. Except as provided in Subsections 8.d., 8.e., 8.f. and 8.g., Tenant shall be obligated for all Additional Rent applicable to all the Buildings accruing from and after the Initial Commencement Date and no component of the Additional Rent shall be prorated to take into account the Commencement Date of any particular Building. An example of an item of Additional Rent which is not to be prorated is the property management fee described in Section 15.

                 d.       Real Property Taxes For Land and Assessments.

                          (i)     Items Subject to Proration.  Prior to the
Commencement Date for all the Buildings, the following components of Additional Rent shall be prorated and Tenant shall be responsible for the following components with respect to any particular Building only after the Commencement Date for that Building:

                                  (A)      Real Property Taxes.  Real Property
Taxes for the Land and any improvements to the Land other than the Buildings;
and





                                      13.

                                  (B)      Assessments.  Assessments, including
Assessments imposed by or on Behalf of the Association.

                          (ii)    Basis For Prorations.  The components of the
Additional Rent for Real Property Taxes for the Land and any improvements to the Land other than the Buildings and for Assessments, shall be prorated by multiplying the following:

                                  (A)      Amount To Be Prorated.  The amount
of the component of Additional Rent which is to be prorated; times

                                  (B)      Fraction.  A fraction equal to the
Square Footage of all the Building(s) for which the Commencement Date has occurred over an amount equal to Architect's latest estimate of the Square Footage of all the Buildings and Building CC (whether the Buildings and Building CC are completed or are yet to be completed).

                 e. Proration of Real Property Taxes Attributable to Buildings. Real Property Taxes for improvements comprising the Buildings shall be prorated on the basis of the occurrence of the Commencement Dates for each Building. Beginning on the Commencement Date for a Building, Tenant shall be responsible for all Real Property Taxes (as shown on the assessor's bill or as reasonably determined by Landlord) allocable to the improvements comprising the Building.

                 f. Proration of Utilities. The costs of the utilities supplied to a Building shall be prorated on the basis set forth in this Subsection 8.f.

                          (i)     Not More Than Twenty-Five Percent (25%)
Occupancy. If not more than twenty-five percent (25%) of the Square Footage of a Building is occupied by Tenant (and/or any Subtenant(s)), Tenant shall not be responsible for payment as Additional Rent of any of the costs of the utilities supplied to that Building.

                          (ii)    More Than Twenty-Five Percent (25%)
Occupancy. Tenant shall be responsible for all costs of utilities to a Building upon Tenant (and/or Subtenant(s)) occupying more than twenty-five (25%) of the Square Footage of the Building. The costs of the utilities shall be paid as Additional Rent.

                 g.       Items and Manner of Proration Based Solely on Usage.

                          (i)     Items Subject to Proration.  The only
components of the Additional Rent which shall be prorated based solely on usage by Tenant for the period prior to the Commencement Date for all the Buildings and Building CC shall be the following:

                                  (A)      Janitorial Services.  Fees for
janitorial services provided to the Project;





                                      14.

                                  (B)      Garbage.  Fees for garbage
collection services provided to the Project; and

                                  (C)      Project Common Area Maintenance.
Fees for maintenance of the Project Common Areas.

                          (ii)    Basis For Prorations.  The components of the
Additional Rent which are prorated in accordance with the terms of Subsection 8.g.(i) shall be prorated based on Landlord's reasonable determination of the portion of each component which is incurred as a result of the occurrence of the Commencement Date. For example, if garbage collection is provided solely to the Buildings, or portions of the Buildings, for which the Commencement Date has occurred, Tenant shall be responsible for one hundred percent (100%) of the costs of the garbage collection.

         9. Additional Rent Upon Excess Cost. As provided in Section 4.3 of Exhibit C, Tenant shall pay Additional Rent in the amount of Sixteen Dollars and Thirteen Cents ($16.13) per month for each One Thousand Dollars ($1,000.00) that the Total Building Shell and Tenant Improvements Costs exceeds the Base Building Shell and Tenant Improvements Allowance until the Total Building Shell and Tenant Improvements Allowance equals the Maximum Building Shell and Tenant Improvements Allowance; provided, however, that Tenant shall have the right, pursuant to Section 4.3 of Exhibit C, to pay all or any portion of the excess in one (1) lump payment. Each increment of Additional Rent due pursuant to this Section 9 shall be payable for a period of ten (10) years from the first date a payment of Additional Rent for the increment is due.

         10.     Interest Payments.

                 a. Payment of Interest. Except as otherwise provided in this Lease, interest payable by Tenant to Landlord shall be payable not later than thirty (30) days after demand by Landlord. In the event of a default by Tenant, the interest due on the defaulted amount shall be due, if requested in the notice of default, at the same time as the defaulted amount.

                 b. Interest on Delinquent Rent. If Tenant fails to pay, when due, Fixed Rent or any item of Additional Rent or other sums required to be paid to Landlord under this Lease, interest shall accrue on the unpaid amount, at the Prime Rate plus two percent (2%) from the date due until the date paid, regardless of whether the failure to pay is or becomes an Event of Default. In addition Tenant shall pay all penalties, interest or other charges due to parties other than Landlord who are to receive any items of Additional Rent if Tenant fails to pay, when due, the items of Additional Rent.

         11.     Absolute Net Nature of Lease.

                 a. Rent Absolutely Net, Except as provided in Subsection 11.d., this Lease shall be absolutely net to Landlord, it being understood that Landlord shall receive Fixed Rent free and clear of any and all reasonable property management fees, taxes, assessments, impositions liens, charges or expenses of any nature whatsoever in connection





                                      15.

with the ownership, operation or maintenance of the Project. The performance and observance by Tenant of all the terms, covenants and conditions of this Lease including, without limitation, the payment of all reasonable property management fees, taxes, assessments, impositions, insurance premiums, utilities, operating charges, maintenance charges and repair costs required to be paid by Tenant under this Lease shall be performed and observed by Tenant at Tenant's sole cost and expense. This Lease shall not be terminable for any reason by Tenant and Tenant shall in no event be entitled to any abatement of or reduction in Rent payable under this Lease.

                 b. No Abatement or Termination. This Lease shall continue in full force and effect and the obligations of Tenant hereunder, including, without limitation, the payment of Rent, shall not be released, discharged or otherwise affected, by reason of the following:

                          (i)      Damage or Destruction.  Any damage to or
destruction of the Project or any parts thereof, or the taking of the Project or any parts thereof by condemnation, requisition or otherwise for any reason;

                          (ii)    Restrictions On Use.  Any restriction or
prevention of, or interference with, any use of the Project or any part thereof by any present or future laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any other cause whatsoever; provided, however, that Tenant shall have the right to abate payment of Rent for a Building to the extent (and during the period) that Tenant is not permitted by the City to occupy the Building as of the Commencement Date because of laws on the Commencement Date which will not allow the Building to be used for general office purposes (or the PBX Facility [within Building CC]);

                          (iii)   Claims Against Landlord.  Any claim which
Tenant has or might have against Landlord;

                          (iv)    Landlord's Failure.  Except as provided in
Subsection 4.e., any failure on the part of Landlord to perform or comply with any of the terms hereof or of any other agreement with Tenant;

                          (v)     Diminution In Space.  Any diminution in the
amount of the space used by Tenant caused by legally required changes in the construction, operation or use of the Project; or

                          (vi)    Any Other Occurrence.  Any other occurrence
whatsoever, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding; in each case, whether or not Tenant shall have notice or knowledge of any of the foregoing.

                 c. Waiver of Tenant. Except as otherwise expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Project or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Rent. It is the intention of Landlord and Tenant that the obligations of Landlord and Tenant under





                                      16.

this Lease shall be separate and independent covenants and agreements and that the Rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the Rent and other charges and sums shall be terminated pursuant to the express provisions of this Lease.

                 d. Exceptions to Absolute Net Nature. This Lease may not be absolute net to Landlord as to the following matters:

                          (i)     Amortization of Landlord's Compliance Costs.
Amortization of Landlord's Compliance Costs, as provided in Subsection 17.e.;

                          (ii)    Amortization of Certain Capital Expenditures.
Amortization of certain capital expenditures, as provided in Subsection 19.d.;
and

                          (iii)   Termination Right.  Tenant's rights to
terminate this Lease in accordance with the terms of Subsection 4.e.

         12. Security Deposit. Tenant shall not be required to deliver a security deposit to Landlord.

         13.     Property Taxes.

                 a. Property Taxes. Subject to the limitation set forth in Subsections 8.d., 8.e., 13.f., 13.g. and 13.o, Tenant shall pay and discharge prior to delinquency all Property Taxes relating to the Project commencing on the Initial Commencement Date.

                 b. Definition of Property Taxes. The term "Property Taxes" shall include all real estate taxes ("Real Estate Taxes") and other taxes relating to the Project, Assessments (as defined in Subsection 13.c.), fees for such purposes as fire and police protection, public transportation, street, sidewalk, road and utility construction and maintenance, refuse and sewage removal and treatment and other governmental services, license fees, rent taxes, levies, government charges, penalties and other taxes, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature, for public improvements, services and benefits, and all other fees and taxes which may be levied in lieu of any of the above, which may be imposed, assessed, levied, confirmed or become a lien (including all extensions). Property Taxes shall not include any documentary transfer taxes (and related City or county documentary stamp taxes), or other similar taxes, which may be due upon transfer of the Project. Property Taxes shall include any imposition by any authority having the direct or indirect power to tax including, without limitation, any city, county, state or federal government or any improvement or other district or division thereof. Property Taxes also shall include any taxes or assessments that are:

                 (i) Area of Project or Land. Determined by the area of the Project, or any part thereof, or the Rent and other sums payable hereunder by Tenant, including, without limitation, any gross income or excise tax levied by any





                                      17.

of the foregoing authorities with respect to receipt of the Rent or other sums due under this Lease;

                          (ii)    Landlord's Equitable Interest.  Upon or with
respect to any legal or equitable interest of Landlord in the Project, or any part thereof;

                          (iii)   In Lieu Taxes.  Levied or assessed in lieu
of, in substitution for, or in addition to, existing or additional taxes on the Project or any part thereof whether or not now customary or within the contemplation of the parties; or

                          (iv)    Upon Transaction.  Upon this transaction.

                 c. Definition of Assessments. The term "Assessments" shall include any payment for assessment districts and other funding mechanisms, including, but not limited to, improvement districts, maintenance districts, landscaping and lighting districts, public utility districts, special utility districts, special service zones or districts or any combination thereof (collectively, "Assessment Districts") for the construction, alteration, expansion, improvement, completion, repair, operation and maintenance of on-site and off-site improvements or services, as required by the City or other governmental entity for construction of certain public improvements ("Public Improvements") which shall benefit the Project and the Hacienda Business Park. It is acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that, in addition to the Assessment Districts described in Subsection 13.d., all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

                 d. Assessment Districts. The following Assessment Districts have been, or will be, formed in connection with the Hacienda Business Park:

                          (i)     Assessment District No. 1984-1.  Assessment
District No. 1984-1, Hopyard Road;

                          (ii)    North Pleasanton Improvement District
(Roadways). Assessment District No. 1982-4, North Pleasanton Improvement District (Roadways);

                          (iii)   Fire Assessment District.  The North
Pleasanton Fire Protection Assessment District No. 1982-6;

                          (iv)    Water System Improvement District.  The North
Pleasanton Water System Improvement District No. 1983-3;





                                      18.

                          (v)     Assessment District No. 1985-1.  Assessment
District No. 1985-1, Chabot Drive Extension, East Amador Relief Sewer and Santa Rita Road;

                          (vi)    Stoneridge Drive Extension(s).  An Assessment
District that provides for either the construction of street improvements or the acquisition of street improvements on Stoneridge Drive from West Las Positas to the Arroyo Mocho Canal and from the Arroyo Mocho Canal to Santa Rita Road;

                          (vii)   North Pleasanton Improvement District
(Freeways). A proposed Assessment district that provides for the funding of the design and construction of interchanges for interstates 580 and 680; and

                          (viii)  Phase II In-Tract Assessments.  Assessments
for the Phase II in-tract improvements.

                 e. Tenant's Consent. Tenant hereby consents to the formation of the Assessment Districts described in Subsection 13.d. and Tenant hereby waives any right of notice and protest in connection with formation and continued existence of the Assessment Districts. Tenant shall execute all documents, including, but not limited to, petitions and formal waivers of notice and protest of formation, evidencing such consent and waiver upon request of Landlord, the City, or any other public entity. Tenant's waiver pursuant to this Subsection 13.e. shall not include a waiver of Tenant's right to protest the allocation of costs within the Assessment Districts. Tenant shall not be in breach of this Subsection 13.e. if employees of Tenant, in their individual capacities, and without direction, assistance or support of Tenant, protest formation of the Assessment Districts described in Subsection 13.d.

                 f. Limitation on Tenant's Obligations For Assessment District Liens.

                          (i)     Tenant's Maximum Obligation.  During the
period extending to ten (10) years after the Initial Commencement Date, Tenant shall not be responsible for payment of the portion of the increments of Assessments for the Assessment Districts described in Subsection 13.d. ("Section 13.d. Assessment Districts") which results from the sum of the unpaid principal balances of the Assessments for the Section 13.d. Assessment Districts ("Section 13.d. Assessments") which are recorded against the Land and which are allocable to the Land exceeding Six Dollars ($6.00) per square foot of the Land. For purposes of this Subsection 13.f., the Land shall be deemed to be two million six hundred fifty-two thousand six hundred seventy-four (2,652,674) square feet.

                          (ii)    Calculation of Unpaid Principal Balances
Prior to Refinancing.  Prior to any refinancing of the Section 13.d.
Assessment Districts, the sum of the unpaid principal balances of the Section 13.d. Assessments shall be determined as of the date of a calculation by adding together the unpaid principal balances of the Section 13.d. Assessments as of the date of the calculation.





                                      19.

                          (iii)   Calculation of Unpaid Principal Balance of
Assessments in the Event of Refinancing.

                                  (A)      Formation of New Assessment
Districts. Tenant acknowledges that Landlord may refinance one (1) or more of the Section 13.d. Assessment Districts. As a result of lower interest rates or extended terms of amortization, the annual payments for the refinanced Section 13.d. Assessment Districts may be lower than the annual payments which would otherwise be due for the Section 13.d. Assessment Districts prior to refinancing. Underwriting fees, legal fees, call premiums, financing fees and other costs may be incurred in connection with refinancing of the Section 13.d. Assessment Districts and may increase the outstanding principal balances of the
Section 13.d.  Assessments.

                                  (B)      Consent of Tenant.  Tenant consents
to refinancing of one (1) or more of the Section 13.d. Assessment Districts and waives any right of notice or protest in connection with the refinancings).

                                  (C)      Consent to Specific Refinancing.
Tenant specifically consents, and waives all rights of protest, to refinancing of the Assessment Districts described in Subsections 13.d.(i), (ii) and (v) by Assessment District No. 1986-7, North Pleasanton Improvement District No. 2.

                                  (D)      Revised Calculation of Limitation on
Obligations For Liens. For purposes of determining, under Subsection 13.f.(i), whether the sum of the unpaid principal balances of the Section 13.d. Assessments exceeds Six and No/100 Dollars ($6.00) per square foot of the Land, the amount of the lien of the refinanced Section 13.d. Assessment Districts resulting from underwriting fees, legal fees, call premiums, financing fees and other costs incurred in connection with refinancing of the Section 13.d. Assessment Districts shall not be included if the amount of each individual semi-annual payment of Real Estate Taxes is reduced as a result of the refinancing.

                 g. Landlord's Taxes. Property Taxes shall not include any federal, state, municipal or city income tax of Landlord, or any franchise, capital stock, estate or inheritance tax of Landlord.

                 h.       Payment.

                          (i)     General.  Except as otherwise directed by
Landlord, Tenant shall pay directly to the appropriate taxing authority as Additional Rent, all Property Taxes as provided herein.

                          (ii)    Notice.  On or before March 1 and November 1
of each calendar year of the Term (including all extensions) in which any portion of the Project is included on the Alameda County tax rolls ("Tax Rolls"), Landlord shall give written notice to Tenant of the amount due for Property Taxes that can be determined based upon the county assessor's tax statement for the Project. Prior to delinquency, Tenant shall pay to the appropriate taxing authority all Property Taxes set forth in Landlord's





                                      20.

notice. Tenant shall pay any Property Taxes not included within Landlord's notice within thirty (30) days after receiving a bill for the Property Taxes or, when due, if later.

                 (iii) Failure to Pay. If Tenant shall fail to pay the amount of any Property Taxes prior to delinquency or as provided above, Tenant shall pay to Landlord any penalty incurred as a result of the delinquency, provided the delinquency is caused by the fault of Tenant. The dates set forth herein may be changed, at Landlord's election, if the delinquency dates for Property Taxes are changed.

         i. Removal of Project From Tax Rolls. Applicable law may allow the Project to be removed from the Tax Rolls during the Term (and any extension). If the Project is removed from the Tax Rolls, Tenant shall be solely obligated for, and shall pay directly to the appropriate tax collecting authority prior to or when due, the following:

                 (i) In Lieu or Additional Taxes. All amounts due as taxes imposed on the Project (and any additional improvements made by or on behalf of Tenant) which are imposed in lieu of, or in addition to, the Property Taxes; and

                 (ii) Amount Due Upon Reappraisal. Any amounts due as taxes as result of reappraisal of the Project during the Term (and any extension), except to the extent provided in Subsection 13.o.

         j. Increases. In addition, Tenant shall pay any increases in Real Property Taxes resulting from any Tenant Personal Property and Alterations, as defined in Subsection 27.a., placed on the Project for the benefit of, at the request of, or by Tenant.

         k.      Proration.

                 (i) General. Property Taxes shall be prorated (i) on the basis of a three hundred sixty-five (365) day year to account for any fractional portion of a fiscal tax year included at the Initial Commencement Date or expiration of the Term as to all the Project, and (ii) so that Tenant shall pay only the portion of any Property Taxes which is applicable to the period from the Initial Commencement Date to the expiration of the Term as to all the Project.

                 (ii) Landlord's Option. If all the Project is not removed from the Tax Rolls, and if permitted by any applicable regulations Landlord may elect to pay the full amount of any Property Taxes immediately rather than allowing the Property Taxes to become a lien against the Land, in which event the Property Taxes shall be prorated in accordance with this Subsection 13.k.

                 (iii) Termination of Lease. If this Lease terminates as to all the Project on a date earlier than the end of a fiscal tax year, Landlord shall deliver to Tenant a statement setting forth the amount of Property Taxes to be





                                      21.

paid by Tenant adjusted to the date of termination which. shall be paid within thirty (30) days of receipt. If Tenant has prepaid Property Taxes for periods beyond the termination of this Lease, within thirty (30) days after the termination Landlord shall pay to Tenant the portion of the Real Property taxes attributable to the period after the termination.

                 1. Calculation of Assessments Due From Tenant. For purposes of determining the amount of Assessments which Tenant shall be obligated to pay as Property Taxes, the limitations set forth in Subsection 13.f. and this Subsection 13.1. shall apply.

                          (i)     One (1) Time Cash Assessment.  If a lien for
an Assessment is recorded against the Project during the Term or Extension Term pursuant to an Assessment District for capital improvements which requires a one (1) time cash payment, Tenant shall pay to Landlord, within thirty (30) days of recordation of the assessment lien, the percentage of the Assessment equal to the following:

                                  (A)      Months Remaining.  The number of
months, and any portion thereof, remaining in the Term as of the date of recordation of the Assessment Lien, divided by

                                  (B)      One Hundred Eighty (180).  One
hundred eighty (180).

                          (ii)    Assessments of Fewer Than Fifteen (15) Years.
If any lien for an Assessment is recorded against the Project pursuant to an Assessment District for capital improvements which provides for payment of the Assessment over a period of fewer than fifteen (15) years, Tenant shall, during the Term (and Extension Term, if applicable), pay to Landlord, together with the remainder of the Property Taxes, semi-annual equal payments in an amount that would be necessary to pay in full the principal amount of the Assessment together with interest, at the Interest Rate at the time the Assessment lien is recorded, amortized over fifteen (15) years.

                          (iii)   Assessments Elects to Prepay.  If any lien
for an Assessment is recorded against the Project pursuant to an Assessment District for capital improvements which provides for payment of the Assessment over a period of longer than one (1) year, and Landlord elects to pay the Assessment in a lump sum Tenant shall, during the Term (and Extension Term, if applicable), pay to Landlord, together with the remainder of the Property Taxes, semi-annual equal payments in an amount that would be necessary to pay in full the principal amount of the Assessment together with interest at the rate which would have been payable on the Assessment if the Assessment had been paid over its term, amortized over the term of the Assessment but in no event less than fifteen (15) years.

                          (iv)    Payments During Extension Term - Amortization.
If a lien for an Assessment is recorded against the Project during the Term, and Tenant elects to extend the Term of this Lease, Tenant shall be responsible for the unamortized portion of the Assessment which shall be





                                      22.

payable until the lien is fully amortized or this Lease (including any extensions) expires. The unamortized portion of the Assessment shall be calculated in accordance with, and paid at the time provided in, Subsections
(ii) and


                          (v)     Payments During Extension Term Lump Payment.
If Tenant was obligated, pursuant to Subsection (i), to pay a portion of a lien of an Assessment District requiring a one (1) time cash payment, then upon any extension of the Term, Tenant shall pay to Landlord the amount determined pursuant to this Subsection (v), together interest at the Interest Rate from the date of recordation of the assessment lien to the date of the payment. The payment shall be made within thirty (30) days after commencement of the extension of the Term. The amount of Tenant's payment (prior to increase for interest due thereon) shall be an amount equal to the product of the initial balance of the assessment lien times a fraction equal to the following:

                                  (A)      Months of extension.  The lesser of
(1) the number of months of the extension, or (2) one hundred eighty (180) less the number of months which remained in the Term (not counting the extension) as of the recordation of the assessment lien, divided by

                                  (B)      One Hundred Eighty (180).  One
hundred eighty (180).

                 m. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant Personal Property and Alterations ("Personal Property Taxes"). When possible, Tenant shall cause the Tenant Personal Property to be assessed and billed separately from the real and personal property of Landlord.

                 n. Certificates. Within twenty (20) days after the time provided above for the payment by Tenant of Real Property Taxes and Personal Property Taxes, Tenant shall produce and deliver to Landlord either of the following:

                          (i)     Receipted Bills.  Receipted bills or
sufficient and adequate copies of the receipted bills as proof of the payment;
or

                          (ii)    Evidence That Taxes Not Due.  Evidence
reasonably acceptable to Landlord, which may take the form of a certificate of Tenant, that Tenant (either on its own behalf or on behalf of Landlord) is not obligated to pay Real Property Taxes and Personal Property Taxes.

                 o.       Increases in Real Property Taxes as a Result of Sale.

                          (i)     Limitation on Responsibility. During the
period within ten (10) years after the Initial Commencement Date, Landlord shall be responsible for a portion of the Real Property Taxes if the Project is sold within ten (10) years after the Initial Commencement Date for a sales price in excess of a specified price ("Real Property Tax Limitation Price"). The Real Property Tax





                                      23.

Limitation Price, which shall be calculated as of the date the transfer of the Project occurs, shall be the sum of (1) the unpaid balance (and accrued but unpaid interest) on the costs paid by Landlord and which Tenant is to reimburse Landlord (as such costs are described in Section 20); (2) any Additional Rent which is due during the balance of initial Term pursuant to Section 9, discounted, at fifteen percent (15%) per annum, to the present value as of the date the transfer of the Project occurs; and (3) the product of (A) eleven and seventy-six hundredths (11.76), times (B) ninety-five percent (95%) of the Fixed Rent as of the date of the sale. If the Project is sold within ten (10) years after the Initial Commencement Date for a sales price in excess of the Real Property Tax Limitation Price, during the period within ten (10) years after the initial Commencement Date Landlord shall pay as its share of the Real Property Taxes an amount equal to the product of (A) the tax rate, times (B) the difference between the sales price and the Real Property Tax Limitation Price; Tenant shall pay the balance of the Real Property Taxes.

                          (ii)    Calculation of Fixed Rent As of Date of Sale.
For purposes of this Subsection 13.o., the "Fixed Rent as of the date of the sale" shall mean the Fixed Rent, without any deduction of offset, for the Buildings and Building CC for the month in which close of escrow for the sale of the Project occurs, multiplied by twelve (12). If this Lease has terminated or expired as to a Building or Building CC as of the date of close of escrow for the sale, the "Fixed Rent as of the date of the sale" for the Building or Building CC shall be the highest Fixed Rent, without deduction or offset, for the Building or Building CC which shall have been due for the Building or Building CC at any time prior to termination or expiration of the Term as to the Building or Building CC.

                          (iii)   Determination of Sales Price of Project.
Landlord shall reasonably allocate the sales price, the Real Property Tax Limitation Price and the Real Property Taxes between the Buildings and Building CC.

         14.     Utilities & Services.

                 a. Obligation of Tenant. Commencing on the Commencement Date for at least twenty-five percent (25%) of a Building, Tenant shall make all arrangements for and shall pay, prior to delinquency, the cost of all utilities and services including surcharges, installation fees and other costs or expenses in connection therewith, furnished to the Building or Tenant, including, without limitation, all charges for water, sewer, heat, gas, hot water, electricity, air conditioning and ventilating, light, power, refuse service and janitorial service. Landlord shall direct the contractor for the Project not to discontinue power to any particular Building, without Tenant's consent, after the contractor completes the Building and prior to Tenant commencing occupancy of the Building. Landlord and Tenant acknowledge that Tenant's allowance for Tenant Improvements shall exclude the sewer connection fees for the Tenant Improvements.

                 b. Intention of Parties. Except as otherwise specifically set forth in this Lease, it is the inten-





                                      24.

tion of Landlord and Tenant that Tenant shall pay for all expenses of every kind or nature whatsoever in connection with the use, operation and maintenance of the Project and Tenant's activities thereon. Landlord shall not be required to furnish any services or utilities to the Project or to make any repairs in connection therewith. If any charges are not paid when due, Landlord may pay the charges, and any amount so paid by Landlord, together with interest at the Interest Rate, shall thereupon become due to Landlord from Tenant as Additional Rent.

         15. Management Fee. During the Term (including all extensions) Tenant shall pay to Landlord a reasonable management fee for management of the Project by Landlord or Landlord's agent. The management fee shall be in the amount of Landlord's out of pocket costs of managing the Project and shall not exceed seventy-five hundredths of one percent (0.75%) of the Fixed Rent for the Project.

         16. Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all trade fixtures and equipment required in the conduct of its business in the Project. All Tenant's fixtures and improvements, other than Tenant's trade fixtures and equipment, which are installed or constructed upon or attached to the Project shall become a part of the realty and belong to Landlord. If Tenant is not then in default, Tenant may, at the termination of this Lease, or at any other time, remove from the Project all Tenant's trade fixtures, equipment and other personal property. Upon removal, Tenant shall restore the Project to its original condition at the time of occupancy, normal wear and tear excepted, and subject to the terms of
Section 29.

         17.     Use of the Project.

                 a. Tenant's Use. Tenant shall use the Project in accordance with all applicable governmental restrictions, and the CC&R's. Tenant shall use the Project solely for general office purposes, the PBX Facility (in Building CC) and the related uses described in Subsections (i) through (v) below, which uses shall not require the prior written consent of Landlord. Tenant shall not use the Project for any other purpose without obtaining the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. The PBX Facility (in Building CC) and the uses set forth in Subsections (i) through (v) below in no event shall include use of the Project by the general public and the uses shall be made only by Tenant, and not by any Subtenant other than those described in Subsection 26.1., and by operators (who may be Subtenants) providing services for the uses described in Subsections M, (ii), (iv) and (v). Subject to the restrictions set forth in this Section 17, the following shall be uses of the Project acceptable to Landlord:

                          (i)     Credit Union.  An office for a credit union
such as Patelco;

                          (ii)    Sundries Shop.  A sundries shop, consisting
of not greater than three thousand (3,000) square feet, for employees of Tenant and Subtenants described in Subsection 26.1;





                                      25.

                          (iii)   Earth Station.  Subject to Landlord's
approval on aesthetic grounds, an earth station which shall consist of a parabolic dish of not greater than ten (10) meters in diameter, together with necessary support;

                          (iv)    Travel Agency.  A travel agency for employees
of Tenant and Subtenants described in Subsection 26.1; and

                          (v)     Cafeteria.  A cafeteria for employees of
Tenant and Subtenants described in Subsection 26.1.

                 b. CC&R's. Tenant agrees that this Lease is subject and subordinate to the proposed CC&R's for Phase II of the Hacienda Business Park, and further agrees that the CC&R's are an integral part of this Lease. By initialing the following spaces, Tenant acknowledges that it has reviewed and approved the proposed CC&R's (Draft 4; dated 4-28-86). ______ Throughout the Term and any extension thereof, notwithstanding any other provision hereof, Tenant shall faithfully and timely assume and perform all obligations of Landlord and/or Tenant under the CC&R's and any modifications or amendments thereto, including the payment of any periodic or special dues or common area assessments against the Project as may be made from time to time by the Hacienda Business Park Owners Association ("Association"); provided, however, that no amendment to the CC&R's not initiated by Tenant shall materially increase Tenant's burdens and/or obligations, or decrease its rights, hereunder without Tenant's prior written consent. Tenant shall comply with all duly adopted rules, regulations and restrictions as may be made from time to time by the Association. Tenant shall indemnify and hold Landlord, its partners, subsidiaries, directors, officers, agents and employees harmless from and against any loss, expense and damage, including attorneys' fees and court costs, arising out of the failure of Tenant to perform or comply with the CC&R's applicable to Tenant.

                 c. Conflict Within Applicable Restrictions. If there is any conflict or inconsistency between the CC&R's and any applicable law, ordinance or order, the stricter (strictest) requirement shall apply.

                 d.       Uses Prohibited.

                          (i)     Conflict with Law.  Tenant shall not use the
Project or suffer or permit anything to be done in, on or about the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or board of fire underwriters' requirements or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or the Land.

                          (ii)    Nuisance.  Tenant shall not commit any public
or private nuisance or any other act or thing which unreasonably disturbs the quiet enjoyment of other co-tenants of the Project or any occupant of nearby property.





                                      26.

Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load or loads which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse, or allow such to remain outside the Buildings, except in the enclosed trash areas designated by Landlord, and Tenant shall not store or permit to be stored or otherwise place any other such material of any nature whatsoever outside the Buildings.

                 e.       Compliance.

                          (i)     Tenant's Obligation.  Except as provided in
Subsection (ii), Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Project, whether forseen or unforseen, ordinary or extraordinary, and whether or not the same shall require structural repairs, alterations or additions, and irrespective of the cost thereof. Tenant's observation and compliance shall include Tenant's compliance with all the rules, laws, ordinances and requirements applicable to an alteration, addition or change to the Project at the time Tenant makes the alteration, addition or change.
Tenant shall indemnify, defend and save Landlord harmless from all costs, expenses, claims and damages by reason of any notice, order, rule, regulation, requirement, violation or penalty filed against or imposed upon the Project or any part thereof or against Landlord as owner thereof arising from the failure of Tenant to comply with this covenant.

                          (ii)    Landlord's Obligation.  Tenant shall not be
responsible for the compliance costs incurred by Landlord for a Building to the extent the costs are required because the Building failed to comply with the law as of the Commencement Date for the Building; provided, however, that Tenant shall, at Tenant's sole cost and expense, promptly pay all costs to comply with all laws to the extent that the failure to comply is the result of any change order (described in Exhibit C) requested by Tenant.

                          (iii)   Tenant's General Obligation.  Tenant shall,
at Tenant's sole cost and expense, promptly comply with all laws to the extent the compliance requirement arises from Tenant's use of the Project (i.e., Tenant's use of the Project for other than general office use and the PBX Facility within Building CC) or as a result of any Alteration, addition or change to the Project made by Tenant.

                          (iv)    Tenant's Obligation.

                                  (A)      Requirement for Compliance.  Except
as provided in Subsection 17 (e)(ii), Tenant's responsibility for the costs of compliance to the extent the requirement for compliance arises despite the fact that Tenant uses the Project solely for general office use and the PBX Facility within Building CC and not as a result of





                                      27.

any Alteration, addition or change to the Project made by Tenant, shall be as set forth in this Subsection (iv).

                                  (B)      Tenant's Obligation.  Tenant shall
be responsible for any compliance cost, regardless of the basis for the cost, which during any twelve (12) month period is less than Seventy-Five Thousand Dollars ($75,000.00). The Seventy-Five Thousand Dollar ($75,000.00) figure shall increase by Five Thousand Dollars ($5,000.00) per year, commencing on the first anniversary date of the Initial Commencement Date. To determine whether the amount of a compliance cost exceeds Seventy-Five Thousand Dollars ($75,000.00), the costs incurred during any twelve (12) month period to make the same repair, alteration or addition for compliance of more than one Building shall be aggregated. For example, the cost incurred within any twelve
(12) month period to make the same repair to the air conditioning systems of more than one Building in order to bring the air condition systems into compliance with applicable law shall be aggregated.

                                  (C)      Action by Landlord.  If, pursuant to
Subsections (A) and (B), Tenant is not to be solely responsible for the cost of compliance, Landlord shall undertake the actions necessary to comply with the applicable rules, laws, ordinances and requests. All costs incurred by Landlord in compliance shall be known as "Landlord's Compliance Costs." All Landlord's Compliance Costs shall bear interest at the Interest Rate from the date expended by Landlord until the date Landlord's Compliance Costs are paid in full or expiration of the term of this Lease (including all extensions).

                                  (D)      Amortization of Landlord's
Compliance Costs. Landlord's Compliance Costs for a particular matter shall be fully amortized, in accordance with the procedures set forth in Section 20, over the following periods:

                                        (1)     Five (5) years, if Landlord's
Compliance Costs for the particular matter total less than Five Hundred Thousand Dollars ($500,000.00) and the particular matter is personal property; or

                                        (2)     Ten (10) years, if the amount
of Landlord's Compliance Costs, or the type of the particular matter (i.e., real property), is other than as provided in Subsection (1).

                                  (E)      Payment of Amortized Costs.  Tenant
shall be responsible for the portion of Landlord's Compliance Costs which are amortized over the Term (including any extensions). Except as provided in Subsection (F), Tenant's share of the amortized Landlord's Compliance Costs shall be paid in monthly increments, with the Fixed Rent, as an item of Additional Rent. The amount of each monthly increment shall be calculated in accordance with the terms of Section 20.

                                  (F)      Right to Make Initial Lump Payment.
Within forty-five (45) days after Landlord determines Landlord's Compliance Costs and notifies Tenant of the amount of Landlord's Compliance Costs, Tenant shall





                                      28.

have the right to pay to Landlord a lump sum equal to the portion of Landlord's Compliance Costs for which Tenant would be responsible for the remainder of the Term (including any extensions). If Tenant elects to pay Landlord a lump sum for Tenant's share of Landlord's Compliance Costs for a particular matter, Tenant shall only be responsible for interest at the Interest Rate, on Landlord's Compliance Costs from the date expended by Landlord to the date paid by Tenant.

                                  (G)      Right to Make Subsequent Lump
Payment. Tenant shall have the right to make a lump payment or all or a portion of the outstanding portion of Landlord's Compliance Costs in accordance with the terms of Subsection 20.b.

                 f.       Sewage Capacity.

                          (i)     Capacity.  The Project shall have sewage
capacity ("Sewage Capacity") in the amount which Landlord, Tenant and City, after consultation, reasonably determine sufficient to meet the anticipated needs of Tenant for use of the Project for general office purposes based on Tenant's use of the Project during normal business hours and, subject to overtime and special requirements, on a single shift per day basis. Landlord shall notify the Tenant of the number of gallons of sewage capacity which Landlord, Tenant and City determine shall be allocated to the Project and Tenant shall not intentionally discharge sewage in excess of the Sewage Capacity. Tenant shall not seek additional Sewage Capacity for the Project without Landlord's prior written consent. The Sewage Capacity is estimated to be ninety-one thousand three hundred (91,300) gallons average day dry weather flow, based on the aggregate Square Footage of the Buildings and Building CC being approximately one million eighty-six thousand (1,086,000) square feet.

                          (ii)    Excess Usage.  If Tenant discharges sewage in
excess of the Sewage Capacity, Tenant shall immediately take steps to correct the excess discharge until the sewage discharged is no longer in excess of the Sewage Capacity. The determination of the City, any other public agency having the necessary authority to do so, or the reasonable determination of Landlord, as to the amount of sewage discharged by Tenant, shall be binding on Tenant; provided, however, that Tenant shall have the right to contest a determination in accordance with appropriate Judicial or administrative procedures provided the contest does not result in the water to the Project being discontinued. Tenant shall be liable for any damages, costs and claims arising out of Tenant's discharge of sewage in excess of the Sewage Capacity.

                          (iii)   Acquisition of Additional Sewage Capacity.
If Tenant discharges sewage in excess of the Sewage Capacity and, as a result, Landlord acquires additional sewage capacity for the Project, Tenant shall pay, as Additional Rent, all costs of the additional sewage capacity.

                 g. Easement to PBX Facility. During the Term of this Lease (including any extensions), Tenant shall





                                      29.

have the right to a nonexclusive easement ("PBX Facility, Easement") from the PBX Facility to the exterior boundary of the easement area, described in the Easement granted to The Pacific Telephone and Telegraph Company (recorded on September 25, 1941, at Book 4105, Page 318 of the Official Records of the County of Alameda), which is in the closest proximity to the PBX Facility; provided, however, that the PBX Facility Easement shall be subject to reasonable restrictions, including, but not limited to, the area of the PBX Facility Easement, the location of the PBX Facility Easement and the uses which may be made of the property above and around the PBX Facility Easement area.

         18.     PUD, Design Approval and Development Agreement.

                 a. PUD. The Land is within the Hacienda Business Park. Landlord has obtained the approval of the City of Pleasanton for the zoning of the portion of the Hacienda Business Park which includes the Land as a planned unit development ("PUD 85-8"). The conditions of PUD-85-8 are set forth in
Exhibit I, attached hereto. Tenant acknowledges that revisions or amendments to the Conditions of Approval of PUD 85-8 may be made after the date of this Lease; provided, however, that no revision or amendment to PUD 85-8 shall increase Tenant's burdens and/or obligations hereunder, or decrease Tenant's rights, without Tenant's prior written consent.

                 b. Design Approval. Landlord has obtained design review approval of the City of Pleasanton for the Project. The design approval is set forth in PUD 85-8-1D, the conditions of which are set forth in Exhibit I-1, attached hereto. Tenant acknowledges that revisions or amendments to PUD 85-8-1D may be made after the date of this Lease; provided, however, that no revision or amendment to PUD 85-8-1D shall increase Tenant's burdens and/or obligations hereunder, or decrease Tenant's rights, without Tenant's prior written consent.

                 c. Subsequent PUD's. PUD 85-8 and PUD 85-8-1D may be terminated after the date of execution of this Lease. Landlord shall have the right, but not the obligation, to seek approvals for all or any portion of the Hacienda Business Park as one (1) or more subsequently approved planned unit developments ("Subsequent PUD's"). The conditions which may be imposed as part of the Subsequent PUD's may include some or all of the conditions set forth in PUD 85-8 and PUD 85-8-1D, as well as additional conditions which the City and Landlord may desire; provided, however, that no additional conditions shall materially increase Tenant's burdens and/or obligations hereunder, or decrease Tenant's rights, without Tenant's prior written consent.

                 d. Development Agreement. Landlord and the City have entered the Development Agreement attached hereto as Exhibit J. Tenant acknowledges that Landlord shall have the right to enforce Tenant's obligations under the Development Agreement and that the Development Agreement may be amended, modified or revoked at a later date.





                                      30.

                 e. Subsequent Development Agreements. Landlord shall have the right, but not the obligation, to seek approvals for making the Land subject to one (1) or more subsequent development agreements ("Subsequent Development Agreements") regarding the Land. The conditions that may be imposed as part of the Subsequent Development Agreements may include some or all of the conditions set forth in the Development Agreement, as well as additional conditions which the City and Landlord may desire.

                 f. Consent and Waiver of Tenant. Tenant hereby waives any and all rights of notice and any and all rights of protest in connection with revisions, modifications or amendments to the Conditions of Approval of PUD-85-8 and PUD 85-8-1D and the terms and conditions of the Development Agreement and any and all rights of notice and any and all rights of protest in connection with filing and processing of the Subsequent PUD's and negotiating and implementing of the Subsequent Development Agreements; provided, however, that Tenant shall have the right to protest any revisions, modifications, or amendments to PUD 85-8, PUD 85-8-1D or the Development Agreement or any conditions in the Subsequent PUD's and Subsequent Development Agreements, other than those set forth in PUD 85-8, PUD 85-8-1D and the Development Agreement, which substantially and materially interfere with Tenant's proposed use of the Premises, substantially and materially interfere with Tenant's use or substantially and materially increase Tenant's obligations; and provided further that Landlord shall not enforce Tenant's obligations under the Development Agreement or the Subsequent Development Agreements, other than those set forth in Exhibit J, which materially increase Tenant's burdens and/or obligations, or decrease Tenant's rights, without Tenant's prior written consent.

                 g. Tenant's Covenants. Except as otherwise specifically provided in this Lease, Tenant covenants to do the following in connection with PUD 85-8, PUD 85-8-1D, the Subsequent PUD's, the Development Agreements and the Subsequent Development Agreements:

                          (i)     Perform Obligations.  Perform all obligations
as required by PUD 85-8, PUD 85-8-1D, the Subsequent PUD's, the Development Agreement and the Subsequent Development Agreements;

                          (ii)    Use Of Premises.  Uses the Premises in
accordance with the terms of PUD 85-8, PUD 85-8-1D, the Subsequent PUD's, the Development Agreement and the Subsequent Development Agreements; and

                          (iii)   Execution of Documents.  Upon request of
Landlord or the City, execute all documents which effectuate this Article, PUD 85-8, PUD 85-8-1D, the subsequent PUD's, the Development Agreement and the Subsequent Development Agreements, including, but not limited to, formal waivers of notice of protest in connection with filing and processing of the Subsequent PUD's and negotiating and implementing of the Subsequent Development Agreements.





                                      31.

         19.     Repair and Maintenance.

                 a. Tenant's Obligations. Except as provided in Subsection 19.d., Tenant, at Tenant's sole cost and expense, shall keep, maintain, and preserve the Project and every part thereof in good condition and repair, and shall, when and if needed, make all repairs to the Project including, without limitation, the interior, exterior and all structural portions of the Buildings, the foundations, roofs, subfloorings, elevators, the sidewalks, driveways, parking areas, landscaping and grounds which are part of the Project, the elevators, any heating, ventilating and air conditioning ("HVAC") systems, all plumbing and sewerage facilities within the Project, fixtures, interior walls, floors, ceilings, windows, glass, store fronts, doors, entrances, plateglass, showcases, skylights, roof drains, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Buildings, electrical motors and all other appliances and equipment of every kind and nature located within the Project. Tenant shall, at Tenant's option, either institute and maintain elevator and HVAC systems preventive maintenance programs, or obtain elevator and HVAC systems preventive maintenance contracts. The elevator and HVAC systems maintenance programs or contracts shall be subject to the reasonable approval of Landlord, shall be paid for by Tenant, and shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance. If Tenant fails to maintain the elevator or the HVAC systems in the manner described above, Landlord shall have the option, after reasonable notice to Tenant, to maintain and repair the elevator or HVAC systems, in which event Tenant shall reimburse Landlord upon demand for all costs thereby incurred by Landlord.

                 b.       Right of Landlord To Make Repairs.

                          (i)     Applicability.  Landlord's rights under this
Subsection 19.b. shall apply in the event of the following during the Term (including all extensions) or after its expiration:

                                  (A)      Failure to Maintain.  Tenant's
failure or neglect to maintain the Project in good order, condition and repair within thirty (30) days after notice from Landlord (or such shorter period of time as Landlord reasonably determines necessary in the event of an emergency in order to avoid damage to the Project);

                                  (B)      Failure After Notice.  Tenant's
failure to make repairs or alterations within thirty (30) days after notice by Landlord (or such shorter period of time as Landlord reasonably determines necessary in the event of an emergency or to avoid damage to the Project); or

                                  (C)      Failure to Pursue.  Tenant's failure
to diligently pursue repairs or alterations.

                          (ii)    Right of Landlord.  Upon the occurrence of an
event described in Subsection (i), Landlord





                                      32.

shall have the right, but not the obligation, to make such repairs or alterations as may be necessary for the safety and preservation of the Project, or to discharge Tenant's obligations hereunder and all costs and expenses incurred by Landlord in so doing, with interest thereon at the Interest Rate from the date the costs and expenses are paid by Landlord until repaid in full by Tenant, shall be repaid by Tenant to Landlord as an item of Additional Rent.

                 c. Limitation on Obligation of Landlord. Except as otherwise specifically provided in this Lease, Landlord shall not under any circumstances be required to build any improvements in connection with the Project except those set forth in Exhibit C, or to make any repairs, replacements, alterations or renewals of any nature or description to the Project, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to inspect or maintain the Project in any way.

                 d.       Amortization of Certain Capital Expenditures.

                          (i)     Applicability.  Except as provided in
Subsection 19.d.(i)(B), nothing in this Subsection 19.d. shall reduce Tenant's obligation, pursuant to Section 24, to repair damage or destruction of all or any portion of the Project. This Subsection 19.d. shall be applicable only to the following items:

                                  (A)      Major Capital Expenditures.
Expenditures which (1) under generally accepted accounting principles, are capital expenditures, rather than expenses; (2) are not collectible by warranty; (3) exceed Seventy-Five Thousand Dollars ($75,000.00) per item; and
(4) are made to a Building later than three years after the Commencement Date for the Building; and

                                  (B)      Uninsurable Loss.  Any loss which
under the terms of this Lease is not the obligation of Tenant to insure against (including the option to self-insure against), which shall include losses for which insurance is not available at the time of the loss from a recognized insurer in the commercial insurance industry that meets the standards set out in Subsection 21.i. below, at a cost which is economically feasible under the circumstances.

                          (ii)    increase in Dollar Figure.  The Seventy-Five
Thousand Dollar ($75,000.00) figure set forth in Subsection d.(i)(A) shall increase by Five Thousand Dollars ($5,000.00) on an annual basis commencing on the fourth anniversary of the Initial Commencement Date.

                          (iii)   Aggregation of Expenditures.  To determine
whether a capital expenditure exceeds Seventy-Five Thousand Dollars ($75,000.00), capital expenditures incurred within any twelve (12) month period for the same repair made to more than one Building shall be aggregated. For example, capital expenditures incurred within a twelve (12) month period to make the same repair to the air conditioning systems of more than one Building shall be aggregated.





                                      33.

                          (iv)    Amortization or Lump Sum Payment.  Any costs
of the work described in Subsection d.(i) initially shall be borne by Landlord. Tenant shall reimburse or repay Landlord all or the appropriate portion of the cost incurred for the work described in Section d.(i). At Tenant's option, Tenant's obligation to reimburse or repay Landlord shall take the form of either:

                                  (A)      Amortization.  Amortization of the
costs, in accordance with the schedule set forth in Subsection (vi), over the remainder of the Term; or

                                  (B)      Lump Sum Payment.  Payment of a lump
sum, equal to the amount which would be amortized over the remainder of the Term of this Lease, with interest at the Interest Rate from the date the expenditures are made by Landlord to the date that the expenditures are paid in full by Tenant to Landlord.

                          (v)     Election of Tenant.  Tenant shall elect
either of the alternatives set forth in Subsection (iii) within thirty (30) days after Landlord notifies Tenant of the amount of the cost to be reimbursed or repaid.

                          (vi)    Amortization of Landlord's Costs.  Landlord's
costs of work undertaken pursuant to Subsection d. (i), shall be amortized in accordance with the terms of Section 20, over the following periods:

                                  (A)      Limited Amount and Personal
Property. Five (5) years if the costs for the particular matter total less than Five Hundred Thousand Dollars ($500,000.00) and the particular matter is personal property; or

                                  (B)      Other.  Ten (10) years, if the
amount of Landlord's costs, or the type of the particular matter (i.e., real property), is other than as provided in Subsection (A).

                          (vii)   Delivery of Invoices.  Landlord shall deliver
to Tenant in a timely manner invoices for the costs which Landlord has incurred for which Landlord will seek reimbursement from Tenant.

                          (viii)  Payment of Amortized Costs.  Tenant shall be
responsible for the portion of Landlord's costs for a particular matter of work undertaken pursuant to Subsection d.(i) which are amortized over the Term (including any extensions). Except as provided in Subsection (ix), Tenant's share of Landlord's amortized costs shall be paid in accordance with Section 20.

                          (ix)    Right to Make Lump Payment.  Within
forty-five (45) days after Landlord determines Landlord's costs and notifies Tenant of the amount of the costs, Tenant shall have the right to pay to Landlord a lump sum equal to the portion of Landlord's costs for which Tenant would be responsible for the remainder of the Term. If Tenant elects to pay Landlord a lump sum for Landlord's costs for a particular matter, Tenant shall only be responsible for interest, at the Interest Rate, on Landlord's costs from the





                                      34.

date expended by Landlord to the date paid in full by Tenant.

                          (x)     Payments upon Extension.  If Tenant elected,
pursuant to Subsection (ix), to pay to Landlord a lump sum equal to a portion of Landlord's costs, upon extension of the Term, Tenant shall pay to Landlord the balance of the unamortized costs together with interest, at the Interest Rate, on Landlord's costs from the date expended by Landlord to the date paid in full by Tenant.

                 e. Standard of Repairs and Maintenance. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in a good and workmanlike manner in accordance with all applicable laws and regulations and shall be made and performed so that the repairs and replacements shall be at least equal in quality, value, and utility to the original work or installation. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

                 f. Warranties. Landlord shall use Landlord's best efforts to assign to Tenant any warranties or other causes of action or claims, whether contractual or in tort, that Landlord has with respect to the Project, to the extent the warranties or other causes of action or claims may be assigned. To the extent warranties or other causes of action or claims are not assignable, Landlord shall attempt, at no expense to Landlord, to enforce the warranties or claims at Tenant's direction and shall provide for timely delivery of the proceeds to Tenant.

                 g. Inspection of Premises. Subject to Tenant's reasonable security requirements, Landlord and Landlord's agents and other representatives shall have the right upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to enter into and upon the Project or any part thereof at all reasonable hours to inspect the Project and to inspect the performance by Tenant of the terms and conditions of this Lease.

         20.     Amortization of Costs With Interest.

                 a. Applicability. This Lease provides for amortization of certain costs, with interest at the Interest Rate, over a specified number of years. Examples of costs which are amortized with interest are Landlord's Compliance Costs pursuant to Subsection 17.e. and certain major capital expenditures described in Subsection 19.d.

                          (i)     Manner of Amortization.  The amount of a
particular increment of costs which is to be amortized (which, for purposes of this Section 20 shall be considered the principal portion of the payment) shall be amortized over the appropriate number of years for the type of cost (e.g., ten (10) years for costs incurred for capital expenditures for real property). The amortization schedule for each increment shall be based on equal monthly payments of principal over the period of amortization; the interest due on each increment shall fluctuate over the period of amortization to reflect both revisions in the Interest Rate





                                      35.

during the period of the amortization and the outstanding balance of the principal.

                          (ii)    Payment Schedule.  A payment schedule shall
be established for each increment of costs which is to be amortized. The payment schedule shall provide that each month, together with the Fixed Rent, Tenant shall make a payment of a portion of the increment, as Additional Rent. Each payment shall be an amount equal to the sum of (A) the principal payment due for the month, plus (B) the amount of interest, at the Interest Rate, on the unpaid portion of the increment of cost (i.e., the principal) which has accrued but is unpaid as of the date of payment.

                          (iii)   Determination of Interest Due.  Within thirty
(30) days prior to the date upon which the first increment of principal and interest is to be due for a particular item to be amortized, Landlord shall establish a payment schedule for the next twelve (12) months. The payment schedule shall be based on Landlord's reasonable estimate of the Interest Rate over the twelve (12) month period.

                          (iv)    Annual Review.  Within sixty (60) days after
the end of each twelve (12) month period for each increment of cost which is to be amortized, Landlord shall provide Tenant with a statement comparing (A) the actual interest which should have been due during the prior twelve (12) month period for the particular increment (based on the actual Interest Rate during the twelve (12) month period) to (B) the interest paid by Tenant during the twelve (12) month period (based on Landlord's reasonable estimate of the Interest Rate over the twelve (12) month period). If the interest which should have been due is more than the interest paid, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of a bill therefore. If the interest which should have been due is less than the interest paid, Tenant shall receive a credit against future interest payments equal to the amount of the difference; provided that, in the case of overpayment of interest for the final twelve (12) months of the Term (including all extensions), Landlord shall credit Tenant with the difference against the sums due from Tenant to Landlord in accordance with the terms of this Lease; and if no sums are due or unpaid, Landlord shall refund the amount to Tenant.

                 b. Prepayment of Unamortized Costs. Tenant shall have the right to pay Landlord all or any portion of the unamortized portion of any increment of cost (i.e., the outstanding principal amount) upon thirty (30) days advance notice. Within sixty (60) days after Landlord's receipt of Tenant's payment of an unamortized portion of an increment of cost, Landlord shall provide Tenant with a statement comparing (A) the interest paid for the item (updated from the latest statement given pursuant to Subsection a.(iv)) to
(B) the interest due on the item (updated from the latest statement given pursuant to Subsection a.(iv)). Any difference shall be treated in the same manner as a difference under Subsection a.(iv).

                 c. Survival. Upon early termination of this Lease not caused by Tenant's default, all unamortized costs





                                      36.

and all interest thereon which would have been due if early termination had not occurred shall be immediately due and payable. Upon termination of this Lease caused by Tenant's default, Landlord shall have the same rights to all amortized and unamortized costs (and all interest thereon) as Landlord has for all other Rent due under this Lease. All obligations pursuant to this Section 20 shall survive the expiration or early termination of this Lease.

         21.     Insurance.

                 a.       Right of Tenant to Self Insure.

                          (i)     Right of Tenant.  It is anticipated that
Tenant shall self insure so long as Tenant has a net worth of at least Five Hundred Million Dollars ($500,000,000.00). So long as Tenant is self insured, Tenant shall be responsible for payment of all amounts which would otherwise be payable as proceeds from insurance in accordance with the insurance Tenant is otherwise obligated to maintain pursuant to this Lease. Based on Tenant's obligation to pay all amounts which would otherwise be payable by third-party liability, worker's compensation, personal property, and other insurers, Landlord waives the obligation of Tenant to obtain the insurance described in this Lease to the extent it is legally permissible for Tenant to self insure and so long as Tenant has a net worth of at least Five Hundred Million Dollars ($500,000,000.00). If Tenant assigns this Lease, the right of Tenant to self insure immediately shall terminate, and Tenant immediately shall meet the insurance requirements set forth in this Lease, unless Tenant assigns this Lease to Tenant's parent corporation or to a subsidiary of Tenant or Tenant's parent corporation in which Tenant or Tenant's parent corporation owns not less than fifty percent (50%) of all outstanding stock, and the permissible subsidiary maintains a net worth of at least Five Hundred Million Dollars ($500,000,000.00) or this Lease is guaranteed by American Telephone & Telegraph Company ("AT&T").

                          (ii)    Tenant Deemed Self Insured.  Tenant shall be
deemed "self insured" for all purposes under this Lease with regard to any insurance coverage required by this Lease, regardless of whether Tenant has applicable insurance coverage, if Tenant is responsible for a substantial deductible or retainage under such coverage. As long as Tenant is deemed self insured, Tenant shall have no duty to obligate its insurers (if any) beyond the obligations Tenant would have under this Lease if Tenant were self insured with no additional insurance whatsoever. For purposes of this Subsection, "substantial deductible or retainage" shall mean a deductible or retainage amount exceeding Four Hundred Ninety-Nine Thousand Dollars ($499,000.00).

                 b. Premises Insurance. During the Term (and all extensions), Tenant, at Tenant's sole cost and expense, shall procure and maintain in full force and effect "All-Risk" property coverage insurance including, at Landlord's option, earthquake and flood coverage, plateglass coverage, vandalism and malicious mischief coverage inflation endorsement, agreed amount endorsement, hazardous materials endorsement, sprinkler leakage endorsement, and boiler, air conditioning and ventilation systems and machinery coverage





                                      37.

on the Buildings, including coverage of all interior improvements, equipment, trade fixtures, inventory, fixtures and personal property of Tenant located on or in the Project, in an amount equal to one hundred percent (100%) of the replacement value (replacement cost new, including debris removal, and demolition) thereof, as reasonably determined by Landlord. The insurance shall also include insurance against loss of rents on an "All-Risk" basis including, at Landlord's option, the perils of earthquake and flood, in an amount equal to the Rent and any other sums payable under this Lease, for a period of at least twelve (12) months commencing with the date of loss. The insurance shall name Landlord and Landlord's partners, subsidiaries, directors and officers as named insured and include a lender's loss payable endorsement (Form 438 BFU Endorsement) in favor of Landlord's lender, if any. Until Landlord gives Tenant notice to the contrary, Landlord shall be deemed to require all the insurance described in the two (2) preceding sentences. The proceeds from the coverage shall be used for the repair or replacement of the items insured.

                 c. Liability Insurance. Tenant shall maintain in full force and effect at all times during the Term (and all extensions), at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

                          (i)     Worker's Compensation.  Worker's Compensation
for Tenant's employees - Statutory.

                          (ii)    General Liability, Comprehensive general
liability insurance including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, fire and water damage and legal liability, in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00), combined single limit for both bodily injury and property damage, naming Landlord and its partners, subsidiaries, directors, agents, officers and employees as additional insureds and shall provide that it shall be primary insurance and any insurance of Landlord shall be secondary. Notwithstanding any provision in this Lease, Tenant's self insurance shall not be required to extend to, nor shall any insurance obtained by Tenant be required to contain, coverage against negligence or wilful misconduct of Landlord or its partners, subsidiaries, directors, agents, officers or employees.

                 d. Personal Property. If Tenant is no longer AT&T, or a Subtenant of AT&T described in Subsection 26.1., Tenant shall, at Tenant's expense, procure and maintain in full force and effect any insurance ("Personal Property Insurance") on Tenant's personal property. Landlord shall have no interest in the Personal Property insurance and no obligation to insure any of Tenant's personal property.

                 e. Certificates. Tenant shall deliver to Landlord at least thirty (30) days prior to the time the insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, Certificates of Insurance or other docu-





                                      38.

mentation reasonably acceptable to Landlord evidencing the coverage specified in this Section 21 with limits not less than those specified above. To the extent reasonably commercially available, the certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which the certificates evidence coverage. Further, all certificates shall expressly provide that not less than thirty (30) days' prior written notice shall be given Landlord in the event of a lowering or cancellation of the coverages evidenced by the certificates.

                 f. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require, to afford Landlord and Landlord's lender adequate protection.

                 g. Co-Insurer. If, because of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and immediately shall be paid by Tenant upon receipt of a bill therefor and evidence of the loss.

                 h. No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant or Landlord, and the limits of insurance shall not limit the liability of Tenant hereunder.

                 i. Insurance Requirements. All insurance required to be obtained by Tenant hereunder shall be in a form satisfactory to Landlord; shall be carried with companies admitted to do business in the State of California that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; shall be primary as to Landlord; and the policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord prior to the Initial Commencement Dater and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. The policies shall contain a cross liability endorsement which shall provide that any loss otherwise payable under the policy shall be payable notwithstanding the fact that Landlord and Tenant are named as additional insureds and not withstanding any act or negligence of Landlord or Tenant which might, absent such an endorsement, result in forfeiture of all or part of the payment of such loss.

                 j. Tenant's Failure. If Tenant fails to meet the requirements to self insure (to the extent permitted under this Lease) or to procure and maintain the insurance required of Tenant hereunder, Landlord may, but shall not be required to, procure the insurance after thirty





                                      39.

(30) days notice to Tenant; provided, however, that Landlord shall not be obligated to give Tenant thirty (30) days notice if the result is that there will be an absence of the insurance during any portion of the Term (or any extension). Tenant shall pay the costs and expenses of the insurance procured by Landlord pursuant to this Subsection 21.j. upon demand. Notwithstanding the foregoing if Tenant fails to comply with any of the provisions set forth in this Section 21, Tenant shall be liable for all losses and damages, including attorneys' fees and court costs, resulting from the failure.

                 k. Landlord's Disclaimer. Except to the extent caused by the negligence or wilful misconduct of Landlord or Landlord's partners, subsidiaries, directors or officers, agents, contractors or employees, Landlord, its partners, subsidiaries, directors, officers, agents and employees shall not be liable for (i) any loss or damage to persons or property in or about the Project from any cause whatsoever and, without limiting the generality of the foregoing, whether resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein or from the roofs, streets or subsurface, (ii) interference with light or air, or (iii) subject to Tenant's obligation, set forth in Subsection 4.i.(ii), to notify Landlord of latent defects, any latent defect in the Project.

                 l. Additional insurance. If Tenant is not self insured in accordance with the terms of this Lease, Tenant shall not take out separate insurance concurrent in form or contributing in the event of a loss with that required to be furnished by Tenant under this Section 21, unless Landlord and the trustee(s) under any deed(s) of trust covering the Project are included therein as named insureds, with loss payable as provided for above, and Tenant shall immediately notify Landlord whenever any separate insurance is taken out and shall deliver to Landlord duplicate original(s) thereof, or original certificates) evidencing the insurance with true copies thereof, as provided for in this Lease.

                 m.       Insurance Unavailable.

                          (i)     Notices and Agreement.  Pursuant to
Subsection 19.d.(i)(B), a loss shall be deemed uninsurable to the extent insurance for the loss is not available at the time of the loss from an insurer satisfying the requirements of Subsection 21.i. at a cost which is economically feasible under the circumstances. Not later than sixty (60) days after Landlord's request (which request shall not be made more frequently than once a year) Tenant shall deliver to Landlord a notice of those insurance coverages which Tenant believes are not economically feasible. If Landlord and Tenant disagree whether a particular coverage set forth in Tenant's notice is not economically feasible, the matter shall be submitted to arbitration in accordance with the provisions of Section 49.





                                      40.

                          (ii)    Rights of Landlord.  Landlord shall have the
right to obtain the insurance which Landlord and Tenant agree, or the arbitrator determines, would not be economically feasible for Tenant to obtain. To the extent that Landlord can obtain the coverages on an economically feasible basis, Tenant shall pay the costs (including premiums) of the coverages as Additional Rent.

         22. Indemnification. Tenant shall indemnify and hold Landlord, its partners, subsidiaries, directors, officers, agents and/or employees harmless from and against any and all damage, loss, liability or expense, including, but not limited to, attorneys' fees, legal costs and court costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to (i) the use, maintenance, repair, alteration or occupancy of the Project or any portion thereof by Tenant, or Tenant's officers, employees, agents, servants, subtenants, licensees, contractors or invitees, (ii) the acts or omissions of Tenant which are Tenant's obligation under the Lease, (iii) the breach by Tenant of any of the covenants, agreements, terms or conditions of this Lease, or (iv) the conduct or management of any work or thing whatsoever done by Tenant in or about, or from transactions of Tenant occurring, on the Project; provided, however, that, notwithstanding anything to the contrary set forth in this Lease, Tenant shall not indemnify and not hold Landlord harmless from and against any and all damage, loss, liability or expense to the extent the damage, loss, liability or expense is the result of Landlord's wilful misconduct or negligence. The loss or damage shall include, but not be limited to, any injury or damage to Landlord's personnel (including death resulting anytime therefrom) or to the Project. It is the intention and agreement of the parties that, except to the extent caused by the negligence or wilful misconduct of Landlord, its partners, subsidiaries, directors, officers, agents, contractors and/or employees, Landlord shall not be liable for any personal injuries or damage to Tenant, Tenant's agents or employees or to any other persons or for any injury or damage to any goods, wares, merchandise, equipment or property of Tenant or third parties. The parties hereby expressly agree to this allocation of risk, and represent that this allocation of risk is a material inducement for Landlord entering this Lease. Tenant shall, upon demand by Landlord, defend any actions or proceedings brought against Landlord for which Tenant is responsible to indemnify and hold Landlord harmless, through counsel reasonably satisfactory to Landlord; provided however, that Landlord shall have the right to conduct any such defenses at Landlord's cost and expense, if Landlord so chooses. Tenant agrees that the obligations assumed herein shall survive this Lease.

         23. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding Landlord and Tenant each hereby waives and releases the other of and from any and all





                                      41.

rights of recovery, claim, action or cause of action against each other, their subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur on, in or to the Project, Buildings, improvements to the Buildings, personal property within the Buildings, any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Project or any additional improvements which Tenant may construct on the Project, by reason of casualty, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant pursuant to this Lease and in force at the time of any such damage; provided, however, that if Tenant is self insured, Tenant shall neither indemnify nor hold harmless Landlord, its subsidiaries, directors, agents, contractors, officers and/or employees from or against any damage, loss, liability or expense to the extent the same is the result of the negligence or wilful misconduct of Landlord, its subsidiaries, directors, agents, contractors, officers and/or employees. Because this Section will preclude the assignment of claims by Tenant, if Tenant is not self insured, and by Landlord by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease which is not self insured agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section. If either party fails to obtain the endorsement, the party shall indemnify, defend and save the other party harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses and liabilities attributable to the failure.

         24.     Damage or Destruction.

                 a. Tenant's obligation to Repair. If during the Term the Project, or any part thereof, is damaged by whatever cause, this Lease and the obligations of Tenant shall continue in full force and effect. Tenant shall give Landlord immediate notice of the damage or destruction and shall promptly file a proof of loss with the relevant insurance company(ies) (except to the extent Landlord is responsible for repairs or restorations pursuant to the terms of this Lease); and Tenant, at Tenant's sole cost and expense, whether or not insurance proceeds are sufficient to cover the actual cost of repair or restoration, shall promptly repairs replace, restore and rebuild the Project to substantially the same character, condition and quality as existed immediately prior to the occurrence, including buildings having a value and total square footage of floor area not less than the Buildings and Building CC as they existed immediately prior to the occurrence. In no event shall Landlord be called upon to repair, replace or rebuild any buildings, improvements or equipment, or to pay any of the cost or expenses thereof, except to the extent the





                                      42.

repair, replacement or rebuilding is required as a result of Landlord's wilful misconduct or negligence.

                 b. Insurance Trustee. If Tenant is not self insured in accordance with the terms of this Lease, a special trust account for proceeds of insurance shall be established in accordance with the terms of this Subsection.

                          (i)     Trust Account.  For the purpose of paying
amounts owing for the cost of the repairs, replacement or rebuilding, in the event of a loss in excess of one Hundred Thousand Dollars ($100,000.00), Landlord and Tenant shall deposit the proceeds of insurance in a special trust account in a bank mutually acceptable to Landlord and Tenant; or, in the event that the Project is encumbered by one (1) or more deed(s) of trust and, if so required by the deed(s) of trust, with the trustee(s) under the deed(s) of trust (the bank(s) or trustee(s) shall hereinafter be referred to as the "Trustee"). The Trustee shall pay to Tenant from time to time, but in no event more frequently than once each month, in reimbursement for work and materials actually incorporated in the Project, all net sums received under insurance policies covering such loss.

                          (ii)    Progress Payments by Trustee, Payment shall
be made by the Trustee upon appropriate requisition certificates of the architect ("Trustee Architect") which has been retained by the Trustee, with Landlord's and Tenant's concurrence, to supervise the work. The reasonable expenses and charges of the Trustee Architect shall be paid out of the trust fund. Tenant's request for release of insurance proceeds shall be accompanied by the following:

                                  (A)      Written certification by the Trustee
Architect that (1) all of the work for which reimbursement is being requested has been completed in compliance with the plans and specifications therefore, and all applicable laws and ordinances, (2) the sum requested is justly required to reimburse Tenant for payments by Tenant to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of the services and materials), (3) when added to all sums previously paid out by the Trustee, the sum requested does not exceed ninety percent (90%) of the value of the work done to the date of the certificate, and (4) the amount of the proceeds remaining in the hands of the Trustee will be sufficient on completion of the work to pay for the work in full (which shall include, in such reasonable detail as Landlord may require, an estimate of the cost of the completion);

                                  (B)      Lien waivers reasonably satisfactory
to Landlord covering that part of the work for which payment or reimbursement is being requested; and

                                  (C)      A search prepared by a title company
or licensed abstractor or by other evidence, reasonably satisfactory to Landlord, that no mechanics' or other lien has not been filed with respect to any part of the Project.





                                      43.

                          (iii)   Final Payment.  Final payment of the balance
of the cost of the work shall be made by the Trustee to Tenant upon (A) completion of restoration and certification by the Trustee Architect that all work has been completed in accordance with the approved plans and specifications therefore and all applicable laws and ordinances, (B) satisfactory evidence of payment of all costs, and (C) expiration of all applicable lien periods and proof that the Project is free of all mechanics' liens and lien claims.

                          (iv)    Right to Withhold.  If, in the course of the
work, any mechanic's or other lien shall be filed against the Project or against Landlord or Tenant or any contractor of Tenant, or if Tenant shall be in default in the payment of any Rent or other sums then due and payable, or if there is any existing and unremedied default on the part of Tenant under this Lease, the Trustee shall not be obligated to make any payment of the insurance proceeds until and unless the lien shall have been fully bonded, satisfied, or discharged of record and/or until such default shall have been cured.

                          (v)     Damage Less Than One Hundred Thousand and
No/100 Dollars ($100,000.00). In the event of a loss less than One Hundred Thousand Dollars ($100,000.00), the proceeds of insurance shall be assigned or paid directly to Tenant to be applied by it in accordance with the provisions of this Section 24.

                          (vi)    Uninsured Loss.  If the net amount of the
insurance proceeds shall be insufficient for the proper and effective repair, replacement or rebuilding of the Project, improvements and equipment, or in the event of an uninsured loss, Tenant shall deposit the amount of any deficiency with the Trustee within twenty (20) days after request by the Trustee indicating the amount of the deficiency.

                          (vii)   Excess Proceeds.  Any insurance proceeds not
disbursed by the Trustee after restoration has been completed and final payment has been made to Tenant's contractor shall be delivered within ten (10) days after demand by Tenant to Tenant. All actual costs and charges of the Trustee shall be paid by Tenant. Both parties shall promptly execute all documents and perform all acts reasonably required by the Trustee to perform its obligations under this Section.

                 c. No Abatement. There shall be no abatement or diminution of Rent or release from any of Tenant's obligations hereunder by reason of the damage or destruction, regardless of the period of time, if any, during which the Project or any part thereof remain untenantable.

                 d.       Waiver.  Tenant hereby waives the provisions of
Section 1932, Subdivision 2 and Section 1933 Subdivision 4, of the Civil Code of California, and the provisions of any similar law hereinafter enacted.

                 e.       Restoration of Premises.

                          (i)     Plans.  Within thirty (30) days after the
date of the damage or destruction, Tenant, at its





                                      44.

cost, shall prepare final plans and specifications and working drawings (collectively, "Plans") complying with applicable laws as will be necessary for restoration of the Project. The Plans must be approved in writing by Landlord and the Trustee Architect. Landlord and the Trustee Architect shall have thirty (30) days after receipt of the Plans to either approve or disapprove the Plans and return them to Tenant. If Landlord or the Trustee Architect disapproves the Plans, Landlord or the Trustee Architect shall notify Tenant of its objections and Landlord's or the Trustee Architect's proposed solution to each objection. Tenant shall thereafter cause the plans to be revised in accordance with Landlord's or the Trustee Architect's proposals and resubmit the Plans for Landlord's and the Trustee Architect's approval. Tenant acknowledges that the Plans shall be subject to approval of the appropriate governmental bodies and that they will be prepared in such a manner as to obtain that approval.

                          (ii)    Procedure.  The restoration shall be
accomplished as follows:

                                  (A)      Tenant shall commence restoration
within thirty (30) days after the Plans have been approved by the appropriate government bodies and all required permits have been obtained and shall diligently and continuously pursue the restoration until completion.

                                  (B)      Tenant shall retain a licensed,
bondable contractor approved in writing by Landlord. The contractor shall be required to carry public liability and property damage insurance, standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, during the period of construction. The insurance shall contain waiver of subrogation clauses in favor of Landlord and Tenant.

                                  (C)      Tenant shall notify Landlord of the
date of commencement of the restoration not later than twenty (20) days before commencement of the restoration to enable Landlord to post and record notices of nonresponsibility. The contractor retained by Tenant shall not commence construction until a completion and a labor and materials bond executed by a company reasonably satisfactory to Landlord have been delivered to Landlord to insure completion of the construction.

                                  (D)      Tenant shall accomplish the
restoration in a manner that will reasonably minimize the inconvenience, annoyance and disruption to tenants of neighboring buildings.

                                  (E)      On completion of the restoration,
Tenant shall immediately record a notice of completion in Alameda County.

                          (iii)   If No Trustee Architect.  The provisions in
this Subsection 24.e. regarding the Trustee Architect shall not be applicable to the extent that Tenant is self insured in accordance with the terms of this Lease.





                                      45.

         25.     Eminent Domain.

                 a. Rights and Obligations Governed by Lease. If the Project, or any part thereof, shall be taken or appropriated under the power of eminent domain, inversely condemned or conveyed in lieu thereof ("Condemnation"), the rights and obligations of Landlord and Tenant shall be determined in accordance with this Section 25. Tenant hereby waives and releases any right to terminate this Lease under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or any similar law, statute or ordinance now or hereafter in effect.

                 b. Total Condemnation. If the entire Project or so much thereof shall be taken by Condemnation such that the reconstruction of the Project will not, as reasonably determined by Landlord and Tenant, result in the Project being reasonably suitable to Tenant's occupancy, this Lease shall terminate as of the date that possession of the Project is taken and Rent shall be adjusted as of the date of termination. All Condemnation awards shall be paid to Landlord's lender until Landlord's lender is paid in full. The portion of the remainder of the award which is designated as award for the value of Tenant's leasehold interest shall be paid to Tenant for loss of Tenant's leasehold interest. Tenant shall pay and/or assign to Landlord its interest in any other award or payment made by reason of the Condemnation and Landlord shall be entitled to the entire award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant in connection with costs in removing Tenant's personal property to a new location and the costs to Tenant of performing an obligation required of Tenant by this Lease with respect to surrender of the Project.

                 c. Partial Condemnation. If (i) a portion of the Project shall be taken by Condemnation, and this Lease shall not be terminated in accordance with the provisions of Subsection 25.b., or (ii) the use or occupancy of the Project or part thereof shall be temporarily requisitioned by any governmental authority, then this Lease shall continue in full force and effect, without any abatement of Rent, and Tenant shall, at its own cost and expense, regardless of the sufficiency of any Condemnation award, promptly and diligently commence and complete the restoration of the Project, provided that in the case of a temporary requisition, Tenant shall not be required to effect restoration until the requisition is terminated. In case of any such taking, Tenant shall apply the net award actually received by Tenant to the cost of restoration and, if the net award shall have been paid to Landlord, it shall be paid to Tenant. In the event of a temporary requisition, the entire net award received by Landlord shall be paid over currently to Tenant provided that any portion of the award allocable to a period after the termination of the term of this Lease shall be paid to Landlord, including any award for the restoration of the Project if the temporary requisition shall continue after the expiration of this Lease.

                 d. Award. For the purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority which has been made in settlement of any





                                      46.

Condemnation proceeding affecting the Project shall be deemed to constitute an award made in such proceeding. If the cost of restoration required to be made by Tenant pursuant to this Section 25 shall exceed the amount of the net award, the deficiency shall be paid by Tenant. If the amount of the net award shall exceed the cost of restoration, the excess first shall be paid to Landlord's lender until Landlord's lender is paid in full; the balance shall be paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant; provided, however, no payment of any portion of the net award shall be made to Tenant so long as Tenant shall be in default under this Lease.

                 e. Delivery of Documents. Tenant and Landlord each shall execute and deliver to the other party, within a reasonable period of time, all instruments reasonably required to effectuate the provisions of this
Section 25.

                 f. Sale. A sale by Landlord to any authority having the power to condemn, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed Condemnation for purposes of this
Section 25 and the proceeds shall be treated as Condemnation awards.

         26.     Assignment and Subletting.

                 a.       Landlord's Consent.  Except as provided in Subsection
26.1. Tenant shall not transfer, sublet, assign, enter any license or concession agreement, change ownership, mortgage, or hypothecate this Lease or Tenant's interest in this Lease or in and to all or any portion of the Project (hereinafter collectively referred to as "Sublet", with the term "Subtenant" similarly construed) without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld but Landlord may nevertheless condition its consent upon compliance with all terms of this Section 26 and upon such factors as the identity, reputation, proposed use, financial worth and stability, intensity of use, comparability with other tenants, and operating ability of any proposed Subtenant. My attempted or purported Subletting without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. This Lease may not be Sublet by operation of law.

                 b. Sublet Form. Each Sublet to which Landlord has consented shall be by an instrument in writing in a form satisfactory to Landlord, as evidenced by Landlord's written approval. Each sublease or assignment shall contain provisions to the effect that in the event this Lease shall terminate before the expiration of a sublease, the Subtenant thereunder shall, at Landlord's option, attorn to Landlord and waive any rights the Subtenant may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease.

                 c. No Waiver. Consent by Landlord to one (1) such Subletting shall not be deemed to be a consent to any subsequent Subletting. No Sublet by Tenant shall relieve Tenant of any of Tenant's obligations under this Lease; provided however, that Tenant shall be relieved of liability under this Lease upon a Sublet described in





                                      47.

Subsection 26.1. if the Subtenant has a net worth of not less than Five Hundred Million Dollars ($500,000,000.00) at the time of the Sublet and AT&T guarantees all the obligations of the Subtenant under this Lease during any period the Subtenant has a net worth of less than Five Hundred Million Dollars ($500,000,000.00).

                 d. Information to be Furnished. If Tenant desires at any time to Sublet all or any portion of the Buildings, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord:

                          (i)     Name.  The name of the proposed Subtenant;

                          (ii)    Nature of Business.  The nature of the
proposed Subtenant's business to be carried on in the Project;

                          (iii)   Terms of Sublease.  The terms and provisions
of the proposed sublease or assignment and a copy of the proposed sublease or assignment form; and

                          (iv)    Financial Information.  Such financial
information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

                 e. Landlord's Options -- Sublet Not After Nine (9)_or Eighteen (18) Years.

                          (i)     Applicability.  The provisions of this
Subsection 26.e. shall be applicable to any proposed Sublet, not described in Subsection 26.1., which is to occur at any time during either of the following periods:

                                  (A)      Within Nine (9) Years After Initial
Commencement Date. The period ending nine (9) years after the Initial Commencement Date unless Tenant has given notice, pursuant to Subsection 35.b., to extend the Term of this Lease for the Building(s) which is (are) to be Sublet; or

                                  (B)      Within Eighteen (18) Years After
Initial Commencement Date. The period ending eighteen (18) years after the Initial Commencement Date, if the option to extend the Term of this Lease (pursuant to Section 35) for the Building(s) which is (are) to be Sublet has previously been exercised.

                          (ii)    Options of Landlord.  At any time within
fifteen (15) days after Landlord's receipt of all the information specified in Subsection 26.d., Landlord may, by written notice to Tenant, elect either:

                                  (A)      Consent.  To consent to the Sublet
by Tenant; or

                                  (B)      Refuse Consent.  To refuse its
consent to the Sublet; provided that Landlord's consent shall not be unreasonably withheld.





                                      48.

                 f.       Landlord's Options - Sublet After Nine (9) or Eighteen
(18) Years.

                          (i)     Applicability.  The provisions of this
Subsection f. shall be applicable to any proposed Sublet, not described in Subsection 26.1., which is to occur at any time during either of the following periods:

                                  (A)      Commencing Nine (9) Years After
Initial Commencement Date. The period commencing nine (9) years after the Initial Commencement Date unless Tenant has given notice, pursuant to Subsection 35.b., to extend the Term of this Lease for the Building(s) which is
(are) to be Sublet; or

                                  (B)      Commencing Eighteen (18) Years After
Initial Commencement Date. The period commencing eighteen (18) years after the Initial Commencement Date, if the option to extend the Term of this Lease (pursuant to Section 35) for the Building(s) which is (are) to be Sublet has previously been exercised.

                          (ii)    Landlord's Options.  At any time within
fifteen (15) days after Landlord's receipt of all the information specified in Subsection 26.d., Landlord may, by written notice to Tenant, elect one (1) of the following:

                                  (A)      Lease For Own Account.  To lease for
its own account the Building(s) or the portion thereof so proposed to be Sublet by Tenant as shall be specified in the notice, upon the same terms as those offered to the proposed Subtenant but on a form acceptable to Landlord with a proportionate abatement of Rent payable hereunder;

                                  (B)      Lease to Other Parties.  To lease
the Building(s) or the portion thereof proposed to be Sublet by Tenant to any person upon any terms desired by Landlord with a proportionate abatement in Rent payable hereunder;

                                  (C)      Cancel Portion of Lease.  In the
event of a proposed Sublet fewer than all the Buildings, to cancel this Lease as to all or any portion of the space specified in the notice, with a proportionate abatement in Rent payable hereunder;

                                  (D)      Consent.  To consent to the Sublet
by Tenant; or

                                  (E)      Refuse Consent.  To refuse its
consent to the Sublet; provided that Landlord's consent shall not be unreasonably withheld.

                 g. Landlord's Right to Cancel. In addition to Landlord's rights under subsections 26.e. and 26.f., Landlord shall have the right, within fifteen (15) days after Landlord's receipt of all the information specified in Subsection 26.d., to cancel this Lease in the event of a proposed Sublet of all the Buildings to any person or entity other than a Subtenant described in Subsection 26.1.





                                      49.

                 h. Failure of Landlord to Elect. If Landlord fails to elect any of the alternatives set forth in subsection 26.f.(ii)(A), Subsection 26.f.(ii)(B) or Subsection 26.f.(ii)(C) within the fifteen (15) day period, it shall be deemed that Landlord has consented to the Sublet.

                 i. Revisions to Lease. If Landlord proceeds with Subsection 26.f.(ii)(A), 26.f.(ii)(B) or 26.f.(ii)(C) and cancels this Lease as to a portion or all of one or more of the Buildings, Landlord shall have the right to make reasonable revisions to this Lease, with Tenant's consent, to reflect the fact that the Buildings will be leased on a multi-tenant basis.

                 j.       No Consent of Landlord; Provisions of Sublet.

                          (i)     Landlord Not Entitled to Excess Subrent.  If
Tenant Sublets a portion or all of one or more Buildings pursuant to a Sublet described in Subsection 26.1., consent of Landlord shall not be required and Landlord shall not be entitled, as a result of the Sublet, to any of the excess of the Subrent over the Rent to be paid by Tenant hereunder.

                          (ii)    Terms of Sublet.  Each Subtenant shall agree
in writing, for the benefit of Landlord, to assume, to be bound by this Lease, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Each sublease or assignment shall contain provisions to the effect that (A) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord hereunder and (B) no Subtenant shall have the right to further Sublet, except as provided in this Lease.

                 k. After Landlord's Consent. If Landlord proceeds with Subsection 26.e.(ii)(A) or Subsection 26.f.(ii)(D) and consents to the Sublet, Tenant may within thirty (30) days thereafter enter a valid Sublet of the Buildings or portion(s) thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to Subsection 26.d., subject to the condition that fifty percent (50%) of the excess of the Subrent over the Rent required to be paid by Tenant hereunder shall be paid to Landlord. Any such Subrent to be paid to Landlord pursuant hereto shall be Additional Rent and shall be payable to Landlord as and with the Fixed Rent payable to Landlord hereunder.

                 l. Subletting to Parent or Subsidiaries. Tenant shall have the right to Sublet all or any portion of one or more of the Buildings to any parent corporation of AT&T, or to a subsidiary of AT&T or AT&T's parent corporation in which AT&T or AT&T's parent corporation owns not less than fifty percent (50%) of all the outstanding stock, without Landlord's consent. AT&T shall have the right to Sublet one or more of the Buildings to a subsidiary of AT&T or AT&T's parent corporation in which AT&T or AT&T's parent corporation does not own greater than fifty percent (50%) of all outstanding stock with Landlord's consent. Tenant shall notify Landlord each time Tenant Sublets a Building to an entity described in this Subsection 26.1. In the event of a





                                      50.

Sublet pursuant to this Subsection 26.1., the terms of Subsections 26.a and 26.b., Subsections 26.e. through 26.i. and Subsections 26.k., 26.m. and 26.p. shall not apply. In the event of a Sublet, pursuant to this Subsection 26.1., of all the Project, Tenant shall deliver an executed counterpart of the sublease or assignment to Landlord.

                 m. Subrent. The term "Subrent" as used herein shall include any consideration of any kind received, or to be received, by Tenant from the Subtenant, if such sums are related to Tenant's interest in this Lease or in the Project, including, but not limited to, bonus money and payments (in excess of book value thereof) for Tenant's assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership of Tenant. If less than all of Buildings and Building CC are Sublet, the pro rata share of the Rent attributable to the partial area of all the Buildings and Building CC shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total Square Footage of the Buildings and Building CC and multiplying the resulting quotient (the per square foot Rent) by the Square Footage of the Buildings which are being Sublet. Landlord shall have the right to make reasonable revisions to the calculations to reflect the portion of the Buildings which is Sublet and which consists of basement space.

                 n. Scope. If Tenant is no longer AT&T or a Subtenant of AT&T, described in Subsection 26.1., and (i) this Lease is Sublet, (ii) the underlying beneficial interest of Tenant is transferred, or (iii) the Project or any part thereof is Sublet or occupied by anyone other than Tenant, Landlord may collect rent from the Subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of Subsection 26.k.; provided that no such Subletting, occupancy or collection, or the acceptance of the Subtenant or occupant as tenant, shall be deemed a waiver of Tenant's covenants under this Lease.

                 o. Waiver. Except as provided in Subsection 26.c., Landlord may proceed against Tenant without having taken action against or joined any Subtenant, provided that Landlord shall use reasonable efforts to notify Tenant of any default by the Subtenant, and provided further that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to the Subtenant.

                 p. Executed Counterparts. No Sublet shall be valid nor shall any Subtenant take possession of any portion of the Project until an executed counterpart of the sublease or assignment has been delivered to Landlord and approved in writing.

                 q. Transfer to Purchaser. If Tenant is no longer AT&T or any parent corporation of AT&T, or a subsidiary of AT&T or AT&T's parent corporation in which AT&T or AT&T's parent corporation owns not less than fifty percent (50%) of all the outstanding stock, any sale or other transfer, including by consolidation, merger or





                                      51.

reorganization, of a majority interest in Tenant shall be deemed a Sublet.

         27.     Alterations, Additions and Improvements.

                 a. Permitted Alterations. Tenant shall not make or permit any alterations, additions or improvements (collectively, "Alterations") in, on or about the Project without the prior written consent of Landlord; provided, however, that as long as Tenant is not in default under this Lease, Tenant shall have the right without Landlord's prior consent to make Alterations to the Buildings the cost of which does not exceed Fifty Thousand Dollars ($50,000.00); provided the Alterations do not (i) affect the structure of the Buildings or building systems except for minor systems changes (e.g., the relocation, within reconfigured offices, of HVAC ducts or power outlets),
(ii) substantially decrease the square foot floor area of the Buildings, (iii) add or attach to or penetrate the roof of a Building, (iv) affect the exterior of a Building or the Project, (v) make changes which are visible from the outside of a Building, including antennae and landscaped areas, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds, or (vi) reduce the value of the Buildings or Project. The Fifty Thousand Dollars ($50,000.00) figure set forth in the prior sentence shall increase by Five Thousand Dollars ($5,000.00) on each anniversary date of the Initial Commencement Date. All Alterations shall be made in accordance with plans and specifications prepared by a licensed architect and engineer and submitted to Landlord at least thirty (30) days prior to the date Tenant intends to commence the Alterations. To the extent Landlord's consent is required for an alteration, Landlord shall have fifteen (15) days from receipt of complete plans and specifications for the Alterations to approve or disapprove the Alterations. Any Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed, bonded contractor with insurance satisfactory to Landlord, and shall be performed in a good and workmanlike manner conforming in quality and design with the Project and the Buildings. Tenant shall deliver to Landlord plans for all Alterations not requiring Landlord's consent. Any Alterations including, but not limited to, heating, lighting, electrical, air conditioning, partitioning, drapery and carpentry installations made by Tenant which become an integral part of the Project or a Building or are affixed to a Building so that they cannot be removed without material damage to the Building shall be and become the property of Landlord upon installation and shall not be deemed trade fixtures; provided, however, that prior to or upon expiration of the Term, Landlord may, at its sole option and subject to the provisions of Section 29, require that Tenant, at Tenant's sole expense, remove any or all nonstructural Alterations installed by Tenant and restore the Buildings and Project to their condition as of the Commencement Date, normal wear and tear excepted and subject to the provisions of this Lease. Not later than sixty (60) days after expiration of the Term as to a particular Building, Landlord shall notify Tenant whether Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the nonstructural Alterations installed by Tenant in the Building and restore the Building to its condition as of the Commencement Date. If Tenant fails to repair the





                                      52.

Project, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for the reasonable expense of repair within thirty (30) days after demand, and receipt of an itemized bill therefor. Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Project.

                 b. Notice. Any Tenant (or Subtenant) other than AT&T (or a Subtenant described in Subsection 26.1.) shall give Landlord written notice of Tenant's intention to perform work on the Project which might result in any claim of lien at least ten (10) days prior to the commencement of the work to enable Landlord to post and record a Notice of Nonresponsibility or other notice Landlord deems proper before the commencement of any such work.

                 c. Indemnification By Tenant. Tenant agrees that at all times during construction Tenant shall indemnify, defend and hold Landlord harmless against loss on account of injuries to person or property and against loss by way of penalties or otherwise on account of the failure of Tenant to perform or fulfill any duty in, or arising out of, or in any way connected with, the intended construction, either by appropriate endorsement on the policy or policies of general liability insurance referred to in this Lease, self insurance which complies with the terms of this Lease or by obtaining policies of insurance with the same limitations of coverage to cover Landlord and Tenant during construction; provided, however, that Tenant shall not indemnify, defend and hold Landlord harmless against loss resulting from the negligence or wilful misconduct of Landlord, its partners, subsidiaries, directors, officers, agents, contractors and/or employees.

                 d. Survival. Tenant's obligations under this Section shall survive for not more than one (1) year after termination of this Lease.

         28.     Liens.

                 a. Payment By Tenant. Tenant shall promptly pay and discharge all claims for work performed, and supplies and services rendered, for which Tenant is responsible under this Lease and shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify, defend and hold Landlord harmless from all liability and cost, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien.

                 b. Removal. If any liens shall at any time be filed against the Project for work performed, supplies or services rendered for which Tenant is responsible under this Lease, Tenant shall either cause the liens to be discharged of record within sixty (60) days after the date of filing of the liens or, if Tenant, in good faith, determines that the liens should be contested, Tenant shall furnish such security and documentation as Landlord shall determine to (i) prevent any foreclosure proceedings against the Project during the pendency of the contest, and (ii) cause a title company selected by Landlord to remove the liens as a matter affecting title to the Project.





                                      53.

                 c. Failure to Remove. If Tenant shall fail to discharge a lien within the sixty (60) day period or fail to furnish the security, then, in addition to any other right or remedy of Landlord resulting from Tenant's default and after five (5) days notice from Landlord, Landlord may, but shall not be obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of the lien by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord on demand all sums disbursed, incurred or deposited by Landlord pursuant to the foregoing provisions of this Subsection, including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under regulations governing liens.

         29.     Surrender of the Premises.

                 a. Condition. Upon the expiration or earlier termination of the Term of this Lease as to each Building, Tenant shall surrender the Building and, without limitation, all sidewalks, parking areas, grounds, and all fixtures and Building equipment, pipes, plumbing, electric wires, elevators and heating and ventilating systems, to Landlord in its condition existing as of the Commencement Date for the Building, normal wear and tear excepted; provided, however, that Tenant shall not be obligated to reconfigure the Building to its condition as of the Commencement Date to the extent of (1) changes to the original configuration as a result of typical office improvements made by Tenant and (2) Alterations made by Tenant if, at the time Tenant requested Landlord's consent to the Alterations, Landlord agreed that Tenant would not be obligated to restore the Building to its condition prior to the Alterations upon the expiration or termination of this Lease. In addition, Tenant shall remove from the Building (and applicable Project Common Areas) all signs containing Tenant's name or logo and all of Tenant's personal property and trade fixtures and any fixtures and improvements required by Landlord to be removed pursuant to Section 27 and repair any damage caused by or perform any restoration necessitated by the removal. Upon surrender of a Building, the interior walls shall be cleaned, any carpets shall be cleaned, all floors shall be cleaned and waxed and the elevator and HVAC equipment shall be serviced by a reputable service person.

                 b. Tenant's Failure to Remove. If Tenant fails to remove any trade fixtures, equipment, personal property, or any fixtures or improvements the removal of which is required by Landlord pursuant to Section 27, and the failure continues after the expiration or termination of this Lease as to the Building, Landlord may retain the property and all rights of Tenant with respect to it shall cease, or Landlord, upon three (3) days notice to Tenant, may place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any trade fixtures, equipment, personal property, fixtures or improvements, the cost of repairing and restoring the Buildings, and the transportation and storage costs





                                      54.

of same, together with interest at the Interest Rate on all such expenses from the date of expenditure by Landlord.

                 c. Indemnity For Failure. If a Building is not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Building, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs, except to the extent Tenant's failure to surrender the Building in accordance with this Lease is the result of Force Majeure.

         30. Holding Over. If Tenant remains in possession of all or any part of a Building after the expiration of the Term as to the Building, as it may be extended pursuant to Section 35, with the express or implied consent of Landlord, the tenancy for the Building shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Fixed Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Fixed Rent for the Building due during the last month of the Term (or any extension). In addition Tenant shall pay any other sums due under this Lease (including amortized Assessment Costs and Landlord's Compliance Costs) in the amount and at the time specified in this Lease, and the month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease.

         31. Landlord's Right to Enter the Project. Subject to Tenant's reasonable security requirements, Tenant shall permit Landlord and its agents to enter the Project at all reasonable times and upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to do the following: to inspect the Project; to post Notices of Nonresponsibility and similar notices; to show the Project to interested parties such as prospective mortgagors; to the extent otherwise permitted or required under this Lease, to make necessary alterations, additions, improvements or repairs; to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord; and, at any reasonable time within one (1) year prior to the expiration of this Lease (or any extension) thereof as to any Building, to show any Buildings for which no notice of extension has been given.

         32. Landlord's Reserved Rights. Subject to Tenant's consent, which shall not be unreasonably withheld, Landlord reserves the right at any time to grant easements across, under or above the Project. This Lease shall not be affected by the granting of any easements, provided that no easements hereafter granted shall materially interfere with Tenant's use and enjoyment of the Project.

         33.     Signs.

                 a. General Restriction. In addition to all other restrictions set forth in this Section 33, any sign which is installed by Tenant must be in compliance with the CC&R's and all statutes and governmental rules and regulations.





                                      55.

                 b. Signs Visible Outside of Building. Tenant shall have no right to maintain any sign, display or advertising material within any Building that is visible from the exterior of any of the Buildings without the prior written consent of Landlord. The size, design, color and other physical aspects of any permitted sign in a Building which is visible from outside any of the Buildings shall be subject to the Landlord's approval.

                 c. Costs of Signs. The costs of any signs provided to Tenant by Landlord, and the costs of installation of the signs, shall be included in the costs of Tenant's Tenant Improvements (as described in Exhibit
C). Tenant, at Tenant's own expense, shall be responsible for the costs of maintenance and removal of any permitted sign.

         34.     Default.

                 a. Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (individually, "Event of Default"; collectively, "Events of Default") shall occur:

                          (i)     Payment.  Failure by Tenant to pay Fixed
Rent, or any items of Additional Rent or any other sums required to be paid to Landlord under this Lease, when due, provided that Tenant shall have an additional three (3) business days after Landlord's notice to Tenant that the sum(s) is (are) past due; or

                          (ii)    Performance.  Failure by Tenant to comply
with any term, covenant or condition of this Lease, other than payments due to Landlord described in Subsection (i), within thirty (30) days from billing or the due date (whichever is later), or, if no billing is appropriate, within ten
(10) business days after notice to Tenant; provided, however, that if the breach is one which cannot be cured within ten (10) business days, Tenant shall not be in default if Tenant commences to cure the breach within the ten (10) day period and diligently and continuously pursues the cure until the breach is cured; or

                          (iii)   Assignment.  A general assignment by Tenant
of its assets for the benefit of its creditors; or

                          (iv)    Petition.  The filing of a voluntary petition
by Tenant, or the filing of an involuntary petition by any of Tenant's creditors, seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors, other than pursuant to Federal Bankruptcy Law, if such involuntary petition is not withdrawn within sixty (60) days of filing; or

                          (v)     Receivership.  The appointment of a receiver
or other custodian to take possession of substantially all of Tenant's assets or of this leasehold; or

                          (vi)    Insolvency.  Tenant shall become insolvent or
unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets;





                                      56.

or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Project; or

                          (vii)   Attachment.  The sequestration of, attachment
of, or execution on, any material part of the property of Tenant located in the Project or on any property essential to the conduct of Tenant's business located in the Project, and Tenant shall have failed to obtain a return or release of the property prior to sale pursuant to the sequestration, attachment or levy, whichever is earlier; or

                          (viii)  Abandonment.  Abandonment or vacation of the
Buildings for a period of ten (10) days and, if AT&T, or a Subtenant described in Subsection 26.1., is Tenant, five (5) days after notice is given that Landlord will deem abandonment to have occurred; or

                          (ix)    Fraudulent Transfer.  Any transfer made or
suffered to be made by Tenant which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or

                          (x)     Event of Default Under Building CC Lease.  An
Event of Default under the Building CC Lease.

                 b. Remedies. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative.

                          (i)     Abandonment.  If Tenant abandons the Project,
this Lease shall continue in effect. Landlord shall not be deemed to terminate this Lease other than by written notice of termination from Landlord, and Landlord shall have all of the remedies of a Landlord provided by Section 1951.4 of the Civil Code of the State of California. After abandonment of the Buildings by Tenant, Landlord may give notice of termination.

                          (ii)    Continue Lease.  Landlord may continue this
Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Project (upon voluntary surrender by Tenant or removal of Tenant, pursuant to legal processes) and relet it, or any part of it, to third parties for Tenant's account, provided that any rent in excess of the Fixed Rent due hereunder shall be payable to Landlord to be applied against the amounts due to Landlord from Tenant in accordance with the terms of this Lease. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Project, including, without limitation, legal fees, brokers' commissions, expenses of removing Tenant's personal property, cleaning, redecorating and repairing the Project required by the reletting and like costs. Reletting shall be on terms commercially reasonable under the circumstances. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is


                                      57.

due, less the rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

                          (iii)   Termination Right to Possession.  Landlord
may terminate Tenant's right to possession of the Project at any time by giving written notice to that effect. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Project or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost. In addition, Landlord shall have all the rights and remedies of a landlord under Section 1951.2 of the Civil Code of the State of California, which provides that Landlord may receive:

                                  (A)      The worth at the time of award of
unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                                  (B)      The worth at the time of award of
the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus

                                  (C)      The worth at the time of award of
the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

                                  (D)      Any other amount necessary to
compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including but not limited to, any costs or expenses incurred by Landlord:

                                        (1)     In retaking possession of the
Project, including reasonable attorneys' fees and costs therefor;

                                        (2)     Maintaining or preserving the
Project for reletting to a new tenant, including repairs or alterations to the Project for such reletting;

                                        (3)     Leasing commissions, and

                                        (4)     Any other costs necessary or
appropriate to relet the Project; plus

                                  (E)      At Landlord's election, such other
amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.


                                      58.

                 The "worth at the time of award" of the amounts referred to in Subsections 34.b.(iii)(A) and 34.b.(iii)(B) is computed by allowing interest at the Interest Rate, however, in no event to exceed the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in Subsection 34.b.(iii)(C) is computed by discounting the amount at the rate of interest allowed on the amounts referred to in Subsections 34.b.(iii)(A) and 34.b.(iii)(B) (which shall be the Interest Rate or such lesser amount as permitted by law).

                 c. Assignment of Rights and Monies. In the event of a termination of this Lease by reason of the occurrence of an Event of Default,
(i) all unexpired insurance premiums, all deposits made by Tenant with utility companies, all rights of Tenant under all insurance policies required to be maintained by Tenant under this Lease, any claims for refunds of any items of Additional Rent, any pending claims for insurance proceeds or condemnation awards relating to the Project, all monies and securities of Tenant then held by Landlord under the terms of this Lease, and all fuel and supplies on the Project shall be deemed to be and are hereby assigned to and transferred to Landlord, and (ii) Tenant shall deliver to Landlord all leases of subtenants and all security deposits and advance rentals then held by Tenant with respect to any and all subleases not previously turned over to Landlord as required herein. All funds received by the Landlord which would otherwise be payable to Tenant shall be applied against amounts Landlord is entitled to receive from Tenant, with any excess paid to Tenant.

                 d. Additional Remedies. In addition to the foregoing remedies and so long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Project without terminating this Lease, to incur expenses on behalf of Tenant in seeking a Subtenant, to cause a receiver to be appointed to administer the Project and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Interest Rate from the date of such expenditure until the date of repayment.

                 e. Other. If Tenant or Landlord causes or threatens to cause a reach of any of the covenants, terms or conditions contained in this Lease, Landlord or Tenant, as appropriate, shall be entitled, except as otherwise provided in this Lease, to enjoin the breach or threatened breach and to invoke any remedy allowed at law, in equity, by statute or otherwise (unless otherwise expressly prohibited by this Lease) as though re-entry, summary proceedings and other remedies were not provided for in this Lease. Nothing in this Subsection shall permit any abatement of, or reduction in, Rent payable under this Lease.

                 f. Rights Cumulative. Except as otherwise provided in this Lease, each right and remedy of Landlord or Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or


                                      59.

beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all other rights or remedies. Nothing in this Subsection shall give Tenant any right to abatement of, or reduction in, the Rent payable under this Lease.

                 g. Indemnification. Nothing in this Section 34 affects the right of Landlord to indemnification by Tenant in accordance with Section 22 for liability arising from personal injuries, property damage or any other cause prior to the termination of this Lease.

                 h. After Default. Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant hereunder until the Event of Default is cured.

                 i. Waiver. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Project by reason of any Event of Default by Tenant hereunder.

         35.     Option to Extend.

                 a. Conditions to Exercise of Right. Tenant shall have the option to extend the Term as to one (1) or more Buildings (but not as to a portion of a Building) for one (1) period of ten (10) years ("Extension Term") if Tenant is not in default under this Lease or the Building CC Lease at the time of notice of extension or at commencement of the Extension Term.

                 b. Exercise of Option to Extend. Tenant shall exercise the option to extend by giving written notice ("Option Notice") of Tenant's exercise to Landlord at least six (6) months, but not more than one (1) year, prior to the expiration of the initial Term as to any Building or Building CC. The Option Notice shall state the Buildings ("Extension Premises") for which Tenant desires to extend the Term. Tenant's failure to give the option Notice in a timely manner shall be deemed a waiver of Tenant's right to extend. Upon exercise of the option by Tenant, the Term for the Extension Premises shall automatically be extended for an additional ten (10) years upon the same terms, covenants and conditions of this Lease except that Tenant shall not be entitled to any further option to extend and the Fixed Rent for each of the Extension Premises shall be adjusted as provided in this Section 35.

                 c. Initial Fixed Rent. The initial Fixed Rent during the Extension Term for each Extension Premises shall be the greater of (i) ninety percent (90%) of the fair market rental value for the Extension Premises, or (ii) the Fixed Rent for that Extension Premises in effect during the last year of the initial Term for that Extension Premises.

                          (i)     Determination of Fixed Rent.  The Fixed Rent
of an Extension Premises during the last year of the Term shall be the Fixed Rent for the Extension Premises


                                      60.

determined pursuant to Subsection 7.b., as adjusted pursuant to Subsection 7.c.

                          (ii)    Determination of Fair Market Rental Value.
In determining the "fair market rental value" of an Extension Premises during the Extension Term, factors which shall be considered shall include, but not be limited to, the use of the Project permitted under this Lease, the quality, size, design and location of the Project, the basic absolute net nature of this Lease, the method of calculating Square Footage of the Buildings under this Lease, and the rental value of comparable improved property in southern Contra Costa County and in Alameda County. Considerations shall not be given to any Tenant Improvements which are installed at Tenant's sole cost.

                 d.       Methods of Determining Fixed Rent During Extension
Term.

                          (i)     Agreed Upon Fixed Rent.  Landlord and Tenant
shall have until six (6) months prior to the commencement of the Extension Term for any Extension Premises to agree on the Fixed Rent for each Extension Premises for the Extension Term. If the parties agree on the Fixed Rent earlier than six (6) months prior to the commencement, they shall immediately execute an amendment to this Lease setting forth the Fixed Rent.

                          (ii)    Inability to Agree.  If Landlord and Tenant
cannot agree on the Fixed Rent for each of the Extension Premises for the Extension Term earlier than six (6) months prior to the commencement of the Extension Term for any Extension Premises, the fair market rental value of the Extension Premises shall be determined in accordance with Subsection (iii).

                          (iii)   Appraisal Procedure.

                                  (A)      If Landlord and Tenant cannot agree
on the Fixed Rent for each of the Extension Premises for the Extension Term earlier than six (6) months prior to the commencement of the Extension Term for any Extension Premises, Landlord and Tenant each shall have thirty (30) days after the commencement of the six (6) month period to select a M.A.I. appraiser to determine the fair market rental value of the Extension Premises during the Extension Term. Any appraiser selected pursuant to this Subsection d.(iii)(A), shall have at least five (5) years full-time commercial appraisal experience in the Pleasanton - San Ramon area. If a party does not appoint an appraiser within the thirty (30) day period, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value of the Extension Premises during the Extension Term.

                                  (B)      If two (2) appraisers are appointed
by the parties in accordance with Subsection d.(iii)(A), the two (2) appraisers shall promptly meet and attempt to agree on the fair market rental value of the Extension Premises during the Extension Term. Each appraiser shall prepare a written narrative appraisal of the fair market rental value of the Extension Premises during the Extension Term with the appraiser setting forth his data, analysis, reasoning and conclusions. If the two (2) appraisers cannot agree on the fair market rental value


                                      61.

within thirty (30) days after the second appraiser has been appointed, the two
(2) appraisers shall select a third appraiser, meeting the qualifications stated in Subsection d.(iii)(A), within forty (40) days after the second appraiser was selected. If the two (2) appraisers cannot select a third appraiser, either of the parties, by giving ten (10) days notice to the other party, can apply to the then President of the Northern California Chapter of the American Institute of Real Estate Appraiser County Real Estate Board, or the then Presiding Judge of the Alameda County Superior Court, for the selection of a third appraiser who meets the qualifications stated in Subsection d.(iii)(A). The third appraiser, however selected, shall be a person who is not acting in any capacity for either party, an affiliate of either party, The Prudential Insurance Company of America or Callahan, Sweeney, O'Brien, and has not done so for a period of two (2) years prior to selection. The third appraiser shall review the reports prepared by the first two (2) appraisers and arrive at his own opinion of the fair market rental value of the Extension Premises during the Extension Term, which he will set forth in his own report.

                                  (C)      Within thirty (30) days after the
selection of the third appraiser pursuant to Subsection d.(iii)(B), a majority of the appraisers shall set the fair market rental value of the Extension Premises during the Extension Term. If a majority of the appraisers are unable, within the thirty (30) day period, to set the fair market rental value of the Extension Premises during the Extension Term, the appraisals submitted by each appraiser shall be separated into appraisals for each Extension Premises. The appraisals for each Extension Premises then shall be added together and the total divided by three (3); the resulting quotient shall be the fair market rental value of the respective Extension Premises during the Extension Term. If, however, an appraisal for an Extension Premises is more than ten percent (10%) lower or higher then the middle appraisal, the appraisal shall be disregarded. If only one (1) appraisal for an Extension Premises is disregarded, the remaining two (2) appraisals shall be added together and the total divided by two (2); the resulting quotient shall be the fair market rental value of the Extension Premises during the Extension Term. If two (2) appraisals are disregarded, the middle appraisal shall be the fair market rental value of the Extension Premises during the Extension Term.

                                  (D)      After the fair market rental values
of all the Extension Premises during the Extension Term have been determined, the appraisers shall immediately notify the parties of the values.

                                  (E)      Except as provided in Subsection
35.g., costs of a party appointing an appraiser and the fees of each appraiser shall be borne by the party appointing the appraiser, and the cost of appointing the third appraiser, and the fees of the third appraiser, shall be borne fifty percent (50%) by each of the parties.

                 e.       Fixed Rent If Appraisal Not Completed.

                          (i)     Fixed Rent Pending Appraisal.  If the
determination of Fixed Rent during the Extension Term


                                      62.

for an Extension Premises is not completed prior to commencement of the Extension Term for the Extension Premises, upon the commencement of the Extension Term for the Extension Premises Tenant shall pay Fixed Rent in the amount of one hundred fifteen percent (115%) of the Fixed Rent for that Extension Premises due during the last month of the initial Term. Tenant shall make the payment until the determination of the Fixed Rent for that Extension Premises is made.

                          (ii)    Fixed Rent and Adjustment Upon Appraisal.
Upon determination of the Fixed Rent for an Extension Premises for the Extension Term, the Fixed Rent shall be applicable for the Extension Premises until the Fixed Rent is increased pursuant to Subsection 35.f.

                                  (A)      Underpayment of Fixed Rent.  Within
thirty (30) days after the Fixed Rent is determined for an Extension Premises, Tenant shall pay Landlord the positive difference, if any, between the following:

                                        (1)     Fixed Rent Determined.  The
Fixed Rent, based on the determination, due from the commencement date of the Extension Term for the Extension Premises to the date Tenant commences to pay the Fixed Rent which has been determined for the Extension Premises; less

                                        (2)     Fixed Rent Paid.  The Fixed
Rent paid by Tenant, pursuant to Subsection (i) for the Extension Premises, from the commencement date of the Extension Term for the Extension Premises to the date Tenant commences to pay the Fixed Rent which has been determined for the Extension Premises.

                                  (B)      Overpayment of Fixed Rent.  Tenant
shall receive a credit toward the next installment(s) of Fixed Rent in the amount of the negative difference, if any, between item (1) less item (2), above.

                 f. Increases In Fixed Rent. Fixed Rent for an Extension Premises shall be increased on the first (1st) day of the thirty-first (31st) month of the Extension Term for the Extension Premises and every thirty (30) months thereafter. The Fixed Rent shall be increased by the lesser of (1) fifteen percent (15%) of the Fixed Rent for the Extension Premises in effect immediately prior to the increase or (2) the percentage increase in the Consumer Price Index (as calculated below). As to each Extension Premises, each date during the Extension Term upon which the Fixed Rent for the Extension Premises shall be adjusted shall be called an "Adjustment Date".

                          (i)     Calculation of Increases in Consumer Price
Index. To determine the percentage increase in the Consumer Price Index as of each Adjustment Date for an Extension Premises during the Extension Term, the following shall be applicable: (a) the "Base Index" shall be the Consumer Price Index published for the month nearest preceding (1) the month in which the Extension Term commences for the first Adjustment Date, (2) the month in which the first Adjustment Date occurs for the second Adjustment Date, and (3) the month in which the preceding Adjustment Date occurs for all subsequent Adjustment Dates; and (b) the Fixed Rent shall be increased as of the Adjustment Date by an amount determined by multiplying the


                                      63.

Fixed Rent then in effect by a fraction, the numerator of which shall be the difference between (1) the Consumer Price Index for the month nearest preceding the Adjustment Date and (2) the Base Index, and the denominator of which shall be the Base Index.

                          (ii)    Changes In CPI.  If there is a change in the
method of calculation of the Consumer Price Index, Landlord shall, at Landlord's option, be permitted to make such adjustments as may be necessary in order to approximate the result that would have occurred had there been no change in the method of calculating the Consumer Price Index. If it becomes impossible to make the adjustment provided in the preceding sentence, or if the Consumer Price Index fails to exist, then the Consumer Price Index shall be replaced by such other index selected by Landlord as may be generally recognized as a successor index or, if none, then any other reasonable index which Landlord may select.

                 g.       Tenant's Right to Terminate.

                          (i)     Tenant's Right.  Tenant shall have the right
to give notice; within thirty (30) days after the first time the Fixed Rent for the Extension Term is determined as to any one (1) of the Extension Premises (but not after the determination for any additional Extension Premises) pursuant to the appraisal procedure set forth in Subsection 35.d., to give notice of revocation ("Notice of Revocation") of Tenant's Option Notice.

                          (ii)    Effects of Revocation.  If Tenant gives a
Notice of Revocation, the following shall be applicable:

                                  (A)      Costs of Appraisal.  All costs of
the appraisal procedure (including all appraisers' fees) shall be borne by Tenant;

                                  (B)      Term.  The Term of this Lease shall
expire in accordance with the provisions of Sections 5 and 6; provided, however, that the Term of this Lease as to each Building shall be extended by a period equal to the greater of (1) the period of time between the option Notice and the Revocation Notice, or (2) twelve months; and

                          (iii)   Fixed Rent.  Tenant shall pay Fixed Rent for
the Building or Buildings in the amounts determined pursuant to the appraisal procedure set forth in Subsection 35.d., for the period the Term is extended pursuant to (B), above.

         36.     Option to Extend As to Portion of Project.

                 a. Right to Exercise. Tenant shall have the option, in accordance with the terms of this Section 36, to extend this Lease as to (i) a portion of the basement within Building CC, (ii) parking spaces within the Project Common Areas, and (iii) the portion of the Land upon which Tenant's "earth station" is located. Any extension pursuant to this Section 36 shall be for two (2) consecutive periods of ten (10) years each commencing on the expiration of the Term of the Building CC Lease (or Extension Term, if the option to extend, described in Section 35, is exercised). The first extension pursuant to this Section 36 shall be known as the


                                      64.

"Initial Section 36 Extension"; the second extension shall be known as the "Second Section 36 Extension." During the Initial Section 36 Extension and the Second Section 36 Extension, Tenant shall have no right under this Section 36 to lease any portion of the Project other than the property described in Subsection 36.b.

                 b.       Areas Subject to Extension.

                          (i)     Basement Space.  The portion of the basement
within Building CC for which Tenant shall have the right to extend this Lease pursuant to this Section 36 ("Basement Space") shall be a portion of Building CC which includes the PBX Facility and which contains a maximum Square Footage of twenty thousand (20,000) square feet. If the portion of Building CC for which Tenant desires to extend this Lease pursuant to this Section 36 is not segregated from the remainder of the basement of Building CC (i.e., segregated by a wall which meets all reasonable safety and security requirements for the remainder of the basement of Building CC), Tenant shall pay all costs of partitioning the area to segregate it from the remainder of the basement of Building CC. Tenant shall complete the segregation of the Basement Area prior to commencement of the Initial Section 36 Extension.

                          (ii)    Parking Spaces.  Upon extension of this Lease
pursuant to this Section 36, Tenant shall have the right to use up to four (4) parking spaces ("Parking Spaces") per thousand (1,000) square feet of the Basement Space which Tenant leases pursuant to this Section 36; provided, however, that the number of Parking Spaces Tenant shall have the right to use shall not exceed ten (10).

                          (iii)   Earth Station.  If Tenant elects, pursuant to
this Section 36, to extend this Lease as to the Basement Space, Tenant shall have the right to extend this Lease, pursuant to this Section 36, for the portion of the Land ("Earth Station Area") within the Project upon which one earth station then owned and operated by Tenant is located. The Earth Station Area shall not include any portion of any Building. Tenant's right to lease the Earth Station Area shall be subject to all restrictions (including governmental restrictions, set backs, restrictions set forth in the CC&R's, and security requirements) on the use of the earth station.

                          (iv)    Restrictions on Extensions.  Tenant shall
have the right to extend this Lease as to the Earth Station Area only during the period that Tenant extends this Lease as to the Basement Space.

                          (v)     Section 36 Extension Property.  The term
"Section 36 Extension Property" shall mean the Basement Space, Parking Spaces and Earth Station Area for which Tenant exercises the right to extend this Lease pursuant to this Section 36.

                 c. Condition to Exercise. Tenant's option to extend for the Initial Section 36 Extension shall be conditional upon Tenant not being in default under this Lease at the time of notice or at the time of commencement of the Initial Section 36 Extension. Tenant's option to extend for the Second
Section 36 Extension shall be conditional upon Tenant not being in default under this


                                      65.

Lease at the time of notice or at the time of commencement of the Second
Section 36 Extension.

                 d.       Exercise of Option.

                          (i)     Initial Extension.  Tenant shall exercise the
option ("Initial Option") to extend the term of this Lease for the Section 36 Extension Property pursuant to the Initial Section 36 Extension by giving notice ("Initial Section 36 Option Notice") of Tenant's exercise to Landlord at least one (1) year, but not more than fifteen (15) months, prior to the expiration of the Term (including any extension) as to any of the Buildings or Building CC.

                          (ii)    Second Extension.  Tenant shall exercise the
option ("Second Option") to extend the term of this Lease for the Section 36 Extension Property by the Second Section 36 Extension by giving notice ("Second
Section 36 Option Notice") of Tenant's exercise to Landlord at least one (1) year, but not more than fifteen (15) months, prior to expiration of the Initial
Section 36 Extension.

                          (iii)   Failure to Give Notice.  Tenant's failure to
give the Initial Section 36 Option Notice or the Second Section 36 Option Notice in a timely manner shall be deemed a waiver of Tenant's right to extend pursuant to this Section 36.

                 e. Effect of Exercise. Upon exercise by Tenant of the Initial Section 36 Option, Tenant shall have the right to lease the Section 36 Extension Property for an additional ten (10) years upon the same terms, covenants and conditions as this Lease (including the multi-tenant provisions set forth in Section 37) except that the Fixed Rent for the Section 36 Extension Property shall be as determined in this Section 36 and Tenant shall have only one (1) additional option to extend (i.e., the Second Section 36 Option) as to the Section 36 Extension Property. Upon exercise by Tenant of the Second Section 36 Option, Tenant shall have the right to extend this Lease for the Section 36 Extension Property for an additional ten (10) years beyond the Initial Section 36 Option upon the same terms, covenants and conditions as this Lease (including the multi-tenant provisions set forth in Section 37) except that Tenant shall have no further option to extend as to the Section 36 Extension Property and the Fixed Rent for the Section 36 Extension Property shall be determined in accordance with this Section 36.

                 f. Fixed Rent. The initial Fixed Rent during the Initial Section 36 Extension Term shall be the fair market rental value of the
Section 36 Extension Property during the Initial Section 36 Extension. The initial Fixed Rent during the Second Section 36 Extension shall be the fair market rental value of the Section 36 Extension Property during the Second
Section 36 Extension. The fair market rental value of the Section 36 Extension Property shall be determined in accordance with the procedures set forth in
Section 35.

                 g. Incidental Right. If Tenant elects to extend the Lease as to the Section 36 Extension Property pursuant to this Section 36, Tenant also shall have the right during the extensions) to utilize an easement from


                                      66.

the Section 36 Extension Property to the exterior boundary of the easement area described in the Easement referred to in Subsection 17.g.

         37.     Multi-Tenant Occupancy.

                 a. Applicability. The provisions of this Section 37 shall apply commencing on the earlier of (1) the expiration or earlier termination of this Lease with respect to any Building or (2) the expiration or earlier termination of the Building CC Lease.

                 b. Landlord's Rights. Landlord shall have the right, in Landlord's absolute discretion and during the period the provisions of this
Section 37 are applicable, to undertake to provide any or all of the obligations of Tenant under this Lease with respect to the maintenance, repair and operation of all or any portion of the Project Common Areas, and to require Tenant to pay Tenant's proportionate share of the expenses incurred by Landlord as a result of such undertaking. If Landlord undertakes to maintain, repair and operate the Project Common Areas, Landlord shall maintain, repair and operate the Project Common Areas in a manner consistent with the standards of first-class office buildings in the Pleasanton-San Ramon area. Tenant shall pay to Landlord, as Additional Rent, on a monthly basis, Tenant's Percentage Share (as defined below) of Project Common Area Operating Expenses (as defined below).

                 c. Tenant's Percentage Share. Tenant's percentage share ("Tenant's Percentage Share") of Project Common Area Operating Expenses shall mean the percentage figure obtained by dividing the rentable area of the Building or Buildings leased by Tenant as of the date of the calculation by the rentable area of the Buildings and Building CC. The rentable area for each of the Buildings and Building CC, which is calculated in accordance with BOMA specifications, is set forth in Exhibit D-1. If Landlord reasonably determines that any costs resulting from Tenant's use of any Building or Buildings or the Project Common Areas are not in proportion to Tenant's Percentage Share disproportionate costs incurred for the Buildings occupied by Tenant during periods that the remainder of the Buildings are not occupied) Landlord shall make adjustments in Tenant's Percentage Share of Common Area Operating Expenses to reflect the disproportionate costs resulting from Tenant's use. In addition, Landlord shall make reasonable adjustments in calculating Tenant's Percentage share to reflect the portions of the buildings which consist of basement space.

                 d. Tenant's Rights. If during the period described in Subsection a., Landlord fails to undertake Tenant's obligation under Subsection 37.b. with respect to the maintenance, repair or operation of all or any portion of the Project Common Areas, Tenant shall have the right, but not the obligation, after thirty (30) days notice to Landlord, to continue to maintain, repair and operate the Project Common Areas and to require Landlord to pay Landlord's proportionate share of expenses incurred by Tenant as a result of Tenant's actions.

                 e. Landlord's Percentage Share. If, pursuant to Subsection 37.d., Tenant maintains, repairs and operates the Project Common Areas during the period


                                      67.

described in Subsection 37.a., Landlord's Percentage Share ("Landlord's Percentage Share") of the Project Common Area Operating Expenses shall mean the percentage figure obtained by dividing the BOMA Square Footage of the Building or Buildings no longer leased by Tenant as of the date the calculations by the BOMA Square Footage of all the Buildings and Building CC. Landlord shall make reasonable adjustments in calculating Landlord's Percentage Share to reflect the portions of the Buildings and Building CC which consist of basement space.

                 f. Project Common Area Operating Expenses. The term "Project Common Area Operating Expenses" shall mean all reasonable expenses, costs and disbursements of every reasonable kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair and operation of the Project Common Areas. Project Common Area Operating Expenses shall include, but not be limited to, reasonable expenditures for the following:

                          (i)     Wages and salaries of all employees engaged
in the operation, maintenance and security of the Project Common Areas, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services;

                          (ii)    All supplies and materials used in
maintenance, repair and operation of the Project Common Areas;

                          (iii)   Cost of all utilities, including surcharges,
for the Project Common Areas, including the cost of water, power and lighting, which are not separately billed to and paid for by tenants;

                          (iv)    Cost of all maintenance and service
agreements for the Project Common Areas and the equipment thereon, including, but not limited to, security services, janitorial service, gardeners, refuse collection and trash removal services;

                          (v)     The cost of all insurance which Landlord or
Landlord's lenders deem(s) necessary for the Project Common Areas, including the insurance specified in Section 21;

                          (vi)    Maintenance repair and replacement of all
parking lot surfaces service areas, sidewalks, curbs, guard rails, fences, flagpoles, bike racks, landscaping and planting, courts, including cleaning, sweeping, painting, striping and repaving within the Project Common Areas, with such costs to be amortized, to the extent appropriate, over the applicable period determined pursuant to Subsection 19.d.;

                          (vii)   Maintenance, repair and replacement of storm
and sanitary drainage systems, irrigation systems, electrical, gas, water and telephone systems, lighting systems, sprinkler systems and other utility systems within the Project Common Areas, with such costs to be amortized, to the extent appropriate, over the applicable period determined pursuant to Subsection 19.d.;

                          (viii)  Costs for planting, replanting and


                                         68.

replacing of flowers, shrubbery, plants, trees and other landscaping within the Project Common Areas;

                          (ix)    Maintenance, repair and acquisition costs of
all security devices, machinery and equipment used in the operation or maintenance of the Project Common Areas and all personal property taxes and other charges incurred in connection with such security devices, machinery and equipment, with such costs to be amortized, to the extent appropriate, over the applicable period determined pursuant to Subsection 19.d.;

                          (x)     A reasonable management fee for the manager
of the Project Common Areas;

                          (xi)    The costs of any capital improvements made to
the Project Common Areas that reduce other operating expenses or are required under any governmental law or regulation, with such costs to be amortized over the applicable period determined pursuant to Subsection 19.d.; and

                          (xii)   Legal and accounting expenses, including
costs of audits by certified public accountants, incurred in connection with the Project Common Areas.

                 g. Payment by Tenant. Commencing on the later of (i) thirty (30) days after early termination of this Lease with respect to any Building or early termination of the Building CC Lease or (ii) fifteen (15) days prior to the expiration of this Lease with respect to any Building or expiration of the Building CC Lease, if Landlord elects to provide services pursuant to this Section 37, Landlord shall estimate the Project Common Area Operating Expenses payable by Tenant pursuant to this Section for the next twelve (12) month period, and any period prior to commencement of the twelve
(12) month period. Within fifteen (15) days after Tenant's receipt of Landlord's estimate of Project Common Area Operating Expenses, Tenant shall pay to Landlord the estimated amount for Project Common Area Operating Expenses applicable to any period prior to commencement of the twelve (12) month period and Tenant shall commence paying to Landlord on the first day of each month, in advance, one-twelfth (1/12th) of the amount of Project Common Area Operating Expenses estimated by Landlord for the next twelve (12) month period.

                 h. Annual Revision. Within thirty (30) days prior to the end of each twelve (12) month period, Landlord shall prepare an estimate of the Project Common Area Operating Expenses for the next twelve (12) month period.

                 i. Comparison of Actual and Estimated Project Common Area Expenses. Within ninety (90) days (or as soon thereafter as possible) after the close of each twelve (12) month period, Landlord shall provide Tenant with a statement of the actual Project Common Area Operating Expenses incurred during the twelve (12) month period compared to the estimated Project Common Area Operating Expenses. If the actual Project Common Area Operating Expenses are more than the estimated Project Common Area Operating Expenses, then Tenant shall pay Landlord, within thirty (30) days of receipt of a bill therefore, Tenant's Percentage Share of the difference. If the actual Project Common Area operating Expenses are less than the estimated


                                      69.

Project Common Area Operating Expenses, then Tenant shall receive a credit against future Project Common Area Operating Expense payments equal to Tenant's Percentage Share of the difference; provided, that in the case of an overpayment for the final twelve (12) months of the Term (including all extensions), Landlord shall credit Tenant's Percentage Share of the difference against any sums due from Tenant to Landlord in accordance with the terms of this Lease; and if no sums are due and unpaid, shall refund the amount to Tenant.

                 j. Proration. Tenant's liability to pay Tenant's Percentage Share of Project Common Area Operating Expenses shall be prorated on the basis of a three hundred sixty-five (365) day year to account for any fractional portion of a year included at the commencement of Tenant's obligation to pay Project Common Area Operating Expenses or expiration of the Term of this Lease. Landlord's and Tenant's obligations to pay for or credit any increase or decrease in payments pursuant to this Section shall survive this Lease.

                 k. Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Section shall constitute a material default and breach of this Lease and Landlord's remedies shall be as specified in Section 34.

                 l.       Landlord's Notice.  Landlord shall give Tenant thirty
(30) days written notice of its intention to undertake to provide any obligations of Tenant under this Lease and to commence charging Tenant for Project Common Area Operating Expenses. Following Landlord's notice, Landlord and Tenant shall enter an amendment to this Lease setting forth Tenant's Percentage Share and identifying those obligations of Tenant which Landlord shall undertake.

                 m. Allocation of Parking. During the period described in Subsection 37.a., Landlord shall allocate among the Buildings the parking portion of the Project Common Areas. The parking shall be allocated among the Buildings in proportion to the rentable areas of the Buildings (with the rentable areas calculated in accordance with BOMA specifications).

                 n. Rules and Regulations. Landlord shall have the right to establish rules and regulations for the Project and Tenant shall comply with all such reasonable rules and regulations and any amendments as Landlord may reasonably adopt. The rules and regulations may include the rules and regulations set forth in Exhibit H; provided, however, that Landlord shall not have the right, without Tenant's consent, to enforce upon Tenant rules and regulations which are more strict than those set forth in Exhibit H.

         38.     Toxic Materials.

                 a. Compliance with Laws. Tenant, and all agents and contractors of Tenant, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter including, without limitation, those materials identified in Sections 66680 and 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as amended from time to time and those substances defined as "hazardous substances" or "toxic


                                      70.

substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., and the Hazardous Materials Transportation Act, 42. U.S.C. Section 1802 (collectively, "Toxic Materials").

                 b. Tenant's Indemnity. Tenant shall not cause any Toxic Materials to be used, generated stored or disposed of on or about the Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord agrees that storage or use within the Project of levels of the following items which are normal for office complexes comparable to the Project shall not be a breach of this Lease: (i) fuel for emergency generators, (ii) paint and related solvents, and (iii) emergency power batteries. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and its subsidiaries, directors, officers, employees, servants and agents (collectively, "Agents"), harmless from any and all claims, judgments, losses, demands, causes of action, proceedings or hearings (collectively, "Claims") relating to the storage, placement or use of Toxic materials, including those described in (i), (ii) and (iii) above, by Tenant, its Agents or invitees on or about the Project including, without limitation, Claims resulting from the contamination of subterranean water beneath, adjoining or in the vicinity of the Project. Tenant shall reimburse Landlord for: (i) losses in or reductions to rental income resulting from Tenant's use, storage and disposal of Toxic Materials; (ii) all costs of refitting or other alterations to the Project necessitated by Tenant's use, storage, or disposal of Toxic Materials including, without limitation, alterations required to accommodate an alternate use of the Project; (iii) any diminution in the fair market value of the Project caused by Tenant's use, storage or disposal of Toxic Materials; and (iv) any liability arising out of Tenant's use, generation, storage, or disposal of Toxic Materials. Tenant agrees to defend all such Claims on behalf of Landlord with counsel reasonably acceptable to Landlord, and to pay all fees, costs, damages or expenses relating to or arising out of any such Claim, including attorneys' fees and costs.

                 c. Inspection Rights; Costs of Monitoring. Subject to Tenant's reasonable security precautions, Landlord shall have the right at all reasonable times and upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Project to confirm Tenant's compliance with this Section. If Toxic Materials are found on the Project, Tenant shall pay all costs of monitoring the Toxic Materials to the extent Landlord reasonably believes any monitoring by the Association is insufficient.

                 d. Further Indemnity. Tenant shall further be solely responsible for and shall indemnify, defend and hold Landlord and its Agents harmless from and against all Claims, including reasonable attorneys' fees and costs, arising out of or in connection with any removal, clean-up or restoration work which is required by any government agency having jurisdiction and which arises from Tenant's storage, use or disposal of Toxic Materials on the Project during its tenancy. Neither the written consent of Landlord to the use, generation, storage, or disposal of Toxic


                                      71.

Materials, nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations or precautions pertaining to Toxic Materials, shall excuse Tenant from its obligation of indemnification pursuant to this Subsection.

                 e.       Survival.  All obligations of Tenant under this
Section 38 shall survive the expiration or termination of this Lease.

         39.     Subordination.

                 a. Subordinate Nature. This Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which affect the Land or all or any other part of the Project as of the date of this Lease, to the CC&R's and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that if the lessor under any such lease ("Lessor") or the holder or holders of any such mortgage or deed of trust ("Holder") shall advise Landlord that it desires or requires this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant shall within fifteen (15) days of the request, and Tenant's receipt of the documents for execution, execute, have acknowledged and deliver any and all documents or instruments, in the form reasonably acceptable to Tenant and presented to Tenant which Landlord, Lessor or Holder deems necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which are now or may hereafter be executed covering the Land or the Project or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of the advances, together with interest thereon and subject to all the terms and provisions thereof; provided that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Lessor or Holder shall agree to either enter a nondisturbance agreement with Tenant, or enter a new lease with Tenant upon the same terms and conditions as this Lease, so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within fifteen (15) days after Landlord's written request therefor, and Tenant's receipt of the documents for execution, Tenant shall execute any and all documents required by Landlord or the Lessor under such lease or the Holder of the mortgage or deed of trust required to effectuate the subordination to make this Lease subordinate to any lien of the lease, mortgage, or deed of trust, as the case may be.

                 b. Attornment. Subject to Tenant's rights under Subsection 39.a., Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Project at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under such leases or mortgages or deeds of trust.

         40.     Estoppel Certificates.

                 a. Delivery by Tenant. Within fifteen (15) days following written request by Landlord, Tenant shall


                                      72.

deliver to Landlord an executed and acknowledged certificate, in the form attached hereto as Exhibit K, or in the form required by any proposed mortgagee, purchaser or Landlord. The estoppel certificate shall be for the benefit of proposed mortgagees, purchasers or Landlord.

                 b. Failure of Tenant to Deliver. Tenant's failure to deliver the estoppel certificate within fifteen (15) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant:

                          (i)     The commencement date under this Lease of
each of the Buildings is as represented by Landlord in the estoppel certificate Landlord delivered to Tenant, and the expiration date of each of the Buildings is as therein represented by Landlord;

                          (ii)    There are no modifications, amendments,
supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of this Lease except as represented by Landlord in the estoppel certificate Landlord delivered to Tenant;

                          (iii)   This Lease is in full force and effect, and
this Lease has been duly executed and delivered by, and is a binding obligation of, Tenant as set forth herein;

                          (iv)    Tenant acknowledges that (A) Rent under the
Lease has been paid up to and including the date represented by Landlord in the estoppel certificate Landlord delivered to Tenant, (B) monthly Fixed Rent for each Building during the Initial Term of this Lease is the amount represented by Landlord in the estoppel certificate Landlord delivered to Tenant, (C) Rent has not been paid for any period after the date represented by Landlord in the estoppel certificate Landlord delivered to Tenant, and (D) Rent shall not be paid for a period in excess of one (1) month in advance;

                          (v)     This Lease is not in default, and Landlord
has performed all the obligations required to be performed by Landlord under the terms hereof through the date of the representation; and

                          (vi)    Landlord and Tenant agree not to modify,
amend, terminate or otherwise change the Lease without the prior written consent of the party(ies) for whose benefit the certificate was sought, which consent shall not be unreasonably withheld, provided the change does not impair the security of the party(ies) for whose benefit the certificate was sought.

                 c. Revised Estoppel Certificate. Landlord reserves the right to substitute a different form of estoppel certificate in place of the estoppel certificate attached hereto as Exhibit M, provided that the substitute form does not expand the scope of the estoppel certificate.

                 d. Financial Statements of Tenant. Within seven (7) days following written request by Landlord, Tenant shall deliver to Landlord the current financial statements of Tenant and financial statements of the two
(2) years prior to the current financial statement's year, with an


                                      73.

opinion of a certified public accountant, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant shall have the right to deliver to Landlord, in satisfaction of its obligations under this Subsection, shareholders' annual reports for AT&T covering the applicable periods for AT&T if Tenant is AT&T or Tenant is (i) a Subtenant described in Subsection 26.1., and (ii) Tenant either maintains not less than Five Hundred Million Dollars ($500,000,000.00) of net worth or this Lease is guaranteed by AT&T.

         41.     Landlord Conveyance.

                 a. Assignment to Joint Venture. Landlord shall have the right to assign this Lease to a joint venture comprised of Landlord and The Prudential Insurance Company of America. At the time of the assignment, Tenant shall deliver an estoppel certificate to Landlord in the form attached hereto as Exhibit K. Upon the assignment, all obligations of Landlord under this Lease shall be assumed by the joint venture and Landlord shall be released of all obligation (other than in its capacity as partner in the Joint Venture).

                 b. Further Assignment. Whenever Landlord conveys or assigns Landlord's interest in the Project, Landlord shall be automatically released from further performance of the covenants of this Lease, and from all further liabilities, obligations, costs, expenses, demands, causes of action, claims and judgments connected with this Lease, arising after the conveyance or assignment, unless Landlord is a general partner of the party to which Landlord's interest in the Project is conveyed or assigned. Whenever Landlord conveys or assigns its interest, Tenant shall look solely to the new owner for performance of Landlord's obligations under this Lease which arise after the conveyance or assignment. The effective date of Landlord's release from all subsequently arising obligations shall be the date of the conveyance or assignment. If requested, Tenant shall execute a form of release, in the form attached hereto as Exhibit L, and such other documentation as may be required to further effect the provisions of this Section.

         42.     Right of First Offer.

                 a.       Offer.

                          (i)     Contents of Sales Notice.  If Landlord
desires to offer any or all of the Project for sale to one (1) or more unaffiliated third parties, and Tenant is AT&T or a Subtenant of AT&T described in Subsection 26.1., Landlord shall deliver a notice of intent to sell ("Sales Notice") to Tenant setting forth the terms and conditions upon which Landlord proposes to sell the portion or all of the Project, including a statement of the offering price ("Offering Price").

                          (ii)    Effect of Sales Notice.  Delivery of the
Sales Notice to Tenant shall be deemed to be an offer ("Offer") by Landlord to sell the portion or all of the Project to Tenant on all the terms set forth in the Sales Notice.

                 b.    Acceptance of Offer; Agreement of Purchase and Sale.


                                      74.

                          (i)     Acceptance or Rejection--Other Than Board.
The Offer set forth in the Sales Notice may be accepted by Tenant obtaining the approvals of all necessary parties other than the Board of Directors ("Board") of AT&T within thirty (30) days after the date of delivery of the Sales Notice. Tenant shall deliver notice ("Tenant's Notice") to Landlord within the thirty
(30) day period stating that the approvals of all appropriate parties other than the Board have been obtained.

                          (ii)    Acceptance or Rejection-Board.  Within sixty
(60) days of Tenant's Notice stating that all approvals other than approval by the Board have been obtained, Tenant shall deliver notice ("Tenant's Board Notice") to Landlord stating whether the Board approved acceptance of the Offer. If the Board approves acceptance of the Offer, Tenant shall deliver into escrow a written notice of acceptance, together with Tenant's certified or bank cashier's check in the amount of the deposit ("Deposit") specified in the Sales Notice, within the sixty (60) day period.

                          (iii)   Agreement of Purchase and Sale.  Landlord and
Tenant shall have ten (10) days after delivery of the notice of the Board's acceptance (accompanied by the Deposit) to execute an agreement of purchase and sale for the portion or all of the Project based on the terms set forth in the Sales Notice. The agreement of purchase and sale shall provide that all closing costs, transfer taxes, recording and escrow fees and brokers' commissions due and payable at closing shall be assumed and paid by Tenant.

                 c. Deemed Rejection. The Offer shall be deemed rejected if any one (1) of the following occurs:

                          (i)     No Tenant's Notice.  Tenant fails, within
thirty (30) days after the delivery of the Sales Notice, to deliver the Tenant's Notice stating that all approvals other than approval of the Board have been obtained;

                          (ii)    No Tenant's Board Notice (with Deposit).
Tenant fails to deliver the Tenant's Board Notice stating that the Board approves acceptance of the Offer (together with the Deposit) within sixty (60) days of delivery of the Tenant's Notice; or

                          (iii)   No Agreement of Purchase and Sale.  The
Tenant's Board Notice stating that the Board approves acceptance of the Offer is given but Landlord and Tenant do not execute an agreement of purchase and sale within ten (10) days after delivery of the Tenant's Board Notice.

                 d. Release of Project. If the Offer contained in the Sales Notice is not accepted in accordance with Subsection 42.b., or is deemed rejected in accordance with Subsection 42.c., then the portion or all of the Project shall be released from the restrictions contained in this Section 42 and Landlord shall have the right to sell the portion or all of the Project on such terms as Landlord deems reasonable.

         43. Landlord's Right to Perform Tenant's Covenants. If Tenant shall at any time fail to make any payment


                                      75.

or perform any other act on its part to be made or performed under this Lease within the time period, and after the notice, set forth in this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant, from any obligation of Tenant under this Lease, make the payment or perform the other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. If no notice period is otherwise set forth in this Lease, Landlord shall give Tenant thirty (30) days notice prior to Landlord taking actions or performing acts on behalf of Tenant if Landlord reasonably determines that the Project would not be jeopardized by delays in taking actions or performing acts. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant, as Additional Rent, together with interest thereon at the Interest Rate, from the dates paid by Landlord to the date of payment thereof by Tenant to Landlord, together with collection costs and attorneys' fees if necessary to collect the amounts from Tenant. Nothing herein contained shall be deemed to waive the right of Landlord to recover by action at law any sums of money which it may have paid out or any indebtedness which it may have incurred on account of the failure of Tenant to comply with or perform any term, condition, covenant or agreement of this Lease.

         44.     Escrow Deposits.

                 a. Establishment of Escrow. In the event of the occurrence of an Event of Default as defined under Section 34 of this Lease, whether or not the default shall have been waived by Landlord, and for so long as the Event of Default has not been cured, Landlord shall have the option during the Term to require Tenant to pay to Landlord, together with and in addition to the Fixed Rent reserved herein, the current installment of the Property Taxes levied or to be levied against the Project and of any insurance premiums required pursuant to the provisions of Section 21 of the Lease. Landlord shall hold the payments, in escrow, and apply them against the taxes and assessments and insurance premiums when due.

                 b. Excess or Insufficient Payments. If the total of the payments made by Tenant for Property Taxes shall exceed the amount of the payments actually made by Landlord for Property Taxes, the excess shall be credited by Landlord on subsequent payments of the same nature made by Tenant. If, however, the monthly payments made by Tenant shall not be sufficient to pay the Property Taxes when they shall become due and payable, then Tenant shall pay to Landlord any amount necessary to make up the deficiency, on or before the date when payment of the Property Taxes shall be due.

         45. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant shall give notice by registered or certified mail to any beneficiary ("Beneficiary") of a deed of trust or mortgagee ("Mortgagee") of a mortgage covering all or any portion of the Project. If Landlord fails to cure the default in a timely manner, Tenant shall send an additional notice to any Beneficiary or Mortgagee. After receipt of the additional notice, the Beneficiary or Mortgagee shall have a reasonable period of time (which shall not be less than sixty (60) days) to commence to cure the default.


                                      76.

         46. Brokerage Commission. Landlord and Tenant each warrants for the benefit of the other that its sole contact in connection with this Lease and the Building CC Lease has been directly with the other and Joseph W. Callahan, Jr. ("Callahan") (who was a principal of CPS, A Commercial Real Estate Company ("CPS"), and who is now a principal of Callahan, Sweeney & O'Brien, Inc. ("CSO")). Tenant further warrants for the benefit of Landlord that no broker or finder other than Callahan (which shall include CPS and CSO) can successfully claim from Landlord a right to a commission or a finder's fee based solely upon contacts between the claimant and Tenant with respect to Landlord or the Lease and the Building CC Lease. Landlord further warrants for the benefit of Tenant that no broker or finder other than Callahan (which shall include CPS and CSO) can successfully claim a right to a commission or finder's fee based solely upon contacts between the claimant and Landlord with respect to the Lease and the Building CC Lease. Landlord or Tenant each shall indemnify, defend and hold the other harmless from and against any attorneys' fees and court costs, resulting from any breach of its warranties in this Section. For purposes of this Section 46, the term "Landlord" shall include Rosewood Associates and The Prudential Insurance Company of America.

         47. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease without the prior written consent of the other.

         48. Substantiation of Costs. To the extent costs are incurred by Landlord for which Tenant shall be obligated, pursuant to this Lease, to reimburse Landlord, Landlord shall provide Tenant with reasonable substantiation of the amounts of the costs incurred. In addition, Tenant shall have the right, upon reasonable notice to Landlord, to inspect invoices and related contracts and other relevant documents in Landlord's custody or reasonable control to confirm the costs which Tenant is obligated to reimburse Landlord and, if applicable, to confirm the allocation of costs among the Buildings and Building CC.

         49.     Arbitration.

                 a. Matters Subject to Arbitration. Landlord or Tenant may submit to arbitration any matter which, in accordance with the terms of this Lease, is subject to arbitration. Any matter which is submitted to arbitration by Landlord or Tenant shall be settled in accordance with the provisions of this Section 49.

                 b. Establishing Method of Arbitration. Landlord and Tenant may establish any method of arbitration by agreement, whether the method is the same as, or different from, the method set forth in this Section 49. If the parties do not agree on any alternate method, then either Landlord or Tenant may require that any matter which is subject to arbitration hereunder be arbitrated according to the procedures set forth in this Section 49.

                 c. Instituting Arbitration. If Landlord or Tenant desires to submit a matter to arbitration, the party first shall deliver to the other party a written statement of the matter and a statement of a demand as to what is desired from the other party to resolve the matter. If within ten (10) days after giving the notice the matter has


                                      77.

not been resolved, the arbitration procedure shall be commenced and shall proceed as set forth in Subsections 49.d., 49.e., and 49.f.

                 d.       Arbitration Procedures.

                          (i)     Place of Arbitration.  The arbitration
hearing shall be held in Alameda County.

                          (ii)    Selecting the Arbitrator.

                                  (A)      Qualifications of Arbitrator.  There
shall be a single arbitrator to be selected by agreement of Landlord and Tenant. A qualified arbitrator must meet the following standards: (i) he must not be, nor ever have been, an employee of either Landlord or Tenant (or an attorney, accountant, agent or consultant for either party), and (ii) the arbitrator must have substantial professional experience and arbitration experience relating to the business or legal aspects of the subject of the arbitration, provided the arbitrator may be a retired judge without such professional experience. Within ten (10) days of request by either party, Landlord and Tenant each shall submit to the other a list containing the names of four (4) persons so qualified in the opinion of the party submitting the list. Either Landlord or Tenant may request that the American Arbitration Association provide the list. Within ten (10) days of receipt of a list, the other party shall strike three (3) of the four (4) names from the list and send it back to the submitting party. Within ten (10) days thereafter, Landlord and Tenant thereupon shall mutually agree upon an arbitrator from the remaining two
(2) names, or they shall seek, from the presiding judge of the Superior Court of Alameda County, an order appointing an arbitrator.

                                  (B)      Failure to Cooperate.  If either
Landlord or Tenant fails to cooperate in the mechanics of selecting an arbitrator, the presiding judge of the Superior Court of Alameda County shall, upon request of the other party, appoint an arbitrator who shall serve as the arbitrator under this provision.

                                  (C)      Rules.  Except as otherwise provided
in this Section 49, the arbitration shall be conducted in accordance with the rules and procedures of the American Arbitration Association. If requested by either Landlord or Tenant, the arbitration shall actually be administered by the office of the American Arbitration Association which is located nearest the place in which the arbitration is to be held.

                          (iii)   Discovery, Landlord and Tenant agree that all
the provisions of the California Code of Civil Procedure Section 1283.05 shall be incorporated herein. Notwithstanding the foregoing, and not by way of limitation, Landlord and Tenant also agree that after selection of an arbitrator they shall cooperate fully with all other parties to the arbitration by furnishing within ten (10) days of written request, if at all possible, subject only to mechanical limitations of availability and reproduction facilities, any business records, statistics, bookkeeping records and correspondence reasonably related to the subject matter of the arbitration.
The duplication costs shall be borne by the party requesting the documents.
The information so provided shall be treated as


                                      78.

confidential and shall not be released or used in any other proceeding by the recipient.

                          (iv)    Timing of Arbitration.  The arbitration shall
commence as soon as possible after the arbitrator has been selected. Specific timing, including setting dates for hearings, shall be subject to agreement by all parties to the arbitration, including the arbitrator. If agreement cannot be reached as to timing of hearings, the arbitrator shall have authority to establish times for hearings at such times as he deems appropriate, considering the needs for preparation, the need for resolution of the dispute and the goal of disposing of the matter as soon as is practical.

                 e. Basis of Decision. The arbitrator shall base his decision upon his best interpretation of this Agreement.

                 f. Cost. Unless otherwise determined by the arbitrator, the cost of the arbitration, including any administrative fee and arbitrator fee, and costs for use of a facility during the hearings, shall be borne equally by Landlord and Tenant. Landlord and Tenant shall pay its own attorneys' fees.

         50.     General.

                 a. Executive Approval. This Lease and all rights and obligations of the parties hereto shall not be effective unless and until this Lease and the Building CC Lease have been approved by each of Landlord's (which shall include The Prudential Insurance Company of America's) and Tenant's legal counsel, corporate officers and board of directors (or authorized subcommittee thereof). Conclusive evidence that all necessary approvals have been obtained by the parties shall be the execution by Landlord and Tenant of the Approval Acknowledgement attached hereto as Exhibit M. Landlord and Tenant each acknowledges that the approval process contemplated by this Section 50 requires the approval of the other party's board of directors, and that if the other party's corporate officers do not accept the terms and conditions of this Lease (which acceptance may be withheld by such officers for any reason, or for no reason, in their discretion), then no review will be made by such other party's board of directors. If either party notifies the other party on or before December 15, 1986, that it has not obtained the approvals and acceptance required hereunder, this Lease shall be deemed terminated and of no further force or effect as of the date of the notification.

                 b. Waiver By Landlord. No waiver by Landlord of any Event of Default or breach of any covenant by Tenant hereunder shall be implied from any omission by Landlord to take action on account of the Event of Default if the Event of Default persists or is repeated, and no express waiver shall affect any Event of Default other than the Event of Default specified in the waiver. Any waiver shall be operative only for the time and to the extent therein slated. Waivers by Landlord of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to any act of Tenant requiring further consent or approval by Landlord shall not be deemed to waive or render unnecessary


                                      79.

Landlord's consent or approval to any subsequent similar acts. No waiver by Landlord of any provision under this Lease shall be effective unless in writing and signed by Landlord. Landlord's acceptance of full or partial payment of Rent during the continuance of any breach of this Lease shall not constitute a waiver of any such breach of this Lease. Efforts by Landlord to mitigate damages caused by Tenant's breach of this Lease shall not be construed as a waiver of Landlord's right to recover damages under Section 34.

                 c. No Waiver by Tenant. No waiver by Tenant of any default or breach of any covenant by Landlord hereunder shall be implied from any omission by Tenant to take action on account of the default or breach if the default or breach persists or is repeated, and no express waiver shall affect any default or breach other than the default or breach specified in the waiver. Any waiver shall be operative only for the time and to the extent herein stated. Waivers by Tenant of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Tenant to any act of Landlord requiring further consent or approval by Tenant shall not be deemed to be a waiver or render unnecessary Tenant's consent or approval to any subsequent or similar acts. No waiver by Tenant of any provision under this Lease shall be effective unless in writing and signed by Tenant. Efforts by Tenant to mitigate damages caused by Landlord's breach of this Lease shall not be construed as waivers of Tenant's rights under this Lease.

                 d. Accord and Satisfaction. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent or to pursue other remedies.

                 e. Limitation of Landlord's Liability. The obligations of Landlord under this Lease are its obligations and not personal obligations of the partners, directors, officers and shareholders of Landlord, and Tenant shall look solely to the Project and Landlord for satisfaction of any liability and shall not seek recourse against the assets of the individual partners, directors, officers and shareholders of Landlord so long as Landlord has a net worth of at least Five Million Dollars ($5,000,000.00) and maintains a reasonable amount of insurance coverage.

                 f. Consent. Except where otherwise specified in this Lease, if consent of a party is required under this Lease, the consent shall not be unreasonably withheld.

                 g. Entire Agreement. This Lease sets forth all the covenants, agreements, conditions and understandings between Landlord and Tenant concerning the Buildings and Tenant's right to use the Project Common Areas in common with the tenants of Building CC, and there are no covenants, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless in writing and signed by both Landlord and Tenant.


                                      80.

                 h. Portion and Whole. Any reference to the portion of any term used in this Lease shall be deemed to include a reference to the whole of such term, when appropriate, and any reference to the whole of any term shall be deemed to include a reference to the portion of any such term, when appropriate.

                 i. Singular and Plural. Any reference to the singular of any term used in this Lease shall be deemed to include a reference to the plural of such term, when appropriate, and any reference to the plural of any term used in this Lease shall be deemed to include a reference to the singular of such term, when appropriate.

                 j.       Time.  Time is of the essence of this Lease.

                 k. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of each of the parties to this Lease, subject to Section 26.

                 l. Attorneys' Fees. In any action which Landlord or Tenant brings to enforce its respective rights under this Lease, the prevailing party shall be entitled to recover costs incurred by the prevailing party, including reasonable attorneys' fees and court costs.

                 m. Captions and Article Letters. The captions, article and section numbers and letters and table of contents appearing in this Lease are inserted as a matter of convenience and in no way define or limit the provisions of this Lease.

                 n. Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

                 o. Applicable Laws. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                 p. Examination of Lease. Submission of this Lease to Tenant does not constitute an option to lease, and this Lease is not effective until execution and delivery by both Landlord and Tenant.

                 q. Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal delivery, to Landlord's Address and Tenant's Address, as set forth below, or to such other place within the United States (exclusive of Alaska and Hawaii) as Landlord or Tenant may designate in a written notice given to the other party. Notices given by personal delivery shall be deemed served upon delivery. Notices given by mail shall be deemed served upon receipt, which may be evidenced by the signed certified receipt for the notice.

     Landlord's Address:                 The Prudential Insurance
                                           Company of America


                                         81.

                                         Four Embarcadero Center
                                         Suite 2700
                                         San Francisco, CA 94111
                                         Attn:   Regional Counsel

     Copy to:                            The Prudential Insurance
                                           Company of America
                                         4309 Hacienda Drive
                                         Suite 500
                                         Pleasanton, CA 94566
                                         Attn:   Vice President,
                                                 Real Estate

                                         AT&T Resource Management Corporation
                                         222 Mount Airy Road
                                         Basking Ridge, NJ 07920
                                         Attn:   General Counsel

     Tenant's Address:                   American Telephone & Telegraph Company
                                         c/o AT&T Communications, Inc.
                                         5925 West Las Positas
                                         Building G, Room 1040
                                         Pleasanton, CA 94561
                                         Attn:   District Manager, Buildings
                                                 and Real Estate

                 r. Corporate Authority. If Tenant is a corporation, each individual initialing or executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with the by-laws of Tenant, and that the Lease is binding upon Tenant in accordance with its terms.

                 s. Relationship of Parties. It is the intention of the parties hereto to create the relationship of landlord and tenant, and no other relationship whatsoever, and nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

                 t. No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Project, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Project or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest In the Project, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

                 u. No Surrender. No surrender to Landlord of this Lease or of the Project, or any part thereof, or of any interest therein, shall be valid or effective unless


                                      82.

agreed to and accepted in writing by Landlord, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

                 v. Exhibits. Exhibits A through N are attached hereto and incorporated herein by reference thereto.

                 w. Confidentiality. Landlord and Tenant, their agents, employees, and assigns, shall exercise the utmost care and due diligence to restrict disclosure and release of Landlord's and Tenant's confidential or proprietary information obtained pursuant to this Lease or in connection with its performance. The obligation to protect the confidentiality of the information shall survive the termination of this Lease.

                 x. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one instrument.

                 y. Compliance. Landlord and Tenant shall comply with the contract attachments attached hereto as


                                      83.

Exhibit N. For purposes of the documents set forth in Exhibit N, the terms "AT&T Communications, Inc." and "AT&T Communications" shall include Tenant and any Subtenants described in Subsection 26.1., and the term "this contract" shall include this Lease.

         z. Reasonableness. Except as otherwise specifically provided in this Lease, any consent or approval required of either party under this Lease shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties have executed this Lease, on the date(s) set forth below, effective as of the date first above written.

                                         "LANDLORD"

                                         AT&T RESOURCE MANAGEMENT CORPORATION,
                                         a New York corporation

                                         By /s/ ?
                                            -----------------------------------
                                            Its Vice President
                                                -------------------------------
                                         Date September 23, 1986
                                              ---------------------------------

                                         "TENANT"

                                         AMERICAN TELEPHONE & TELEGRAPH
                                         COMPANY, a New York corporation

                                         By /s/ R.L. GEISE
                                            -----------------------------------
                                            Its Dist. Mgr.-Bldgs. & Real Estate
                                                -------------------------------
                                         Date Sep 8 1986
                                              ---------------------------------


Approved as to Form                      By
                                            -----------------------------------
                                            Its
                                                -------------------------------
   /s/ ?  9/3/86                         Date
- -------------------                           ---------------------------------
     Attorney


                                         84.

                                   EXHIBIT A

                            DESCRIPTION OF PHASE II


         All that REAL PROPERTY situated in the City of Pleasanton, County of Alameda, State of California, more particularly described as follows:

LOT 59, AS SHOWN ON PARCEL MAP 3863, FILED MAY 22, 1986, BOOK 161 OF PARCEL MAPS, AT PAGES 15 THROUGH 30, INCLUSIVE, OFFICIAL RECORDS OF ALAMEDA COUNTY.

EXCEPTING THEREFROM THAT PORTION LYING BELOW A DEPTH OF 500 FEET, MEASURED VERTICALLY, FROM THE CONTOUR OF THE SURFACE OF SAID PROPERTY, WITHOUT THE RIGHT OF SURFACE ENTRY, AS RESERVED IN THE DEED FROM SOUTHERN PACIFIC INDUSTRIAL DEVELOPMENT COMPANY, A TEXAS CORPORATION, RECORDED AUGUST 14, 1981, AS SERIES NO. 81-138446, OFFICIAL RECORDS OF ALAMEDA COUNTY, AND ALSO RECORDED JUNE 4, 1984, SERIES NO. 84-108001, OFFICIAL RECORDS OF ALAMEDA COUNTY.


                                   EXHIBIT A

                                   EXHIBIT B


Existing Leases of Tenant Within Phase I

                 5925 West Las Positas Boulevard
                 Pleasanton, California 94566
                 Building G
                 45,525 square feet

                 4480 Willow Road
                 Pleasanton, California 94566
                 Building H
                 63,934 square feet

                 5850 West Las Positas Boulevard
                 Pleasanton, California 94566
                 Building D
                 82,944 square feet

                 One Lease for the two premises:

                      5794 West Las Positas Boulevard
                      Pleasanton, California 94566
                      Building E
                      53,288 square feet

                      5758 West Las Positas Boulevard
                      Pleasanton, California 94566
                      Building F
                      51,405 square feet

                 5964 West Las Positas Boulevard
                 Pleasanton, California 94566
                 Building J1
                 48,501 square feet

                 5956 West Las Positas Boulevard
                 Pleasanton, California 94566
                 Building J2
                 40,585 square feet